EXHIBIT 10.1




                         CREDIT AND INVESTMENT AGREEMENT

                          Dated as of December 9, 1997

                                      Among

                             THE VINCAM GROUP, INC.,
                                   as Company,

                            FLEET REAL ESTATE, INC.,
                                    as Lessor

                              FLEET NATIONAL BANK,
                                    as Agent,

                                       and

                         THE LENDERS SIGNATORIES HERETO


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                                TABLE OF CONTENTS

                                    ARTICLE I

               Defined Terms and Accounting Matters..........................2

Section 1.01  Terms Defined Above............................................2
Section 1.02  Certain Defined Terms..........................................2
Section 1.03  Accounting Terms and Determinations............................2

                                   ARTICLE II

                                  Commitments................................2

Section 2.01  Loans; Lessor Investment Payments..............................2
Section 2.02  Fundings.......................................................4
Section 2.03  Changes of Commitments.........................................5
Section 2.04  Fees...........................................................6
Section 2.05  Notes..........................................................6
Section 2.06  Several Obligations............................................6
Section 2.07  Applicable Funding Offices.....................................7
Section 2.09  Extension of Notes.............................................7


                                   ARTICLE III

              Payment of Loans and Lessor Investment Payments;
                Payment of Interest, Yield and Other Amounts.................8

Section 3.01  Repayment of the Notes and Redemption of Lessor
              Investment.....................................................8
Section 3.02  Prepayments and Redemptions....................................8
Section 3.03  Interest on Notes; Yield on Lessor Investment;
              Overdue Amounts................................................9
Section 3.04  Payments by Lessor............................................11
Section 3.05  Applications of Payments and Proceeds.........................11

                                   ARTICLE IV

                        Payments; Computations; Etc.........................13

Section 4.01  Payments......................................................13
Section 4.02  Pro Rata Treatment............................................14
Section 4.03  Computations..................................................14
Section 4.04  Non-receipt of Funds by the Agent.............................15
Section 4.05  Sharing of Payments...........................................15
Section 4.06  Taxes.........................................................16

                                    ARTICLE V

                        Yield Protection and Illegality.....................18

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Section 5.01  Basis for Determining Interest Rate Inadequate or
              Unfair........................................................18
Section 5.02  Illegality....................................................19
Section 5.03  Increased Cost and Reduced Return.............................21
Section 5.04  Base Rate Substituted for Adjusted LIBO Rate..................23
Section 5.05  Compensation..................................................24
Section 5.06  Payments and Computations.....................................24

                                   ARTICLE VI

                              Conditions Precedent..........................25

Section 6.01  Conditions Precedent to Effectiveness of this
              Agreement.....................................................25
Section 6.02  Initial and Subsequent Loans and Lessor Investment
              Payments......................................................27
Section 6.03  Conditions Precedent for the Benefit of Lenders and
              the Lessor....................................................28
Section 6.04  Closing.......................................................29

                                   ARTICLE VII

                          Representations and Warranties....................29

Section 7.01  Company Representations and Warranties........................29
Section 7.02  Representations and Warranties of Lessor......................35

                                  ARTICLE VIII

                                   Covenants................................36

Section 8.01  Information...................................................37
Section 8.02  Notice of Default, Loss Event or Casualty
              Occurrence....................................................38
Section 8.03  Inspection of Property, Books and Records.....................38
Section 8.04  Conduct of Business; Maintenance of Existence.................39
Section 8.05  Dissolution...................................................39
Section 8.06  Use of Proceeds...............................................39
Section 8.07  Compliance with Laws; Payment of Taxes........................39
Section 8.08  Insurance.....................................................40
Section 8.09  Maintenance of Property.......................................41
Section 8.10  Environmental Notices.........................................41
Section 8.11  Environmental Matters.........................................41
Section 8.12  Environmental Release.........................................41
Section 8.13  Consolidations, Merger or Acquisition.........................42
Section 8.14  Disposition of Assets.........................................43
Section 8.15  Liens, Etc....................................................43
Section 8.16  Restricted Payments...........................................43
Section 8.17  Investments...................................................43
Section 8.18  Indebtedness..................................................44
Section 8.19  Guarantees....................................................45
Section 8.20  Debt Coverage.................................................46
Section 8.21  Fixed Charges Coverage........................................46

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Section 8.22  Capital Ratio.................................................46
Section 8.23  Current Ratio.................................................46
Section 8.24  Minimum Tangible Net Worth....................................46
Section 8.25  Related Contracts.............................................46
Section 8.26  Transactions with Affiliates..................................46
Section 8.27  Agreement to Pledge, Etc......................................47
Section 8.28  Further Assurances............................................47
Section 8.29  Completion; Etc...............................................47
Section 8.30  Maintenance; Etc..............................................47
Section 8.31  Encroachments.................................................48
Section 8.32  Facility Plan.................................................48
Section 8.33  New Subsidiaries to Become Guarantors.........................48
Section 8.34  Covenants of Lessor...........................................49

                                   ARTICLE IX

                               Events of Default............................49

Section 9.01  Events of Default.............................................49
Section 9.02  Remedies......................................................52

                                    ARTICLE X

                                    The Agent...............................53

Section 10.01  Appointment, Powers and Immunities...........................53
Section 10.02  Reliance by Agent............................................53
Section 10.03  Defaults.....................................................54
Section 10.04  Rights as a Lender...........................................55
Section 10.05  Indemnification..............................................55
Section 10.06  Non-Reliance on Agent and other Lenders......................55
Section 10.07  Failure to Act...............................................56
Section 10.08  Resignation or Removal of Agent..............................56

                                   ARTICLE XI

                                 Miscellaneous..............................56

Section 11.01  Amendments, Etc..............................................56
Section 11.02  Notices......................................................57
Section 11.03  Payment of Expenses, Indemnities, etc........................58
Section 11.04  No Waiver; Remedies..........................................63
Section 11.05  Right of Set-Off.............................................63
Section 11.06  Assignments and Participations...............................63
Section 11.07  Invalidity...................................................67
Section 11.08  Entire Agreement.............................................67
Section 11.09  References...................................................67
Section 11.10  Successors; Survivals........................................67
Section 11.11  Captions.....................................................67
Section 11.12  Counterparts.................................................68
Section 11.13  Confidentiality..............................................68
Section 11.14  GOVERNING LAW; SUBMISSION TO JURISDICTION....................68
Section 11.15  Interest.....................................................69

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Section 11.16  Characterization.............................................71
Section 11.17  Compliance...................................................72
Section 11.18  Facility.....................................................72
Section 11.19  The Lessor...................................................72
Section 11.20  Lenders......................................................73
Section 11.21  Waiver of Jury Trial.........................................73



                                    EXHIBITS

Exhibit A -       Legal Description of Site
Exhibit B -       Form of Tranche A Note
Exhibit C -       Form of Tranche B Note
Exhibit D -       Form of Assignment and Acceptance Agreement
Exhibit E -       Loan Percentage Shares
Exhibit F -       Form of legal opinion of counsel to the Company
                  and the Guarantors
Exhibit G -       Form of Contribution Agreement
Exhibit H -       Form of Compliance Certificate
Exhibit I -       Form of Guaranty (Lessee)
Exhibit J -       Form of Advance Notice

                                    SCHEDULES

Schedule 1.02     -        Defined Terms
Schedule 1.02(a)  -        Facility Plan and List of Facility Plan
                           Documents
Schedule 1.02(b)  -        Requirements for Completion
Schedule 1.02(c)  -        Pricing Schedule
Schedule A        -        General Disclosure

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                  CREDIT AND INVESTMENT AGREEMENT (as the same may be amended, modified or supplemented from time to time, this "AGREEMENT" or the "CREDIT AGREEMENT") dated as of December 9, 1997 among The Vincam Group, Inc. (the "COMPANY"), Fleet Real Estate, Inc., a Rhode Island corporation (the "LESSOR"); each of the Lenders that is a party hereto or becomes a party hereto as provided in Section 11.06 (individually, together with its successors and assigns, a "LENDER," and collectively, together with their successors and assigns, the "LENDERS"); and FLEET NATIONAL BANK, a national banking association (in its individual capacity, "FLEET BANK "), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                    RECITALS

         WHEREAS, the Lessor has purchased, as of the date hereof, certain real property located in Dade County, Florida, described in greater detail on EXHIBIT A (the "SITE"), and intends to construct on the Site a building and related enhancements and improvements; and

         WHEREAS, the Lessor has leased the Site, and the building and other enhancements and improvements thereon, after completion, to the Company pursuant to the Lease; and

         WHEREAS, the Company, acting as the Lessor's Acquisition/Construction Agent under an the Agency Agreement, will, on behalf of the Lessor, complete the construction and installation of all such enhancements and improvements on the Site and provide operations, maintenance and management support; and

         WHEREAS, in order to finance the acquisition of the Lessor's fee simple estate in the Site, and the construction of the building and related enhancements and improvements on the Site for the ultimate use and benefit of the Company in accordance with the Lease, the Company has requested that the Lenders extend certain loans to the Lessor in an aggregate principal amount of up to $11,640,000, and that the Lessor make certain Lessor Investment Payments in an aggregate principal amount of up to $360,000; and

         WHEREAS, to induce the Lessor, the Agent and the Lenders to enter into this Agreement and other agreements relating to the transactions contemplated hereby, the Guarantors have agreed to guarantee the obligations of the Company to the Lessor and certain of the obligations of the Lessor under this Agreement to the Lenders and the Lessor under the Transaction Documents;

         WHEREAS, the Lenders have agreed to extend the requested Loans and the Lessor has agreed to make the requested Lessor

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Investment Payments upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                      Defined Terms and Accounting Matters

                  Section 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms defined in the preamble and recitals above shall have the meanings indicated above.

                  Section 1.02 CERTAIN DEFINED TERMS. As used herein, all capitalized terms used but not otherwise defined herein shall have the meaning specified for such term in SCHEDULE 1.02.

                  Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used- herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP; PROVIDED that if any change in GAAP in itself materially affects the calculation of any financial covenant in this Agreement, the Company may by notice to the Agent, or the Agent may by notice to the Company, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by the Company, immediately before such change in GAAP occurs. If such notice is given, the Compliance Certificates delivered pursuant to Section 8.01(c) after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.

                                   ARTICLE II

                                   Commitments

                  Section 2.01  LOANS; LESSOR INVESTMENT PAYMENTS.

                  (a) LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make Tranche A Loans and Tranche B Loans to the Lessor during the period from and including the later of (y) the Initial Funding Date or (z) the date that such Lender becomes a party to this Agreement as

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provided in Section 11.06(b), up to and including the Completion Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Loan Percentage Share of the Aggregate Tranche A Loan Commitments and Aggregate Tranche B Loan Commitments, respectively; PROVIDED, HOWEVER, that the aggregate principal amount of all Loans by all Lenders under this Section 2.01(a) at any one time outstanding shall not exceed the lesser of (y) ninety-seven percent (97%) of the Facility Cost as incurred or invoiced or (z) the Aggregate Loan Commitments. All Loans shall be utilized only for items of Facility Cost, which utilization shall be evidenced to each Lender's satisfaction simultaneously with and as a condition to each Loan. All Loans and all Borrowings shall be made so as to satisfy the Required Percentage Composition.

                  (b) LESSOR INVESTMENT PAYMENTS. The Lessor agrees, on the terms and conditions of this Agreement, to fund a portion of the Facility Cost by making Lessor Investment Payments during the period from and including the Initial Funding Date up to and including the Completion Date, in an aggregate amount equal to Lessor Investment Commitment.

                  (c) LIMITATIONS ON LOANS AND LESSOR INVESTMENT PAYMENTS. The aggregate amount of all Lessor Investment Payments shall not exceed the amount of the Lessor Investment Commitment and the aggregate amount of all Tranche A Loans and Tranche B Loans shall not exceed the amount of the Aggregate Tranche A Loan Commitments and Aggregate Tranche B Loan Commitments, respectively, or the Aggregate Loan Commitments. Loans repaid may not be reborrowed. Lessor Investment Payments repaid may not be readvanced. All Loans and Borrowings and Lessor Investment Payments shall be made in such manner so as to satisfy the Required Percentage Composition. All loans and Lessor Investment Payments shall be utilized only for items of Facility Cost, which utilization shall be evidenced or certified to the Agent's or the Lessor's reasonable satisfaction simultaneously with and as a condition to each Loan or Lessor Investment Payment as provided herein.

                  (d) CAPITALIZED INTEREST, YIELD, ETC.

                  (i) Prior to the Completion Date, all interest and other amounts (other than Accrued Construction Term Yield) payable by the Lessor under this Agreement shall be paid by the Borrowing of Loans and the application of the proceeds of the Lessor Investment Payments. The Company, as Acquisition/Construction Agent for the Lessor, shall give Advance Notice in connection with any Loan made to pay such amounts or of the amount of Lessor Investment Payments to be applied thereto. Notwithstanding the foregoing, the aggregate amount of all Loans and Lessor Investment Payments shall not exceed the Facility Cost.

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                  (ii) All Accrued Construction Term Yield shall be due and
         payable as provided in Section 3.03(c).

                  Section 2.02  FUNDINGS.

                  (a) The Company, as Acquisition/Construction Agent for the Lessor, from time to time as the Company may determine in accordance with this Agreement and the Agency Agreement, shall give the Agent (which shall promptly notify the Lenders and/or the Lessor, as applicable) Advance Notice in substantially the form of EXHIBIT J (which may be telephonic if confirmed promptly in writing) of each requested funding of a Loan or a Lessor Investment Payment, which notice shall be irrevocable and effective only upon receipt by the Agent, and shall specify the aggregate amount and the date of the Loans and/or Lessor Investment Payments to be funded. Once given, an Advance Notice may be revoked only upon payment of any amounts due to the Lenders or the Lessor under section 5.05. The Advance Notice given with respect to the Initial Funding Date shall, in addition to any Loans requested, request Lessor Investment Payments in such amount as is necessary to cause the Required Percentage Composition to be satisfied on such date. Not later than 1:00 p.m., prevailing Eastern time, on the date specified for each funding hereunder, each Lender and the Lessor shall make available the amount of the Loan and/or Lessor Investment Payment to be made by it on such date at an account which the Agent shall specify, in immediately available funds, for the account of the Lessor. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company as Acquisition/Construction Agent for the Lessor by depositing the same, in immediately available funds, in an account of the Company designated by the Lessor and maintained with the Agent at its Principal Office, not later than 4:30 p.m. on the date of requested Borrowing or Lessor Investment Payment. There shall be no more than two Borrowings of Loans per calendar month.

                  (b) All Borrowings under Section 2.02(a) shall be in amounts of at least $50,000 or in integral multiples of $10,000 in excess thereof, or the remaining balance of the Aggregate Loan Commitments, if less.

                  (c) On the Completion Date, all Loans and Lessor Investment Payments shall have been funded by the Lenders and the Lessor as herein provided on a pro rata basis so that the Required Percentage Composition shall be satisfied on such date. On the Completion Date (subject to the terms of Section 2.09), if the Lessor Investment Payments exceed 3% of the aggregate principal amount of all Loans and Lessor Investment Payments, the Company, as Acquisition/Construction Agent for the Lessor, shall either (i) subject to the other terms and conditions of this Agreement, borrow Loans from the Lenders and/or (ii) repay the excess amount of Lessor Investment Payments, such that, in either

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case, after giving effect to such Loans or repayment, the Required Percentage
Composition shall be satisfied on such date. In addition, on the Completion Date, if the aggregate principal amount of all Loans and Lessor Investment Payments exceeds the Completion Date Appraised Amount (the amount of such excess being the "Excess Amount Funded"), the Company, as Acquisition/Construction Agent for the Lessor, shall deposit with the Agent cash or cash equivalents satisfactory to the Agent in an aggregate amount equal to the Excess Amount Funded, as cash collateral (the "Cash Collateral"), to secure the Loans and Lessor Investments, and all interest, Yield, fees, expenses, indemnification amounts and other amounts owed by the Lessee to the Lessor, or by the Lessor to the Agents and the Lenders, pursuant to the Transaction Documents (collectively, the "Transaction Obligations". The Cash Collateral shall be held by the Agent in an interest bearing account, as security for the Transaction Obligations. So long as no Event of Default has occurred, the accrued interest on the Cash Collateral shall be paid to the Lessee by the Agent on the first Business Day of each calendar month. Upon an Event of Default, the Agent shall have the right to apply the Cash Collateral in payment of the Transaction Obligations in the order provided in Section 3.05(b). Under the circumstances described in Section 3.05(a), the Cash Collateral may be used in paying the amounts described therein in the order set forth therein.

                  Section 2.03 CHANGES OF COMMITMENTS. The Company, as Acquisition/Construction Agent for the Lessor, shall have the right to terminate or to reduce the amount of, or, prior to utilization thereof, terminate, the Aggregate Loan Commitments and the Lessor Investment Commitment, at any time or from time to time upon not less than three (3) Business Days prior written notice to the Agent (which shall promptly notify the Lenders and the Lessor) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any multiple of $250,000 in excess thereof, with respect to the Aggregate Loan Commitments) and shall be irrevocable and effective only upon receipt by the Agent. Any request for a reduction in the amount of the Commitments shall be pro rata among the Aggregate Loan Commitments and the Lessor Investment Commitment so that, at all times, 3% of the Aggregate Commitments will be comprised of the Lessor Investment Commitment and 97% of the Aggregate Commitments will be comprised of the Aggregate Loan Commitments. The Aggregate Loan Commitments and the Lessor Investment Commitment once terminated or reduced may not be reinstated. In no event shall the Lessor Investment Commitment be reduced below the outstanding principal amount of Lessor Investment Payments, nor shall the Aggregate Loan Commitments be reduced below the aggregate outstanding principal amount of the Loans. The Company may elect to repay, pro rata, the Lessor Investment sufficient to maintain the Required Percentage Composition and/or to give effect to any proposed reduction of the Commitments.

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                  Section 2.04  FEES.

                  (a) The Company shall pay, or cause to be paid, from the proceeds of Loans or the application of Lessor Investment Payments, or otherwise, on the Closing Date to the Agent for the ratable account of the Lenders in accordance with the Lessor Investment Commitment, an upfront fee in the amount of $30,000.

                  (b) The Company shall pay, or cause to be paid, from the proceeds of Loans or the application of Lessor Investment Payments, on the dates specified therein (i) to the Agent for the Agent's account and (ii) to the Lessor for the Lessor's account, the fees payable on the Closing Date as specified in the fee letter dated August 25, 1997 between the Lessor and the Lessee, as amended by the amendment letter dated as of November 20, 1997.

                  Section 2.05  NOTES.

                  (a) The Tranche A Loans made by each Lender under Section 2.01(a) shall be evidenced by a single promissory note executed by the Lessor in substantially the form of EXHIBIT B (individually a "TRANCHE A NOTE" and collectively the "TRANCHE A NOTES"), dated as of the date such Lender becomes a party to this Agreement, payable to the order of such Lender in a principal amount equal to the maximum amount of its Tranche A Loan Commitment as originally in effect and otherwise duly completed. The date and amount of each Tranche A Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of its Tranche A Note, on the schedules attached to its Tranche A Note or any continuation thereof.

                  (b) The Tranche B Loans made by each Lender under Section 2.01(a) shall be evidenced by a single promissory note executed by the Lessor, in substantially the form of EXHIBIT C (individually a "TRANCHE B NOTE" and collectively the "TRANCHE B NOTES"), dated as of the date such Lender becomes a party to this Agreement, payable to the order of such Lender in a principal amount equal to the maximum amount of its Tranche B Loan Commitment as originally in effect and otherwise duly completed. The date and amount of each Tranche B Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of its Tranche B Note, on the schedules attached to its Tranche B Note or any continuation thereof.

                  (c) Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of its Note, the Lessor will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

                  Section 2.06 SEVERAL OBLIGATIONS. The failure of any Lender or the Lessor to make any Loan or Lessor Investment Payment to be made by it on the date specified therefor shall not

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relieve any other Lender or the Lessor of its obligation to make its Loan and/or
Lessor Investment Payment on such date, but neither any Lender nor the Lessor shall be responsible for the failure of any other Lender or the Lessor to make a Loan or Lessor Investment Payment to be made by such other Lender or the Lessor.

                  Section 2.07 APPLICABLE FUNDING OFFICES. The Loans and Lessor Investment Payments made by each Lender and the Lessor shall be made and maintained at such Lender's or the Lessor's Applicable Funding Office therefor.

                  Section 2.08 ACQUISITION AND CONSTRUCTION OF FACILITY, ETC. The Lessor, acting solely by and through the Company as its Acquisition/Construction Agent under the Agency Agreement and subject to the availability of funds under this Agreement, shall, on the terms and conditions set forth in the Transaction Documents, acquire the Facility, cause to be constructed the improvements thereon, and lease the Facility to the Lessee pursuant to the Lease. The Company shall enter into and perform its obligations under the Agency Agreement, the Lease and the other Transaction Documents, all in accordance with the terms thereof.

                  Section 2.09 EXTENSION OF NOTES. On any day that is not less than twelve (12) months and not more than eighteen (18) months prior to the then current Maturity Date, the Company, as Acquisition/Construction Agent for the Lessor, may request in writing to the Agent (which shall promptly notify the Lessor and the Lenders) that the then current Maturity Date be extended for a period up to three (3) years but in no event beyond the Scheduled Lease Termination Date (as such date may be extended in accordance with Section 2(b) of the Lease). Any such extension shall require (i) the unanimous written consent of each Lender and the Agent, each acting in its sole and absolute discretion, and (ii) the agreement of the Lessor, acting in its sole and absolute discretion, to extend the term of the Lease in accordance with Section 2(b) thereof for an equivalent period. In the event such an extension is requested and the requirements set forth in the immediately preceding sentence are met, such extension shall be effective upon the execution of documentation evidencing the same and containing such additional terms as the Company, the Agent, the Lessor and each Lender, each acting in its sole discretion, may agree. If any Lender or the Agent shall fail to respond to the Company's written request for extension within sixty (60) days of receipt, such failure to respond shall be deemed a denial of such request for extension. The Company, the Agent and the Lessor shall consult in good faith with a view toward substituting a replacement Lender, acceptable to the Company and the Agent, for any Lender denying a request for extension.

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                                   ARTICLE III

                Payment of Loans and Lessor Investment Payments;
                  Payment of Interest, Yield and Other Amounts

                  Section 3.01 REPAYMENT OF THE NOTES AND REDEMPTION OF LESSOR INVESTMENT.

                  (a) The Company, as Acquisition/Construction Agent for the Lessor, will pay or cause to be paid to the Agent for the account of the Agent, the Lenders and the Lessor the unpaid principal balance of the Loans and the Lessor Investment Payments, all accrued interest, Yield (including Accrued Construction Term Yield), fees and other amounts owing under this Agreement, in full on the Maturity Date.

                  (b) If, on or before the Maturity Date, the Company (or any of its Affiliates) shall exercise the option to purchase the Facility in its entirety, then the purchase price for the Facility shall be equal to the Purchase Price and the proceeds of such sale, when received by the Lessor, or the Agent for the account of the Lessor under the Lease, shall be applied by the Lessor or the Agent, as applicable, in the order specified in Section 3.05(a). If, on the Maturity Date, no Cancellation Event shall have occurred and the Company (or any of its Affiliates) shall elect to pay the Final Rent Payment or Completion Costs Payment, as applicable, and not to purchase the Facility, and shall pay the Final Rent Payment or the Completion Costs Payment, as applicable, all amounts received by the Lessor, or the Agent for the account of the Lessor, pursuant to or in connection with the Lease, this Agreement or any other Transaction Document or as proceeds of the disposition of the Facility shall be applied by the Lessor or the Agent, as applicable, to pay the unpaid principal balance of the Loans, all accrued interest, (including Accrued Construction Term Interest), fees and other amounts owing under this Agreement in the order specified in Section 3.05(b).

                  Section 3.02 PREPAYMENTS AND REDEMPTIONS. (a) On or after the fifth anniversary of the Lease Commencement Date, the Company, as Acquisition/Construction Agent for the Lessor, may, upon at least two (2) Business Days' notice to the Agent which specifies the proposed date and aggregate principal amount of the prepayment and/or redemption and the Loans and/or Lessor Investments to be prepaid or redeemed, and if such notice is given the Company, as Acquisition/Construction Agent for the Lessor, shall, as specified in such notice, prepay, and the Interim Rent Payment, when received by the Lessor, or the Agent for the account of the Lessor, shall be applied to prepay, the outstanding principal amounts of the Loans comprising the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid, and/or redeem the outstanding principal amount of the Lessor Investment in whole or ratably in part, together with accrued

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Yield to the date of such prepayment on the amount prepaid; PROVIDED, HOWEVER, that (i) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple of $250,000 in excess thereof, and
(ii) in the event of any such prepayment of any Loan or redemption of Lessor Investment on any day other than the last day of the Interest Period for such Loan or Yield Period for such Lessor Investment, the Company, as Acquisition/Construction Agent for the Lessor, shall be obligated to reimburse the Lenders and/or Lessor (as applicable) in respect thereof pursuant to, and to the extent required by, Section 5.05. Any prepayment pursuant to this Section
3.02 shall be allocated among the Loans and Lessor Investment to achieve or maintain the Required Percentage Composition; or if, after giving effect to such prepayment, it is not possible to achieve or maintain such ratio, then such prepayment will be allocated among the Loans and/or Lessor Investment in the manner which most closely approximates, but does not violate, the Required Percentage Composition. In no event shall any prepayment be allowed which results in the Required Percentage Composition being violated.

                  (b) On each date on which the Aggregate Loan Commitments and the Lessor Investment Commitment are reduced pursuant to Section 2.03, the Company, as Acquisition/Construction Agent for the Lessor, shall repay or prepay such principal amount of the outstanding Loans and Lessor Investment (together with interest and Yield, respectively, accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans and the Lessor Investment does not exceed the Aggregate Loan Commitments and the Lessor Investment Commitment, respectively, as then reduced.

                  Section 3.03 INTEREST ON NOTES; YIELD ON LESSOR INVESTMENT; OVERDUE AMOUNTS.

                  (a) The Lessor, and the Company, as the
Acquisition/Construction Agent for the Lessor, have requested that interest accruing during the Construction Term be capitalized, and the Lenders have agreed thereto. Therefore, all interest accruing on the outstanding principal amount of the Loans on each day during the Construction Term shall be capitalized (i) at the end of each Interest Period ending during the Construction Term and (ii) on the last day of the Construction Term. The Company, as Acquisition/Construction Agent for the Lessor, will pay or cause to be paid to the Agent for the account of each Lender interest (and during the Construction Term, interest will accrue) on the unpaid principal amount of its Loans for each day during the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, for each Interest Period relating thereto, at a rate per annum equal to the Adjusted LIBO Rate for such Loan plus the Applicable Margin for such Loan, but in no event to exceed the Highest Lawful Rate.

                  (b) The Company, as Acquisition/Construction Agent for the Lessor, will pay or cause to be paid to the Agent for the account of the Lessor Yield (and during the Construction Term, Yield will accrue) on the unpaid amount of the Lessor Investment for each day during the period from and including the date of the initial Lessor Investment Payment to but excluding the date such Lessor Investment shall be repaid or redeemed in full, for each Yield Period relating thereto, at a rate per annum equal to the Adjusted LIBO Rate for such Yield Period plus the Applicable Margin for such Lessor Investment, but in no event to exceed the Highest Lawful Rate.

                  (c) All Yield accruing on the outstanding amount of the Lessor Investment on each day during the Construction Term shall be capitalized (i) at the end of each Yield Period ending during the Construction Term and (ii) on the last day of the Construction Term (the aggregate of the capitalized amount of Yield accrued during the Construction Term as aforesaid, "Accrued Construction Term Yield"). The Company, as Acquisition/Construction Agent for the Lessor, will pay or cause to be paid for the account of the Lessor, in equal quarterly installments on the last day of each Rental Period that ends during the first year of the Basic Term, the unpaid balance of Accrued Construction Term Yield from time to time. All Yield accruing under this Section 3.03(c) shall accrue and be payable at a rate per annum equal to the Adjusted LIBO Rate for the applicable Yield Period plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

                  (d) Notwithstanding the foregoing, the Company, as Acquisition/Construction Agent for the Lessor, shall pay or cause to be paid to the Agent for the account of each Lender or the Lessor interest or Yield, as applicable, at the applicable Default Rate on any principal of any Loan or the amount of Lessor Investment, interest, Yield, Accrued Construction Term Yield, fees or other amounts owing by the Lessor under this Agreement or any other Transaction Document which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full, in each case to the maximum extent permitted by applicable law. The Company shall pay to the Lessor, or to the Agent for the account of each Lender, as applicable, interest at the Default Rate on any amounts owing by the Company under this Agreement or any other Transaction Document which shall not be paid in full when due (whether at stated due date, on acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full, in each case to the maximum extent permitted by applicable law.

                  (e) Accrued interest on each Loan together with accrued Yield on the Lessor Investment (other than Accrued Construction Term Yield) shall be payable (or, if applicable, capitalized pursuant to Section 3.03(a) or (c)) on the last day of each Interest Period or Yield period, as applicable, therefor and on the Maturity Date. Accrued Construction Term Yield shall be payable in equal quarterly installments on the last day of each Rental Period that ends during the first year of the Basic Term in accordance with Section 3.03(c). Interest or Yield, as applicable, payable at the Default Rate shall be payable from time to time on demand.

                  (f) Promptly after the determination of the rate of any interest or Yield provided for herein or any change therein, the Agent shall notify the Lenders and the Lessor to which such interest or Yield is payable and the Company of such determination or change.

                  Section 3.04 PAYMENTS BY LESSOR. All moneys received by the Lessor, or by the Agent for the account of the Lessor, pursuant to the Lease including, but not limited to, payments of Basic Rent, Supplemental Rent, the Termination Value or the Final Rent Payment or the Completion Costs Payment, as applicable, except for amounts allocable to fees and expenses of the Lessor pursuant to the Transaction Documents and amounts comprising Supplemental Rent payable to third Persons, if any, shall be paid to the Lessor, the Agent and the Lenders, as the case may be, in accordance with, and to pay amounts owing pursuant to, the terms of this Agreement, including without limitation Section
4.01 and, if applicable, Section 3.05.

                  Section 3.05  APPLICATIONS OF PAYMENTS AND PROCEEDS.

                  (a) Upon the occurrence of a Cancellation Event or a Termination Event (and the Company elects pursuant to Section 15(a) or (b) of the Lease to exercise its option to purchase the Facility for the Purchase Price or elects pursuant to Section 15(b)(ii)(B) of the Lease to pay the Termination Value), or if the Company otherwise elects to acquire the Facility for the Purchase Price, the Purchase Price or the Termination Value, as the case may be, and all other monies received by the Lessor or the Agent pursuant to or in connection with the Lease, this Agreement or any other Transaction Document, including, without limitation, the proceeds of any insurance or condemnation awards received as a result of any Casualty Occurrence or Loss Event, shall be applied to prepay the Loans and redeem the Lessor Investment in the following order:

                  (1) FIRST, to pay or reimburse all costs and expenses, including, without limitation, those in connection with Indemnified Risks, increased costs, Supplemental Rent or Taxes, then due and owing to the Agent, the Lessor and the Lenders under the other Transaction Documents, pro rata to each such Person (collectively, the "OTHER TRANSACTION EXPENSES");

                  (2) SECOND, to pay all accrued, unpaid interest and fees on the Notes, pro rata, to the Lenders, and all accrued, unpaid Yield, including without limitation, all Accrued Construction Term Yield, to the Lessor;

                  (3) THIRD, to pay the outstanding principal balance of the Loans, pro rata, to the Lenders;

                  (4) FOURTH, to pay the outstanding principal balance of the Lessor Investment, to the Lessor; and

                  (5) FIFTH, to pay all other amounts owing by the Company under the Transaction Documents.

Any monies remaining after payment in full of the foregoing amounts and all other amounts owing by the Company from time to time under the Transaction Documents shall be paid to the Lessor for distribution to the Company.

                  (b) If (i) a Termination Event has occurred, (ii) a Cancellation Event does not exist and (iii) the Company has not elected to purchase the Facility for the Purchase Price and has paid the Final Rent Payment or Completion Costs Payment, as applicable, pursuant to Section 15(a) of the Lease, then the Final Rent Payment or Completion Costs Payment, as applicable, shall be applied as follows:

                  (1) FIRST, to pay or reimburse all Other Transaction Expenses;

                  (2) SECOND, to pay all accrued, unpaid interest on the Loans, pro rata, to the Lenders;

                  (3) THIRD, to pay all accrued, unpaid fees, pro rata, to the Lenders and the Lessor;

                  (4) FOURTH, to pay the outstanding principal balance of the Tranche A Loans, pro rata, to the Tranche A Lenders and (without duplication), to pay Completion Costs, if applicable; and

                  (5) FIFTH, in the case of a Final Rent Payment, to pay all accrued, unpaid Yield, including without limitation, all Accrued Construction Term Yield, to the Lessor.

In such circumstances, all other monies received by the Lessor or the Agent pursuant to or in connection with the Lease, this Agreement or any other Transaction Document or as proceeds of disposition of the Facility shall be applied as follows:

                  (1) FIRST, to pay the outstanding principal balance of the Tranche B Notes, pro rata, to the Tranche B Lenders;

                  (2) SECOND, to pay the outstanding balance of the Lessor Investments to the Lessor;

                  (3) THIRD, to the extent not prohibited by law, to pay any unpaid amount specified in this paragraph (b) above, in the order specified in paragraph (b), or to whomever else may be legally entitled thereto, as their respective interests may appear and

                  (4) FOURTH, to reimburse the Company for Support Expenses incurred by it under the Agency Agreement.

Any monies remaining after payment in full of the foregoing amounts and all other amounts owing by the Company from time to time under the Transaction Documents shall be paid to the Lessor for distribution to the Company.

         (c) If (i) the Company is required to purchase the Facility or has elected to exercise its option to purchase the Facility, and has failed to pay the Purchase Price, or (ii) the circumstances described in (b)(i) and (ii) above exist, but the Company has either failed to elect to exercise its option to purchase the Facility and failed to make the Final Rent Payment or Completion Costs Payment, as applicable, and/or (iii) the Company has failed to furnish to the Agent a satisfactory update of the Environmental Assessment, then the Lessor will be entitled to exercise eviction and/or foreclosure remedies and all moneys received by the Agent or the Lessor from the disposition of the Facility or other foreclosure action, net of reasonable enforcement costs, will be applied
(i) FIRST, as provided in paragraph (b) above, and (ii) SECOND, any remaining net proceeds shall be applied in accordance with paragraph (a) above in the same manner as if the Final Rent Payment had been made, and in such circumstances, the Company shall remain liable for any deficiency in such remaining net proceeds to pay such amounts described in paragraph (a).

                                   ARTICLE IV

                          Payments; Computations; Etc.

                  Section 4.01 PAYMENTS. The Company, as
Acquisition/Construction Agent for the Lessor (or, in the case of the principal amount of the Tranche B Loans and the Lessor Investment Payments (in the circumstances described in Section 3.05(b) and if the Company shall have paid the Final Rent Payment or the Completion Costs Payment, as applicable), the Lessor), shall make each payment under this Agreement, the Notes or the Lessor Investment, whether the amount so paid is owing to any or all of the Lessor, the Lenders or the Agent, not later than 12:00 noon, prevailing Eastern time, without setoff, counterclaim, or any other deduction whatsoever, on the day when due in Dollars to the Agent at its address at 75 State Street, Boston, Massachusetts 02109, or at such other location designated by notice to the Company from the Agent, in same day funds, except as otherwise expressly provided in Section 2.01(d)(i). The Agent will promptly thereafter cause to be distributed to the Lenders and the Lessor like funds relating to the payment of principal, interest or Yield ratably (other than amounts payable pursuant to Section 4.06 or 11.03 or Article V) according to the respective amounts of such principal, interest or Yield then due and owing to the Lenders and the Lessor, and like funds relating to the payment of any other amount payable to any Lender or the Lessor to such Lender or the Lessor, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.06(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments under this Agreement, the Notes or the Lessor Investment in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Any payments and prepayments received hereunder, other than after the occurrence and during the continuation of a Cancellation Event or Termination Event, shall be applied in accordance with the purpose for which such payment or prepayment is made. All payments by the Company under any Transaction Document shall be made in the manner specified in this Article IV.

                  Section 4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each Tranche A Loan and Tranche B Loan from the Lenders under Section 2.01 shall be made from the Lenders, and each termination or reduction of the Aggregate Loan Commitments under Section 2.03 shall be applied to the Tranche A Loan Commitment and Tranche B Loan Commitment of each Lender, pro rata according to the amount of the Lenders' respective Tranche A Loan Commitments and Tranche B Loan Commitments; (b) each payment of Tranche A Loans and of Tranche B Loans, respectively, by or for the account of the Lessor shall be made to the account of the Tranche A Lenders and Tranche B Lenders, respectively, pro rata in accordance with the respective unpaid principal amount of the Tranche A Notes and Tranche B Notes held by such Lenders; (c) each payment of interest in respect of Tranche A Loans and of Tranche B Loans, respectively, by or for the account of the Lessor shall be made to the account of the Tranche A Lenders and Tranche B Lenders, respectively, pro rata in accordance with the amounts of interest due and payable to the Tranche A Lenders and Tranche B Lenders, respectively; and (d) each Borrowing shall be allocated pro rata among the Tranche A Loans and the Tranche B Loans so that after giving effect thereto the Required Percentage Composition is satisfied.

                  Section 4.03 COMPUTATIONS. All computations of interest and Yield shall be made by the Agent, and computations of interest and Yield pursuant to Section 5.01 shall be made by each Lender with respect to its own Loans or the Lessor Investment, on the basis of a year of 360 days (or, in the case of computations based on the Prime Rate, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Yield is payable. Whenever any payment hereunder or under the Notes or the Lessor Investment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of interest or Yield; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of any Loan or of Yield on or amount of any Lessor Investment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  Section 4.04 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have received notice from the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Agent may assume that the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at a rate equal to (i) until the Business Day after the Business Day on which such demand is made, the Federal Funds Rate for such day and (ii) thereafter 50 basis points above the Federal Funds Rate for such day.

                  Section 4.05 SHARING OF PAYMENTS. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Section 4.06 or 11.03 or Article V) in excess of its ratable share of payments then due and owing to it in accordance with the payment orders specified in Section 3.05 or Section 4.02 on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders participations in such Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them (or, if necessary, to cause such purchasing Lender to assume the payment priority specified in Section 3.05), PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company and the Lessor agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including any right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Lessor and the Company in the amount of such participation.

                  Section 4.06  TAXES.

                  (a) Any and all payments of principal, interest, Lessor Investment, Yield and all other amounts to be paid by the Company, for its own account or as Acquisition/Construction Agent for the Lessor hereunder or under the Notes or the Lessor Investment or any other Transaction Document to each Indemnified Party shall be made, in accordance with Section 4.01, without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at any time hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein excluding in the case of each Lender and the Lessor, taxes imposed on or measured by the net income of any Lender or the Lessor, and franchise taxes imposed on such Lender or the Lessor, by the jurisdiction under the laws of which such Lender or the Lessor is organized or any political subdivision thereof, and taxes imposed on or measured by such Lender or the Lessor's income, and franchise taxes imposed on such Lender or the Lessor, by the jurisdiction of such Lender's or the Lessor's Applicable Funding Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "TAXES"). In the event that the Company, as Acquisition/Construction Agent for the Lessor, is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or Lessor Investment Payment or other amount, the Company, as Acquisition/Construction Agent for the Lessor, shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Lender or the Lessor or (subject to Section 11.06(j)) other Person in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Lender or the Lessor or (subject to Section 11.06(j)) other Person additional amounts as may be necessary in order that the amount received by such Lender or the Lessor or (subject to Section 11.06(j)) other Person after the required deduction or withholding shall equal the amount such Lender or the Lessor would have received had no such deduction or withholding been made.

                  (b) Each Lender that is not chartered and organized under the laws of the United States of America or a state thereof (each a "NON-U.S. DOMESTIC LENDER ") agrees, as soon as practicable after receipt by it of a request by the Lessor, or the Company, as Acquisition/Construction Agent for the Lessor, to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant taxes, establishing that it is entitled to receive payments of principal, interest under or in respect of this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; PROVIDED, THAT, if it is unable, by virtue of any applicable law, rule or regulation, to establish such exemption or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Company, as Acquisition/Construction Agent for the Lessor, shall nonetheless remain obligated under the terms of the immediately preceding paragraph. Without limiting the foregoing, each Non-U.S. Domestic Lender agrees to deliver to the Lessor and the Company, as Acquisition/ Construction Agent for the Lessor, promptly upon any request therefor from time to time, such forms, documents and other information as may be required by applicable law from time to time to establish that payment to such Non-U.S. Domestic Lender hereunder or under the Notes or any Operative Guaranty are exempt from Taxes. Without limiting the generality of the foregoing, each Non-U.S. Domestic Lender agrees, on the date of its execution of this Agreement (or, in the case of an Eligible Assignee, on the date on which such Eligible Assignee becomes a party to this Agreement), to deliver in duplicate to the Lessor, or the Company, as Acquisition/Construction Agent for the Lessor, accurate and duly completed and executed Internal Revenue Service Form 4224 or 1001 (as applicable), together with Internal Revenue Service Forms W-8 or W-9, as appropriate, establishing that such Non-U.S. Domestic Lender is entitled to a complete exemption from all Taxes imposed by the federal government of the United States by way of withholding, including without limitation, all backup withholding ("U.S. WITHHOLDING TAXES"). Thereafter, from time to time (i) upon any change by a Non-U.S. Domestic Lender of its Applicable Funding Office, (ii) before or promptly after any event occurs (including, without limitation, the passing of time) requiring a change in or update of the most recent Form 4224 or 1001 previously delivered by such Lender, or (iii) upon the reasonable request of the Lessor, or the Company, as Acquisition/Construction Agent for the Lessor, such Non-U.S. Domestic Lender shall deliver in duplicate to the Lessor and the Company, as Acquisition/Construction Agent for the Lessor, accurate and duly completed and executed Form 4224 or 1001 (as applicable) (together with Forms W-8 or W-9, as aforesaid) in replacement of the forms previously delivered by such Non-U.S. Domestic Lender, establishing that such Non-U.S. Domestic Lender is entitled to an exemption in whole or in part from all U.S. Withholding Taxes except to the extent that a change in law has rendered all such forms inapplicable to such Non-U.S. Domestic Lender.

                  (c) If the Internal Revenue Service or any other taxation authority in the United States or in any other jurisdiction successfully asserts a claim that such Non-U.S. Domestic Lender, the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, did not properly withhold tax from amounts paid to or for the account of any Non- U.S. Domestic Lender or its participant (because the appropriate form was not properly executed, or because such Non-U.S. Domestic Lender failed to notify the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, of a change in circumstances which rendered the exemption from (or reduction in) U.S. Withholding Taxes ineffective), such Lender shall indemnify the Lessor, or the Company, as Acquisition/Construction Agent for the Lessor, as applicable, fully for all amounts paid, directly or indirectly, by the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, as applicable, as tax or otherwise, including, without limitation, penalties and interest.

                  (d) In the event any Lender or the Lessor receives a refund from the Governmental Authority to which such Taxes were paid of any Taxes paid by the Company, as Acquisition/Construction Agent for the Lessor, pursuant to this Section 4.06, it will pay to the Company, as Acquisition/Construction Agent for the Lessor, the amount of such refund promptly upon receipt thereof; PROVIDED, HOWEVER, if at any time thereafter it is required to return such refund, the Company, as Acquisition/Construction Agent for the Lessor, shall promptly repay to it the amount of such refund.

                  (e) Nothing in this Section shall require any Lender or the Lessor to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Lender or the Lessor to arrange its tax affairs in any manner in which it desires, subject to Section 11.16(b).

                  (f) Without prejudice to the survival of any other agreement of the Lessor and the Company hereunder, the agreements and obligations of the Lessor, the Company, and the Lenders contained in this Section 4.06 shall be applicable with respect to any participant, Eligible Assignee or other transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such participant, Eligible Assignee or other transferee (subject to Section 11.06(j)), and (ii) constitute a continuing agreement and shall survive for a period of three (3) years after the termination of this Agreement and the payment in full or cancellation of the Commitments, the Notes.

                                    ARTICLE V

                         Yield Protection and Illegality

                  Section 5.01 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. The Agent shall give prompt notice to the Lessor, the Company and the Lenders of the applicable interest rate or Yield determined by the Agent for purposes of Sections 3.03(a) and (b). If on or prior to the first day of any Interest Period:

                  (a) the Agent determines that deposits in Dollars (in the applicable amounts), are not being offered in the relevant market for such Interest Period or Yield Period, or

                  (b) the Majority Lenders, or the Lessor, as applicable, determine and give notice to the Agent that the rates or yield determined on the basis of the LIBO Rate for any Interest Period or Yield Period for Loans or Lessor Investment Payments will not adequately and fairly reflect the cost to either the Majority Lenders or the Lessor of making, funding or maintaining their respective Loans or Lessor Investment Payments for such Interest Period or Yield Period, the Agent shall forthwith so notify the Lessor, the Company and the Lenders, whereupon,

                  (i) in the case of such notice from the Majority Lenders, each such Loan, or in the case of such notice from the Lessor, the Lessor Investment Payments, will automatically, on the last day of the then existing Interest Period or Yield Period, as applicable, accrue interest or Yield, as applicable, at a rate based upon the Base Rate plus the Applicable Margin.

                  (ii) the obligation of the Majority Lenders or the Lessor, as applicable, to make Loans, or to maintain Loans or Lessor Investment Payments or Lessor Investment, as applicable, at the Adjusted LIBO Rate shall be suspended until the Agent shall notify the Lessor, the Company and the Lenders that the circumstances causing such suspension no longer exist, and

                  (iii) unless the Lessor, or the Company, as Acquisition/Construction Agent for the Lessor, notifies the Agent at least two (2) Business Days before the date of any Borrowing or requested Lessor Investment Payment for which Advance Notice has previously been given that it elects not to effect a Borrowing, or require such Lessor Investment Payment, as applicable, on such date, such Borrowing or requested Lessor Investment Payment shall instead be made at a rate of interest or Yield, as applicable, based upon the Base Rate plus the Applicable Margin. Upon the written request of the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, the Agent shall negotiate with the Company, as Acquisition/Construction Agent for the Lessor, and the relevant Lender or the Lessor for a reasonable period of time, as determined in the Agent's discretion, to develop a substitute interest rate basis hereunder; PROVIDED, however,
         (x) the Agent, the Lenders, the Lessor and the Company make no representation, warranty or covenant that any such agreement will be made, and (y) any relevant Loans or Lessor Investment Payments shall continue to have interest or Yield accrue thereon at the Base Rate during the continuance of any such negotiations and thereafter should no alternate interest rate be agreed to by the necessary parties.

                  Section 5.02 ILLEGALITY. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as a "BANKING AUTHORITY" and any such event being referred to as a "CHANGE OF LAW"), or compliance by any Lender or the Lessor (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority shall make it unlawful or impossible for any Lender or the Lessor (or its Applicable Funding Office) to make, maintain or fund its Loans or Lessor Investment and such Lender or the Lessor shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and to the Lessor and the Company, whereupon until such Lender or the Lessor notifies the Agent, the other Lenders, the Lessor and the Company that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender or the Lessor to make or maintain Loans or Lessor Investment based upon the Adjusted LIBO Rate shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Lender or the Lessor shall designate a different Applicable Funding Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender or the Lessor, be otherwise materially disadvantageous to such Lender or the Lessor. If any Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Loans to maturity and shall so specify in such notice, the Lessor or the Company, as Acquisition/Construction Agent for the Lessor, shall immediately prepay in full the then outstanding principal amount of each Loan of such Lender, together with accrued interest thereon. Concurrently with prepaying each such Loan, the Company, as Acquisition/Construction Agent for the Lessor shall borrow as a Loan, PROVIDED that no Default or Event of Default shall then exist, but without any requirement for the satisfaction of any of the other conditions precedent set forth herein, in an equal principal amount from such Lender at a rate based upon the Base Rate, and each Lender agrees to make such a Loan on the foregoing terms. If the Lessor shall determine that it may not lawfully continue to maintain and fund its Lessor Investment to the end of the Lease Term based on the Adjusted LIBO Rate and shall so specify in such notice, the Company, as Acquisition/Construction Agent for the Lessor, shall immediately redeem in full the then outstanding amount of the Lessor Investment of the Lessor (together with accrued Yield thereon, if such redemption occurs after the end of the Construction Term). Concurrently with, and as a condition to, redemption of such Lessor Investment, the Lessor shall make a new Lessor Investment Payment in the same amount as the amount so redeemed, without any requirement for the satisfaction of any of the conditions precedent set forth herein, and Yield thereon shall be computed based upon the Base Rate. At any time within ninety
(90) days after the giving of a notice by any Lender pursuant to this Section 5.02, so long as no Event of Default shall be in existence, the Company, as Acquisition/Construction Agent for the Lessor, may require by written notice to that Lender that (a) it assign its pro rata share of the Commitment to another Lender or to a bank or other financial institution selected by the Company, as Acquisition/Construction Agent for the Lessor, and reasonably acceptable to the Agent, which is willing to accept such assignment or (b) it surrender its pro rata share of the Commitment and terminate its rights and obligations as a Lender hereunder, concurrently with a reduction by the Company, as Acquisition/Construction Agent of the Lessor, of the Commitment by an amount equal to the pro rata share of the Commitment held by that Lender.

                  Section 5.03 INCREASED COST AND REDUCED RETURN. (a) If after the date hereof, a Change of Law or compliance by any Lender or the Lessor (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority:

                  (i) shall subject any Lender or the Lessor (or its Applicable Funding Office) to any tax, duty or other charge on its Loans or Lessor Investment Payments, its Notes or Lessor Investment, or its obligation to make Loans or Lessor Investment Payments or maintain its Loans or Lessor Investment or shall change the basis of taxation of payments to any Lender or the Lessor (or its Applicable Funding Office) of the principal amount of or interest on its Loans, the amount of or Yield on its Lessor Investment Payments or Lessor Investment or any other amounts due under this Agreement or any other Transaction Document in respect of its Loans or its Lessor Investment (except for changes in the rate of tax on the overall net income or gross receipts or franchise tax of such Lender or the Lessor or its Applicable Funding Office imposed by the jurisdiction in which such Lender's or the Lessor's principal executive office or Applicable Funding Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender or the Lessor (or its Applicable Funding Office); or

                  (iii) shall impose on any Lender or the Lessor (or its Applicable Funding Office) or on the United States market or the London interbank market any other condition affecting its Loans, Notes, Lessor Investment Payments, Lessor Investment, or obligation to make or maintain Loans or Lessor Investment Payments or its Lessor Investment;

and the result of any of the foregoing is to increase the cost to such Lender or the Lessor (or its Applicable Funding Office) of making or maintaining any Loan or Lessor Investment Payment or Lessor Investment, or to reduce the amount of any sum received or receivable by such Lender or the Lessor (or its Applicable Funding Office) under this Agreement or under its relevant Notes or Lessor Investment or any other Transaction Document with respect thereto, by an amount deemed by such Lender or the Lessor to be material, then, within fifteen (15) days after demand by such Lender or the Lessor (with a copy to the Agent), the Company, as Acquisition/Construction Agent for the Lessor, shall pay to such Lender or the Lessor such additional amount or amounts as will compensate such Lender or the Lessor for such increased cost or reduction; PROVIDED, HOWEVER, that no such amount may be claimed by any Lender or the Lessor which is attributable to periods prior to the date which is sixty (60) days preceding the date on which the officer of the Lender or the Lessor having primary responsibility for asset liability management shall have obtained actual knowledge of such Change of Law or request or directive and written notice thereof shall have been given to the Company. At any time within ninety (90) days after payment by the Company, as Acquisition/Construction Agent for the Lessor, of any material amount to any Lender pursuant to paragraph (a) or (b) of this Section, so long as no Event of Default shall be in existence, the Company, as Acquisition/ Construction Agent for the Lessor, may require by written notice to that Lender that (i) it assign its pro rata share of the Commitment to another Lender or to a bank or other financial institution selected by the Company, as Acquisition/Construction Agent for the Lessor, and reasonably acceptable to the Agent which is willing to accept such assignment or (ii) it surrender its pro rata share of the Commitment and terminate its rights and obligations as a Lender hereunder, concurrently with a reduction by the Company, as Acquisition/Construction Agent of the Lessor, of the Commitment by an amount equal to the pro rata share of the Commitment held by that Lender.

                  (b) If any Lender or the Lessor shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or official administration thereof, or compliance by any Lender or the Lessor (or its Applicable Funding Office) or any Person controlling such Lender or the Lessor with any request or directive regarding capital adequacy (whether or not having the force of law) of any Banking Authority, has or would have the effect of reducing the rate of return on such Lender's or the Lessor's or such controlling Person's capital as a consequence of its obligations hereunder to a level below that which such Lender or the Lessor or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Lessor's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or the Lessor or such controlling Person to be material, then from time to time, within 15 days after demand by such Lender or the Lessor or such controlling Person, the Company, as Acquisition/Construction Agent for the Lessor, shall pay to such Lender or the Lessor such additional amount or amounts as will compensate such Lender or the Lessor or such controlling Person for such reduction, subject to the proviso at the end of Section 5.03(a).

                  (c) Each Lender or the Lessor will promptly notify the Lessor, the Company and the Agent of any event of which its officer having primary responsibility for asset liability management has knowledge, which occurs or is expected to occur after the date hereof, which will entitle such Lender or the Lessor to compensation pursuant to and subject to the limitations contained in this Section and will designate a different Applicable Funding Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender or the Lessor, be otherwise materially disadvantageous to such Lender or the Lessor. A certificate of any Lender or the Lessor claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender or the Lessor may use any reasonable averaging and attribution methods. Nothing in this Section shall require any Lender or the Lessor to disclose any information about its tax affairs or interfere with, limit or abridge the right of any Lender or the Lessor to arrange its tax affairs in any manner it desires, subject to Section 11.16(b).

                  (d) The provisions of this Section 5.03 shall (i) be applicable with respect to any participant, Eligible Assignee or other transferee, and any calculations required by such provisions shall be made based upon the circumstances of such participant, Eligible Assignee or other transferee (subject to Section 11.06(j)) and (ii) constitute a continuing agreement and shall survive for a period of one year after the termination of this Agreement and the payment or redemption in full or cancellation of the Notes and the Lessor Investment.

                  Section 5.04 BASE RATE SUBSTITUTED FOR ADJUSTED LIBO RATE. If
(i) the obligation of any Lender or the Lessor to make or maintain Loans or Lessor Investment Payments or its Lessor Investment has been suspended pursuant to Section 5.02 or (ii) any Lender or the Lessor has demanded compensation under
Section 5.03, and the Company, as Acquisition/Construction Agent for the Lessor, shall, by at least five (5) Business Days' prior notice to such Lender or the Lessor through the Agent, have elected that the provisions of this Section shall apply to such Lender or the Lessor, then, unless and until such Lender or the Lessor notifies the Company, as Acquisition/Construction Agent for the Lessor, that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans or Lessor Investment Payments that would otherwise be made or maintained by such Lender or the Lessor based upon the Adjusted LIBO Rate shall be made or, from the beginning of the next Interest Period or Yield Period therefor, as applicable, be maintained instead based upon the Base Rate, plus the Applicable Margin (in all cases interest, Yield and principal or other amounts payable on such Loans or Lessor Investment Payments shall be payable contemporaneously with the related or comparable amount payable in respect of the other Lenders and the Lessor), and

                  (b) after each of its Loans or Lessor Investment Payments made or maintained based upon the Adjusted LIBO Rate has been repaid, all payments of principal that would otherwise be applied to repay such Loans or Lessor Investment Payments, as applicable, shall be applied to repay its Loans or Lessor Investment Payments made or maintained based upon the Base Rate instead.

                  Section 5.05 COMPENSATION. Upon the request of any Lender or the Lessor (delivered to the Lessor, the Company and the Agent), the Company, as Acquisition/Construction Agent for the Lessor, shall pay to such Lender or the Lessor such amount or amounts as shall compensate such Lender or the Lessor for any loss, cost or expense incurred by such Lender or the Lessor as a result of:

                  (a) any payment or prepayment (pursuant to Section 5.02 or otherwise) of a Loan or Lessor Investment Payment or any Lessor Investment on a date other than the last day of the Interest Period or Yield Period, as applicable, for such Loan, Lessor Investment Payment or Lessor Investment; or

                  (b) any failure by the Company, as Acquisition/ Construction Agent for the Lessor, to borrow or take down (other than due to a refusal by the Agent or any of the Lenders or the Lessor to fund under Section 2.02(a) notwithstanding satisfaction of the conditions set forth in Article VI) a Loan or Lessor Investment Payment on the date specified therefor in the applicable Advance Notice delivered pursuant to Section 2.02(a), including any such failure resulting from the revocation of such Advance Notice.

                  Section 5.06 PAYMENTS AND COMPUTATIONS. Each determination by the Agent (or, in the case of Section 5.01, 5.02, 5.03, 5.04 or 5.05 by each Lender with respect to its own Loans, or the Lessor with respect to the Lessor Investment) of an interest rate or Yield, or an increased cost or increased capital or of illegality hereunder shall be conclusive and binding for all purposes (absent manifest error) if made reasonably and in good faith, subject to Section 5.03(c).

                                   ARTICLE VI

                              Conditions Precedent

                  Section 6.01 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective when (i) it shall have been executed by the Lessor, the Company and the Agent, (ii) the Agent and the Company, as Acquisition/ Construction Agent for the Lessor, either shall have been notified by each Lender that it has executed this Agreement or shall have received a counterpart of this Agreement executed by such Lender, and (iii) the Agent shall, on or before January 9, 1998 have received the following, each being in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                  (a) CERTIFICATES OF COMPANY AND GUARANTORS. Certificates of the Secretary or Assistant Secretary of each of the Company and the Guarantors setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this Agreement, with respect to the Company, and the other Transaction Documents to which it is a party, with respect to the Company and the Guarantors, (ii) the officers of the Company and the Guarantors specified in such Secretary's Certificates that are authorized to sign this Agreement and the other Transaction Documents to which the Company or the Guarantors is a party and, until replaced by another officer or officers duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Transaction Documents to which it is a party and (iii) true and correct copies of the articles or certificate of incorporation and the bylaws of each of the Company and the Guarantors. The parties to this Agreement may conclusively rely on such certificate until the Agent (who shall promptly notify all other parties) receives notice in writing from the Company or the Guarantors, as the case may be, to the contrary.

                  (b) OPINION OF COMPANY'S AND GUARANTORS' COUNSEL. A favorable opinion or opinions of Steel Hector & Davis, LLP special counsel to the Company and the Guarantors, in substantially the form of EXHIBIT F, and as to such other matters as any Lender, through the Agent, may reasonably request.

                  (c) EXECUTION OF NOTES. The Notes payable to the Lenders duly completed and executed.

                  (d) EXECUTION AND DELIVERY OF TRANSACTION DOCUMENTS. Each of the other Transaction Documents, including each of the Operative Guaranties, duly completed and executed in sufficient number of counterparts for recording where appropriate.

                  (e) RECORDATION OF SECURITY INSTRUMENTS. The Security Instruments (to the extent filing thereof is required for perfection or otherwise under applicable law) and all related financing statements and other requisite filing documents shall have been duly filed in the appropriate offices and, to the fullest extent allowed by applicable law, all costs and taxes associated with such filing shall have been paid or provided for by the Company.

                  (f) RECEIPT OF FACILITY PLAN. The Agent shall have received a copy of the Facility Plan.

                  (g) ENVIRONMENTAL MATTERS. The Agent and the Lessor shall have received an Environmental Assessment, demonstrating to their reasonable satisfaction that there is no evidence of any hazardous or toxic material or substance which has been generated, treated, stored, released or disposed of on the Site, and that there is no evidence of any violation of any Environmental Requirement and no evidence of any Environmental Damages on or pertaining to the Facility.

                  (h) SOIL TESTS. The Agent shall have received soil test reports as to soil borings on the Site by a soil testing firm reasonably satisfactory to the Lenders and the Lessor. The number and location of such borings shall be in accordance with the recommendations of the soil testing firm and also reasonably satisfactory to the Lenders and the Lessor. The report shall include the recommendations of the soil testing firm as to the preparation of the soil needed to adequately support the Facility.

                  (i) SURVEY. The Agent shall have received the Survey of the Site.

                  (j) APPRAISAL. The Lenders and the Lessor shall have received an Approved Appraisal of the Property, which Approved Appraisal shall be in form and substance reasonably satisfactory to the Lenders and the Lessor, and shall indicate that (i) as of the Lease Commencement Date, the estimated fair market value of the Facility is not less than Facility Cost attributable to the acquisition thereof, and (ii) the projected fair market value of the Facility as of the expiration of (A) the Construction Term and (B) the Basic Term (in each case after giving effect to the proposed improvements and enhancements to be renovated or constructed on the Site in accordance with the Plan), is not less than the Facility Cost.

                  (k) TITLE INSURANCE. The Title Policy.

                  (l) FEES. For the account of (i) the Lenders, pro rata, an upfront fee, payable by the Lessee, in the aggregate amount of $30,000, and (ii) to the Agent for the Agent's account and (ii) to the Lessor for the Lessor's account, the fees specified in the fee letter dated August 25, 1997 between the Lessor and the Lessee.

                  (m) OTHER. Such other documents as the Agent or any Lender, the Lessor or special counsel to the Agent may reasonably request.

                  Section 6.02 INITIAL AND SUBSEQUENT LOANS AND LESSOR INVESTMENT PAYMENTS. The obligation of the Lenders and the Lessor to make the Initial Loans, the Lessor Investment Payments and each subsequent Loan and Lessor Investment Payment and to continue each Loan and Lessor Investment Payment pursuant to this Agreement is subject to the following further conditions precedent:

                  (a) RECEIPT OF ADVANCE NOTICE. The Agent shall have received Advance Notice pursuant to a funding request with regard to each Initial Loan and each Lessor Investment Payment, and thereafter, each Loan or allocation of the proceeds of Lessor Investment Payments, containing the information required by Section 2.02, which shall be true and correct and shall be duly and properly executed and completed by the Company as Acquisition/Construction Agent for the Lessor. Such Advance Notice shall specify the amount of the Loans and Lessor Investment Payments being utilized or applied to acquire work in progress and itemize such work in progress in reasonable detail.

                  (b) NO DEFAULT. The fact that immediately before and after such Loan and Lessor Investment Payment, no Default or Event of Default shall have occurred and be continuing.

                  (c) ACCURACY OF REPRESENTATIONS, ETC. The representations and warranties of the Lessor and the Company contained in this Agreement, and the representations and warranties of the Lessor, the Company and the Guarantors contained in any other Transaction Document, are true and correct in all material respects on and as of the date of such Loan or Lessor Investment Payment, as the case may be (except for any representations which were correct on the date of this Agreement but are not correct on the date of any Loan and Lessor Investment Payment because of a change permitted by the terms of this Agreement or any other Transaction Document or because they expressly relate to an earlier date).

                  (d) TITLE. The Lessor shall have good and marketable title to the Facility, and all of the Lessor's contract rights under Related Contracts and all other contracts entered into in connection with the acquisition, renovation, construction, development and/or installation of the Facility by the Company as Acquisition/Construction Agent for the Lessor pursuant to the Agency Agreement shall have been pledged to the Agent for the benefit of the Lenders so that the Agent shall have a first priority, perfected Lien on all such contract rights; and the Agent shall have received executed copies of all Related Contracts requested by it.

                  (e) RECEIPT OF APPLICABLE PERMITS. All Permits that are or will become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the date of the requested Loan or Lessor Investment Payment (in which case the Company, having completed all appropriate due diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements). All such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof.

                  (f) CASUALTIES. The Facility shall not have suffered (i) a Loss Event or (ii) a Casualty Occurrence other than a Casualty Occurrence for which a plan reasonably acceptable to the Agent for replacing, or causing to be replaced, the portions of the Facility that are the subject of such Casualty Occurrence has been provided to the Lessor.

                  (g) NO MATERIAL ADVERSE CHANGE OR EFFECT. No material adverse change shall have occurred in the financial condition of the Company and its Subsidiaries on a consolidated basis since the date of the most recent Fiscal Quarter for which a financial statement of the Company was delivered to the Agent and the Lenders and the Lessor and no event, act, condition or occurrence shall exist or have occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

                  (h) TAXES, FILINGS, RECORDINGS. All filings or recordings reasonably considered necessary or desirable by the Agent, any Lender or the Lessor have been completed and all taxes and fees in connection therewith, and all Impositions with respect to the Facility that are then due and payable, shall have been paid by the Company or, subject to Section 8.15, are being contested in good faith by appropriate proceedings.

Each acceptance of a funding hereunder shall be deemed to be a representation and warranty by the Company on the date of such funding as to the facts specified in subsections (b), (c), (d), (e), (f), (g), and (h) of this Section 6.02.

                  Section 6.03 CONDITIONS PRECEDENT FOR THE BENEFIT OF LENDERS AND THE LESSOR. All conditions precedent to the obligations of the Lenders and the Lessor to make any Loan or Lessor Investment Payment are imposed hereby solely for the benefit of the Lenders and the Lessor, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders and the Lessor will refuse to make any Loan or Lessor Investment Payment in the absence of strict compliance with such conditions precedent.

                  Section 6.04 CLOSING. On the Closing Date (or in the case of clause (b), as soon thereafter as the applicable closing conditions shall have been satisfied), at such place as the parties hereto shall agree:

                  (a) this Agreement and each of the Transaction Documents shall be duly executed and delivered by the parties to such documents; and

                  (b) subject to the satisfaction of the conditions precedent specified in Section 6.01 and Section 6.02 of this Agreement, the Lenders shall make the Initial Loans in the amounts set forth in the Advance Notice given by the Company, and the Lessor shall make Lessor Investment Payments in an aggregate amount equal to the Lessor Investment Commitment, in immediately available funds to the account of the Lessor at such account of the Lessor as the Company, as Acquisition/Construction Agent for the Lessor, may direct.

                                   ARTICLE VII

                         Representations and Warranties

                  Section 7.01 COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Person who now is or hereafter becomes a party to this Agreement (except to the extent qualified by supplemental disclosure set forth on SCHEDULE A) that:

                  (a) CORPORATE STANDING AND POWER. The Company and each Guarantor is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction as set forth on SCHEDULE A and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the failure to do so would have a Material Adverse Effect.

                  (b) CORPORATE AUTHORITY; NONCONTRAVENTION. The execution, delivery and performance of this Agreement and the other Transaction Documents are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. Neither the execution, delivery or PERFORMANCE of this Agreement or any other Transaction Document, nor consummation of the contemplated transactions will contravene any law, statute, rule or regulation to which the Company is subject or any judgment, decree, franchise, order or permit applicable to the Company, or will conflict or be inconsistent with or will result in any breach of, or constitute a default under, or result in or require the creation or imposition of any Lien (other than the liens created by the Transaction Documents) upon any of the property or assets of the Company pursuant to any Contractual Obligation, or violate any provision of the corporate charters or by-laws of the Company. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority or any other

Person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or any other Transaction Document by the Company, or the taking of any action contemplated hereby or thereby (except for such filings as may be necessary to create or perfect the Liens contemplated by the Transaction Documents). Neither the Company nor any of its Subsidiaries is (after taking into account applicable cure periods) in default under any Contractual Obligation (including any Contractual Obligation relating to any Indebtedness of the Company) where such default could reasonably be anticipated to have a Material Adverse Effect.

                  (c) BINDING AGREEMENT. This Agreement and each other Transaction Document constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, whether applied in a court of equity or at law.

                  (d) FINANCIAL CONDITION. (i) The Company has furnished the Agent with complete and correct copies of the audited consolidated balance sheet of the Company and its Subsidiaries as of the December 31, 1996, and the related audited consolidated statements of income and of cash flows for the fiscal year of the Company and its Subsidiaries ended on such date, examined by the Accountants, and the Company's 10Q for the fiscal quarter ended September 30, 1997. Such financial statements (including the related schedules and notes) taken together with the Audited Pooled Combined Proforma Financial Statements included in SCHEDULE A (the "Pooled Combined Statements") fairly present the consolidated financial condition of the Company and its Subsidiaries as of December 31, 1996, and the consolidated results of their operations and their consolidated cash-flows for the fiscal year then ended.

                  (ii) Neither the Company nor any of its Subsidiaries have any material liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments or any Guarantee, which are not disclosed by or included in the above-referenced financial statements or the accompanying notes, taken together with the Pooled Combined Statements, and there are no unrealized or anticipated losses from any unfavorable commitments of the Company or any of its Subsidiaries which may have a Material Adverse Effect. During the period from the Financial Statements Date to the date hereof:
(i) there has been no sale, transfer or other disposition by the Company or any of its Subsidiaries of any material part of their business or property and, other than the acquisitions of Staff Administrators, Inc. and Amstaff, Inc., no purchase or other acquisition of any business or property (including any capital stock of any Person) material in relation to the consolidated financial condition of the Company and its Subsidiaries at the Financial Statements Date; and (ii) neither the Company nor any of their Subsidiaries have made a Restricted Payment, or agreed or committed to make a Restricted Payment.

                  (iii) All the above-referenced financial statements (including the related schedules and notes) have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Accountants and disclosed therein and, in the case of interim financial statements, subject to normal year-end adjustments and the absence of footnotes and schedules).

                  (iv) Since the Financial Statements Date (other than as reflected by the Pooled Combined Statements) there has been no development or event, or to the best knowledge of the Company, any prospective development or event, which has had or could reasonably be anticipated to have a Material Adverse Effect. Since the date hereof, no event, condition or other development has occurred relating to any matter disclosed on SCHEDULE A that has, or could reasonably be expected to have, a Material Adverse Effect. The Company is not party to or bound by any contract, agreement or instrument, nor subject to any charter or other corporate restriction which will, under current or foreseeable conditions, have a Material Adverse Effect.

                  (e) LITIGATION DECLARATION. Except as set forth in SCHEDULE A, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries which in any one case or in the aggregate, if determined adversely to the interests of such party, could reasonably be anticipated to have a Material Adverse Effect.

                  (f) COMPLIANCE WITH ERISA. The Company and each member of the Controlled Group have fulfilled their obligations under the MINIMUM funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

                  (g) COMPLIANCE WITH LAWS. Neither the Company nor any of its Subsidiaries is in default and/or in violation of any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Company or its Subsidiaries which default or violation could reasonably be anticipated to have a Material Adverse Effect.

                  (h) TAXES. All tax returns of the Company and its Subsidiaries required to be filed have been timely filed, all material taxes, fees and other governmental charges (other than those being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and, in the case of AD VALOREM taxes or betterment assessments, no proceedings to foreclose any lien with respect thereto have been commenced and, in all other cases, no notice of lien has been filed or other action taken to perfect or enforce such lien) shown thereon which are payable have been paid. The charges and reserves on the books of the Company and its Subsidiaries for all income and other taxes are adequate, and the Company knows of no additional assessment or any basis therefor. The Federal income tax returns of the Company and its Subsidiaries have not been audited within the last three years, all prior audits have been closed, and there are no unpaid assessments, penalties or other charges arising from such prior audits.

                  (i) INVESTMENT COMPANY STATUS; LIMITS ON ABILITY TO INCUR INDEBTEDNESS. The Company is not an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

                  (j) OWNERSHIP OF PROPERTY; LIENS. Except as set forth in SCHEDULE A, the Company has good and marketable title to all of its properties and assets, including the properties and assets reflected in the consolidated balance sheet of the Company as of the Financial Statements Date, except such as have been disposed of since that date in the ordinary course of business, and none of such properties or assets is subject to any Lien except for (a) Permitted Liens, or (b) a defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. The Company enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of their properties and assets and no material default exists under such leases (after taking into account applicable cure periods under said leases). All such leases are valid and subsisting and are in full force and effect.

                  (k) NO DEFAULTS. As of the date of this Agreement, no Default exists.

                  (l) DISCLOSURE. None of the representations and warranties made by the Company in this Agreement, or in any other document furnished to the Agent or the Lenders by or on behalf of the Company in connection herewith contains (or will contain on the Closing Date) any untrue statement of material fact or omits (or will omit on the Closing Date) to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. There is no fact known to the Company on the date of this Agreement which has any reasonable likelihood of having a Material Adverse Effect which has not been set forth in or referred to in this Agreement.

                  (m) COMPLIANCE WITH ENVIRONMENTAL LAWS. (i) The Company and all of its Subsidiaries have obtained all Governmental Approvals that are required for the operation of their business under any Environmental Law, except where the failure to so obtain a Governmental Approval would not have a Material Adverse Effect.

                  (ii) The Company and all of its Subsidiaries are in compliance with all terms and conditions of all required Governmental Approvals and are also in compliance with all terms and conditions of all applicable Environmental Laws, noncompliance with which would have a Material Adverse Effect.

                  (iii) There is no civil, criminal or administrative ac tion, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the best knowledge of the Company threatened against the Company or any of its Subsidiaries relating in any way to the Environmental Laws, and there is no Lien of any private entity or Governmental Authority against any property of the Company or any Subsidiary thereof relating in any way to the Environmental Laws.

                  (iv) There has been no claim, complaint, notice, or request for information received by the Company with respect to any site listed on the National Priority List promulgated pursuant to CERCLA or any state list of sites requiring investigation or cleanup with respect to contamination by Hazardous Substances.

                  (v) To the best of the Company's knowledge, there has been no release or threat of release of any Hazardous Materials at any Property owned by the Company which would likely result in liability being imposed upon the Company or any Subsidiary thereof, which liability would have a Material Adverse Effect.

                  (n) CAPITAL STOCK. All Capital Stock, debentures, bonds, notes and all other securities of the Company presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

                  (o) USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Loans and the Lessor Investment Payments are being used to finance or refinance the Facility Cost with respect to the Facility, including the enhancements and improvements to be made thereto and the design, renovation, construction and installation thereof. Neither the Company nor the Lessor is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan or Lessor Investment Payment will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations G, T, U or X.

                  (p) SOLVENCY. The Company has and, after giving effect to the Company's incurrence of its obligations under the Lease and the Operative Guaranties, will have, assets (both tangible and intangible) having a fair saleable value in excess of the amount required to pay the probable liability on its then existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); the Company has and will have access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature; the Company was not insolvent immediately prior to the Company's incurrence of its obligations under the Lease, and immediately after giving effect thereto, the Company will not be insolvent.

                  (q) FACILITY PLAN. The Facility Plan has been prepared in good faith on the basis of assumptions deemed reasonable by the Company and accurately reflects in all respects all material costs currently anticipated to be incurred in connection with achieving Completion. The Facility Plan sets forth the Company's good faith estimation of the schedule for achieving Completion. All material agreements and instruments comprising the Facility Plan are in full force and effect and the Company is not in default of its obligations thereunder in any respect that would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, there are no agreements, instruments, licenses or other rights necessary to own, operate, lease or use the Facility the failure to obtain which would reasonably be expected to result in a Material Adverse Effect, other than the Applicable Permits, the documents and instruments comprising the Facility Plan, and the Transaction Documents; and renovation, construction, ownership, operation, leasing or use of the Facility by the Company (and after the expiration or termination of the Lease, the renovation, construction, ownership, operation, leasing or use of the Facility by the Lessor or its successors or assigns) does not and will not infringe on, or otherwise violate, any patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, or copyrights of any Person in any manner that would reasonably be expected to have a Material Adverse Effect.

                  (r) INSURANCE. The Company and each of its Subsidiaries has (either in the name of the Company or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                  (s) LABOR RELATIONS. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened, except for such complaints, grievances or arbitration proceedings which, if adversely decided, would not have a Material Adverse Effect, (ii) no strike, labor dispute, slow down or stoppage is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, except for any such labor action as would not have a Material Adverse Effect, and (iii) to the best knowledge of the Company, no union representation question is existing with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except for any such question or activities as would not have a Material Adverse Effect.

                  (t) INTELLECTUAL PROPERTY. The Lessee and the Guarantors own or license such copyrights, patents, trademarks and similar rights ("INTELLECTUAL PROPERTY") as are necessary for the conduct of their respective businesses as now conducted, without any known conflict with the rights of others which would have a Material Adverse Effect. Following the occurrence and during the continuance of an Event of Default, the Lessee and the Guarantors, upon the request of the Agent, shall make reasonably diligent efforts to prepare and deliver to the Agent a reasonably detailed listing of all such Intellectual Property, provided that nothing herein shall require the registration of any such Intellectual Property.

                  Section 7.02 REPRESENTATIONS AND WARRANTIES OF LESSOR. Lessor represents and warrants to the Company, the Agent and the Lenders that:

                  (a) EXISTENCE. The Lessor is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island.

                  (b) LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Lessor, threatened, against or affecting the Lessor before any court or arbitrator or any governmental body, agency or official which contests the validity or enforceability of the Transaction Documents or which in any manner draws into question the validity of or could impair in any material respect the ability of the Lessor to perform its obligations under this Agreement or any of the Transaction Documents executed by it.

                  (c) NO BREACH. The execution and delivery of this Agreement, the Notes and the other Transaction Documents, the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will not conflict with, or result in a breach of, or require any consent of any Person not already obtained, under the charter or bylaws of the Lessor, or any Governmental Requirement of the State of the Lessor or its state of incorporation or the United States of America or any other governmental authority governing its banking and trust powers, or any agreement or instrument to which the Lessor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except under the Transaction Documents and other Permitted Liens) upon any of the revenues or Properties of the Lessor, including the Facility, pursuant to the terms of any such agreement or instrument.

                  (d) ACTION. The Lessor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Notes, the other Transaction Documents to which it is a party; and the execution, delivery and performance by it of this Agreement, the Notes, the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on its part; and this Agreement, the Notes and the other Transaction Documents constitute the legal, valid and binding obligations of the Lessor, enforceable against it in accordance with their terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

                  (e) APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, the United States of America or any other governmental authority governing its banking and trust powers are necessary for the execution, delivery or performance by the Lessor of this Agreement, the Notes, the other Transaction Documents to which it is a party, or for the validity or enforceability thereof.

                  (f) OWNERSHIP OF FACILITY. As of the Initial Funding Date, the Lessor owns legal and beneficial title to 100% of the record title interest in and to the Site, free and clear of all Liens except Permitted Liens and the interest of the Company under the Lease. None of the Permitted Liens will interfere with the use or possession of the Facility or the use of or exercise by the Lessor of its rights under any Transaction Document or with respect to the Facility, except to the extent such interference would not be reasonably expected to have a Material Adverse Effect.

                                  ARTICLE VIII

                                    Covenants

         The Company covenants and agrees with the Agent, the Lessor and each Lender to comply with the following covenants until either (i) the Facility has been purchased by the Company (or one of its Affiliates) for the Purchase Price, or (ii) the Lease has been terminated, the Facility has been returned to the Lessor and the Termination Value or the Final Rent Payment or the Completion Costs Payment, as the case may be, and all other amounts payable under the Lease and the other Transaction Documents upon such occurrence have been paid in full, and the Lessor, with respect to itself, covenants and agrees with the Agent and each Lender to comply with the following covenants until all amounts payable under this Agreement have been paid in full:

                  Section 8.01 INFORMATION. The Company will deliver to the Agent, the Lessor and each of the Lenders:

                  (a) within forty-five (45) days after the end of each fiscal quarter of the Company (other than the fourth quarter), the unaudited consolidated and consolidating balance sheet and income statement and statement of cash flows of the Company and its Subsidiaries as at and for the three-month period ended on the last day of such fiscal quarter, accompanied by a certificate of a Responsible Officer of the Company to the effect that such financial statements fairly present the consolidated financial condition of the Company and its Subsidiaries as of the end of such fiscal quarter, and the consolidated results of their operations and their consolidated cash flows for such fiscal quarter, in each case in accordance with GAAP (except for the absence of footnotes) consistently applied (subject to normal year-end audit adjustments);

                  (b) within one hundred twenty (120) days after the last day of each fiscal year of the Company, the audited consolidated balance sheet and income statement and statement of cash flows of the Company and its Subsidiaries as at and for the fiscal year then ended, certified by the Accountants with an unqualified opinion, the substance of such report to be reasonably satisfactory to the Agent, together with the unaudited consolidating balance sheet and income statement and statement of cash flows of the Company and its Subsidiaries as at and for the year then ended and, following any change from the Company's existing, guaranteed-cost workers compensation insurance coverage, an actuarial review detailing the calculations of workers' compensation reserves for claims, accompanied by a certificate of a Responsible Officer of the Company to the effect that such financial statements fairly present the consolidated financial condition of the Company and its Subsidiaries as of the end of such fiscal year and the consolidated results of their operations for such fiscal year, in each case in accordance with GAAP. Said financial statements shall indicate all Guarantees or unusual forward or long-term commitments made by the Company or any Subsidiaries thereof.

                  (c) at the time of the delivery of the quarterly and yearly financial statements required by Sections 8.01(a) and (b) above, a Compliance Certificate signed by a Responsible Officer of the Company in the form attached to this Agreement as EXHIBIT H, appropriately completed;

                  (d) copies of any management letter provided by the Accountants to the Company;

                  (e) promptly upon becoming aware of any litigation or other proceeding against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, notice thereof;

                  (f) within thirty (30) days prior to the commencement of each fiscal year of the Company, a copy of the consolidated operating budget, including, without limitation, projections of the anticipated cash flow of the Company and its Subsidiaries for such fiscal year and a statement of the assumptions on which such budget was prepared;

                  (g) promptly following the request of the Agent, the Lessor, or any Lender, such further information concerning the business, affairs and financial condition or operations of the Company and its Subsidiaries as the Agent, the Lessor or any Lender may reasonably request;

                  (h) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports, proxy statements and other materials;

                  (i) within ten (10) Business days after each and every fiscal quarter, commencing on the fiscal quarter ended December 31, 1997, until the Completion Date, furnish to the Agent a Progress Report through the period ending on such fiscal quarter and dated as of the last day of such or fiscal quarter; and

                  (j) promptly upon the filing thereof by the Company with the SEC (and in any event within ten (10) days of such filing), copies of any registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents if such forms no longer exist).

                  Section 8.02 NOTICE OF DEFAULT, LOSS EVENT OR CASUALTY OCCURRENCE. (a) As soon as practicable, and in any event, within three (3) Business Days of becoming aware of the existence of any condition or event which constitutes a Default or Event of Default hereunder, the Company will provide the Agent, the Lessor and each Lender with written notice which shall have the caption of "Notice of Default", specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

                  (b) Promptly upon becoming aware of the occurrence of either a Loss Event or a Casualty Occurrence, or any other event or condition requiring notice under of the Lease, the Company shall give the Agent, the Lessor and each Lender written notice thereof, which notice shall specify the damage or loss to the Facility in reasonable detail.

                  Section 8.03 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will permit a representative of the Agent, the Lessor and any Lender (including any field examiner or auditor retained by) to inspect the Facility and make copies of the Company's books and records at any of the Company's locations, and to discuss its affairs, finances and accounts with its officers and Accountants, at such reasonable times and places and as often as the Agent, the Lessor or any Lender may reasonably request at the Company's expense. The Company will keep books of record and account regarding the Lease and shall maintain, on a current basis, books of proper record and account in conformity with GAAP, consistently applied (to the extent applicable), which books shall include copies of all Related Contracts and any amendments thereto and the book value of the Facility and of each material item of Property comprising or included in the Facility, and shall provide copies of the foregoing to the Lessor, the Agent and the Lenders from time to time on request at the Company's expense. The Company will keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Company agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                  Section 8.04 CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE. The Company will, and will cause each of its Subsidiaries to, continue to engage in the business in which it is engaged and maintain its existence and comply with all applicable statutes, rules and regulations and remain duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where such qualification or licensing is required by the nature of its business, the character and location of its property, business, or the ownership or leasing of its property, except where such noncompliance or failure to so qualify would not have a Material Adverse Effect, and the Company will, and will cause each of its Subsidiaries to, maintain its properties in good operating condition, and continue to conduct its business as presently conducted.

                  Section 8.05 DISSOLUTION. The Company shall not suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock, except through corporate reorganization to the extent permitted by Section 8.13.

                  Section 8.06 USE OF PROCEEDS. The proceeds of the Loans and Lessor Investment Payments will be used to fund the Facility Cost. Without limiting the generality of the foregoing, no portion of the proceeds of the Loans or the Lessor Investment Payments will be used by the Lessor or the Company (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, except in a negotiated, consensual transaction (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable Governmental Requirement.

                  Section 8.07 COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Company will comply, and will cause its Subsidiaries to comply, in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or where the failure to comply would not reasonably be expected to have or cause a Material Adverse Effect. The Company will pay, prior to the date on which penalties attach thereto, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the Facility or against Property of the Company, except liabilities being contested in good faith and against which, if requested by the Agent, the Company will set up reserves in accordance with GAAP and other than taxes, assessments, governmental charges and other amounts which are not material in amount and could not reasonably be expected to have a Material Adverse Effect.

                  Section 8.08 INSURANCE. The Company will maintain (either in the name of the Lessor or the Company, as applicable), with financially sound and reputable insurance companies, insurance on such of its property in at least such amounts, and with such deductibles, and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses. Without limitation of the foregoing, the Company shall maintain or cause to be maintained, with Permitted Insurers, insurance with respect to the Facility and its business in connection therewith of the types and in the amounts specified in the Lease. The Company will deliver or cause to be delivered to the Agent and the Lessor promptly upon request of Agent, and in any event on January 1st of each calendar year, commencing with January 1, 1999, a report by a firm of independent insurance brokers or consultants chosen by the Company and acceptable to the Agent (a) setting forth the insurance or self-insurance obtained pursuant to the Lease, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of the Lease, that all premiums then due and payable thereon have been paid and that the same are in full force and effect, that the Lessor and the Agent have been named as additional insureds and loss payees, as their interests may appear, under each such policy, and are not liable for payment of premiums thereunder, that such policies may not be cancelled without at least 30 days prior notice to the Lessor and the Agent with an opportunity to cure any default thereunder, and (b) certifying that in the opinion of such firm, such insurance or self-insurance complies with the requirements of the Lease and, as to amounts, coverage and provisions, constitutes reasonable and customary coverage against risks customarily insured against which would affect the Facility, or setting forth any recommendations of such independent insurance brokers or consultants as to additional insurance, if any, reasonably required for the protection of the interests of the Company, the Lessor, the Agent and the Lenders in light of available insurance coverage and practice in the business engaged in by the Company at the Facility. The Agent shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

                  Section 8.09 MAINTENANCE OF PROPERTY. The Company shall maintain and preserve the Facility in accordance with the requirements of the Lease. The Company shall maintain and preserve all of its properties and assets, in good condition, repair and working order, ordinary wear and tear excepted.

                  Section 8.10 ENVIRONMENTAL NOTICES. The Lessor, or the Company, for itself and as Acquisition/Construction Agent for the Lessor, shall furnish to the Agent prompt written notice of all Environmental Liabilities, pending or threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases of which the Lessor or the Company shall have received actual notice or have actual knowledge at, on, in, under or in any way affecting the Facility or any of its Properties, and Properties of any Subsidiary, or any adjacent property, if the amount of liability or of remediation cost to the Lessor, the Company, or any Subsidiary is or could reasonably be expected to have a Material Adverse Effect, and all facts, events, or conditions actually known to the Lessor or the Company that could reasonably be expected to lead to any of the foregoing.

                  Section 8.11 ENVIRONMENTAL MATTERS. The Company shall not, and shall not knowingly permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Facility or the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business or of management or maintenance of the Facility or the Properties in material compliance with all applicable Environmental Requirements, and will take commercially reasonable steps to prohibit any Third Party from doing any of the acts prohibited by the foregoing.

                  Section 8.12 ENVIRONMENTAL RELEASE. The Company agrees that upon its becoming aware of the occurrence of an Environmental Release, except for any Environmental Release which occurred in substantial compliance with all Environmental Requirements, at or on the Facility or any of the Properties owned or operated by it or any Material Subsidiary, it will act promptly to determine the extent of, and to take appropriate remedial action to eliminate, any such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority, except to the extent that failure to take remedial action would not have a Material Adverse Effect.

                  Section 8.13 CONSOLIDATIONS, MERGER OR ACQUISITION. (a) Neither the Company nor any of the Guarantors shall merge or consolidate with or into any other Person, or make any acquisition of the business or assets of any other Person except: (i) any Guarantor may merge into the Company or any other Guarantor; (ii) Investments to the extent permitted by Section 8.17; (iii) the purchase of office supplies and other consumable assets acquired in the ordinary course of business; and (iv) Permitted Acquisitions.

                  (b) In addition to the requirements set forth in Section 8.13(a), the following additional conditions must be satisfied with respect to each Permitted Acquisition:

                  (i) Any company, business or Person to be acquired shall be engaged primarily in the same or a related line of business to the then current business conducted by the Lessee and the Guarantors and shall have Adjusted EBITDA, with adjustments reasonably acceptable to the Agent for the twelve months immediately preceding the proposed acquisition dates, greater than $1.00; provided that in the case of an asset acquisition such determination of the Adjusted EBITDA in respect of such assets shall be made on a proforma basis as if such assets and related liabilities were assets and related liabilities belonging to a Person to be acquired by the Company or any of the Guarantors;

                  (ii) The Company and the Guarantors shall have demonstrated, to the reasonable satisfaction of the Agent, that on a pro forma basis and after giving effect to the proposed acquisition, the Company and the Guarantors will be in compliance with the financial covenants set forth in Sections 8.20 through 8.24 hereof.

                  (iii) All necessary consents, approvals, licenses, permissions, registrations or validations of any Governmental Authority or any Person required for the consummation of the proposed acquisition shall have been obtained and shall be in full force and effect;

                  (iv) Prior written consent of all of the Lenders (any request for such consent to be acted upon by the Lenders within five Business Days after their receipt of such request, together with the other materials and information referenced herein) shall have been obtained with respect to: (A) any individual acquisition involving cash consideration (including assumption of any Indebtedness, or the issuance of any Seller Debt) in excess of $10,000,000 or total consideration in excess of $25,000,000, and (B) any proposed acquisition during any Fiscal Year to the extent that the aggregate cash consideration paid by the Company or the Guarantors (including assumption of any Indebtedness, or the issuance of any Seller Debt) for acquisitions completed during such fiscal year exceeds $20,000,000 (taking into account the proposed acquisition), unless such proposed acquisition involves less than $1,000,000 in cash consideration (including assumption of any Indebtedness, or the issuance of any Seller Debt);

                  (v) Each new Subsidiary of the Company formed to make such acquisition and each Person to be acquired which becomes a Subsidiary of the Company shall become a Guarantor pursuant to Section 8.33; and

                  (vi) The Agent and its counsel shall have received copies of the acquisition agreement and such other documents and information relating to the proposed acquisition as the Agent or its counsel may reasonably request.

                  8.14 DISPOSITION OF ASSETS. The Company and the Guarantors shall not convey, sell, lease, transfer or otherwise dispose of any of their property, business or assets (including without limitation, accounts receivable and leasehold assets), whether now owned or hereafter acquired, except for (i) obsolete or worn out property disposed of in the ordinary course of business (with standard discounts); (ii) the sale of inventory in the ordinary course of business; (iii) other assets (excluding accounts receivable which may not be disposed of), PROVIDED that the aggregate fair value of all assets disposed of pursuant to this clause (iii) in any year shall not exceed five percent (5%) of the consolidated total assets of the Company and the Guarantors as of the end of any such year; (iv) the sale of the Excluded Property; and (v) the sale or other disposition of assets acquired in connection with any Permitted Acquisition, which assets are not used or useable in, or are otherwise not related to, the same or related line of business as the business conducted by the Company and the Guarantors.

                  Section 8.15 LIENS, ETC. The Company covenants and agrees that it shall not create, assume or suffer to exist, any Liens upon any Property now owned or hereafter acquired by it or upon the Facility, except for Permitted Liens.

                  Section 8.16 RESTRICTED PAYMENTS. Neither the Company or any of its Subsidiaries shall declare or make any Restricted Payment.

                  Section 8.17 INVESTMENTS. Neither the Company or any of its Subsidiaries shall make, maintain or acquire any Restricted Investment in any Person other than:

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

                  (a) marketable obligations issued or guaranteed by the United States of America having a maturity of one year or less from the date of purchase;

                  (b) certificates of deposit, Eurodollar time deposits, commercial paper or any other obligations of any lender or of any other bank or trust company organized or licensed to conduct a banking business under the laws of the United States or any State thereof and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard & Poor's Ratings Services or A-2 or higher by Moody's Investors Service, Inc.);

                  (c) commercial paper with maturities of not more than 180 days having the highest rating then given by Moody's Investors Services, Inc. or Standard & Poor's Ratings Services;

                  (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subparagraph (a) above entered into with any Lender or any of the banks referred to in subparagraph (b) above;

                  (e) shares in money market mutual funds substantially all the assets of which are comprised of securities and other obligations of the types described in subparagraph (a)through (d) above;

                  (f) (i) depository accounts at any Lender; and (ii) depository accounts maintained at other banks;

                  (g) stock or obligations issued to the Company or any Subsidiary thereof in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of the Company or such Subsidiary;

                  (h) currently existing Investments set forth on SCHEDULE A;
and

                  (i) Investments by the Company (x) in any of its Subsidiaries for the purpose of financing the conduct of the business of such Subsidiary, or
(y) in a newly formed or acquired Subsidiary in connection with a Permitted Acquisition.

                  Section 8.18 INDEBTEDNESS. Neither the Company nor any of the Guarantors shall create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) the "Obligations" to the "Lenders" under the Revolving Credit Agreement (as those terms are defined therein);

                  (b) existing Indebtedness, including Subordinated Debt, if any, listed on SCHEDULE A hereto;

                  (c) Capital Lease Obligations in an aggregate amount not to exceed $2,000,000 at any one time outstanding; PROVIDED that after giving effect to the incurrence of any such Capital Lease Obligations and to the receipt and application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing;

                  (d) Subordinated Debt incurred by the Company and the Guarantors after the date hereof; PROVIDED that, giving effect to the incurrence of such Subordinated Debt and to the receipt and application of the proceeds thereof, no Default shall have oc curred and be continuing;

                  (e) mortgage Indebtedness on the Excluded Property not to exceed $500,000 in principal amount at any one time outstanding in addition to the currently existing mortgage Indebtedness on such Excluded Property as described on SCHEDULE A hereto;

                  (f) reimbursement obligations owing to the Company's and the Guarantors' workers' compensation insurance carriers;

                  (g) purchase money Indebtedness for the purchase price of equipment and capital assets incurred in the ordinary course of business, PROVIDED that such Indebtedness does not exceed $500,000 in principal amount in the aggregate at any time outstanding;

                  (h) Indebtedness assumed in connection with any Permitted Acquisition to the extent the same does not exceed the limits set forth in clause (a)iv) of the definition of Permitted Indebtedness, provided that such Indebtedness was not incurred in contemplation of such Permitted Acquisition and further provided that the aggregate amount of all such assumed Indebtedness does not exceed $10,000,000; and

                  (i) unsecured Indebtedness of the Company and the Guarantors, or any of them, issued to sellers in connection with Permitted Acquisitions, provided that at the time of the incurrence of such Indebtedness and giving effect thereto and to such acquisition, no Default shall have occurred and be continuing (the "Seller Debt").

                  8.19 GUARANTEES. Neither the Company nor any of the Guarantors shall create, incur or suffer to exist any obligations in respect of Guarantees except for:

                  (a) existing Guarantees, if any, listed on SCHEDULE A hereto;

                  (b) Guarantees entered into after the date hereof in connection with Capital Lease Obligations and Indebtedness permitted under
Section 8.18.

                  Section 8.20 DEBT COVERAGE. The Company will not permit the ratio of Total Funded Debt to Adjusted EBITDA to exceed 2.5 to 1.0 during any four consecutive fiscal quarters, as determined at the end of each fiscal quarter for the four quarters then ended.

                  Section 8.21 FIXED CHARGES COVERAGE. The Company will not permit the ratio of Adjusted EBITDA plus rental payments in respect of the Lease to Fixed Charges plus rental payments in respect of the Lease during any four consecutive fiscal quarters, as determined at the end of each fiscal quarter for the four quarters then ended, to be less than (i) 1.05 to 1.0 at the end of each-fiscal quarter through December 31, 1997, and (ii) 1.25 to 1.0 at the end of each fiscal quarter thereafter.

                  Section 8.22 CAPITAL RATIO. The Company will not permit the ratio of Total Funded Debt to Capitalization to exceed 0.5 to 1.0 at any fiscal quarter end.

                  Section 8.23 CURRENT RATIO. The Company will not permit the ratio of Current Assets to Current Liabilities to be less than 1.35 to 1.0 at any fiscal quarter end.

                  Section 8.24 MINIMUM TANGIBLE NET WORTH. The Company shall at all times maintain consolidated Tangible Net Worth of not less than (i) $26,851,622, plus (ii) seventy-five percent (75%) of all cumulative consolidated Net Income of the Company following the Closing Date, PROVIDED, that for purposes of this clause (ii) only positive consolidated Net Income shall be included and any net losses shall be disregarded, plus (iii) seventy-five percent (75%) of the net proceeds of any public offering by the Company of shares of capital stock of the Company. The level of Tangible Net Worth required under this Section 8.24 may be adjusted, for certain non-cash charges to the extent incurred in connection with Permitted Acquisitions which are identified to and approved by the Agent in writing.

                  Section 8.25 RELATED CONTRACTS. The Company, as agent for the Lessor, will comply with, maintain execution counterparts of, and promptly upon request by the Agent from time to time deliver copies of, or after the occurrence of an Event of Default, originals of, all Related Contracts.

                  Section 8.26 TRANSACTIONS WITH AFFILIATES. Except as permitted by Section 8.17 or as set forth on SCHEDULE A and except for transactions solely between or among the Company and the Guarantors or between or among the Guarantors, the Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, or engage in any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Company, unless such transaction is not prohibited by this Agreement, is for reasonable business or tax purposes, is in the ordinary course of the Company's or such Subsidiary's business, and is upon fair and reasonable terms no less favorable to the Company or such Subsidiary as those that could be obtained in a comparable arm's length transaction with a Person not an Affiliate.

                  Section 8.27 AGREEMENT TO PLEDGE, ETC. The Company acknowledges that the Lessor shall grant to the Agent for the benefit of the Lenders a first and prior Lien on and security interest in and to the Lease and the other Transaction Documents and shall execute and deliver the Lessor Mortgage encumbering the Facility, in each case securing the Notes and other amounts owing to the Lenders by the Lessor under the Transaction Documents, subject only to Permitted Liens.

                  Section 8.28 FURTHER ASSURANCES. The Company will cure promptly any defects in the due execution and delivery by it of the Transaction Documents, including this Agreement. The Company at its expense will promptly execute and deliver to the Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company in the Transaction Documents, including this Agreement, or to further evidence and more fully describe the collateral relating to the Facility intended as security for the Notes and Lessor Investment, or to correct any item that the Company and the Agent agree constitutes an omission or error in the Transaction Documents, or more fully to state the existing security obligations set out herein or in any of the Transaction Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Transaction Documents, or to make any recordings, to file any notices, or obtain any consents, required by the terms of the Transaction Documents, all as may be necessary or appropriate in connection therewith.

                  Section 8.29 COMPLETION; ETC. The Lessor and the Company, as agent for the Lessor, will use the proceeds of the Loans and the Lessor Investment Payments for the purposes specified in Section 7.01(o) and will proceed to achieve Completion on or prior to the Completion Date. The Company, as agent for the Lessor, will perform and observe in all material respects its obligations under the agreements and instruments comprising the Facility Plan and all Applicable Permits the failure to perform or observe which will have a Material Adverse Effect. The Company, as Acquisition/Construction Agent for the Lessor, will preserve, protect and maintain in effect all Applicable Permits unless the failure to maintain such Applicable Permits could not be reasonably be expected to have a Material Adverse Effect.

                  Section 8.30 MAINTENANCE; ETC. The Company shall, as Acquisition/Construction Agent for the Lessor, preserve, protect and maintain in accordance with prudent industry practices their rights in and to the Applicable Permits and all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, or copyrights used in the ordinary course of business of the Facility that are necessary for and material to the operation of the Facility the failure to have or maintain which would have a Material Adverse Effect; and the Company shall defend and hold harmless the Lessor, the Agent and each Lender from and against any cost, liability or expense arising from any claim of infringement, misuse or misappropriation of any of the foregoing.

                  Section 8.31 ENCROACHMENTS. The Facility, when completed, shall be situated wholly within the boundary lines of the Site and shall not encroach upon any contiguous or adjoining Property (other than those portions of the Facility for which the Lessor has the right to locate and operate such portions pursuant to use or operating agreements); and the Facility shall not violate any other easements, rights-of-way, licenses or other agreements affecting the Site.

                  Section 8.32 FACILITY PLAN. The Company shall not amend or revise the Facility Plan in any manner which would materially and adversely affect the operation, design or capacity of the Facility without the prior written consent of the Majority Lenders, which will not be unreasonably withheld. The Company shall not under any circumstance undertake to operate or use or otherwise initiate the operations at or use of the Facility except in accordance in all material respects with the Facility Plan and except for the Permitted Use. The Company shall be fully and solely responsible for funding all costs in connection with the acquisition, development, renovation, construction and installation of the Facility in excess of the limits contained in Section 2.01, it being understood and agreed that neither the Lessor, the Agent nor any Lender shall under any circumstances whatsoever be obligated to fund any amount for any of the Facility Cost in excess of the limits contained in Section 2.01.

                  Section 8.33 NEW SUBSIDIARIES TO BECOME GUARANTORS. The Company does not have any Subsidiaries except those on SCHEDULE A. Immediately following the creation of any Subsidiary following the Closing Dates, a or the acquisition by the Company of any Person which becomes a Subsidiary, the Company
(i) shall cause such Subsidiary to become a "Guarantor" and to execute and deliver such instruments and other documents, in form and substance satisfactory to the Agent, as the Agent shall reasonably require in order to effectuate such joinder, (ii) shall forthwith deliver to the Agent pursuant to the Security Instruments the certificates evidencing all of the issued and outstanding shares of stock of such Subsidiary, accompanied by undated stock powers executed in blank and take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Security Instruments, and
(iii) notify the Agent in writing of the creation or acquisition of such Subsidiary. The Company shall, and shall cause the appropriate Subsidiaries to, promptly (x) execute and deliver to the Agent such number of copies as the Agent may specify of documents creating such Liens, (y) do all other things which may be necessary or which the Agent may reasonably request in order to confer upon and confirm to the Agent the benefits of such security, and (z) deliver such legal opinions, certificates, evidences of corporate action or other documents as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent, relating to the satisfaction of the Company's obligations under this Section.

                  Section 8.34 COVENANTS OF LESSOR. The Lessor covenants and agrees that so long as it remains Lessor thereunder, the Lessor shall preserve and maintain its corporate existence and material rights, privileges and franchises, and perform every act and discharge all of its obligations hereunder and under the Transaction Documents; PROVIDED the sole remedy of the parties to this Agreement for breach by the Lessor of its obligations shall be to cause a successor Person satisfactory to the Majority Lenders to assume the rights, duties and obligations of the Lessor hereunder and under the other Transaction Documents.

                                   ARTICLE IX

                                Events of Default

                  Section 9.01 EVENTS OF DEFAULT. The occurrence and continuation of any one or more of the following events shall constitute an "EVENT OF DEFAULT".

                  (a) The Company, as Acquisition/Construction Agent for the Lessor, shall default in the payment of any principal of any Loan or the principal amount of any Lessor Investment Payment when due; or default in the payment of any interest on any Loan or Yield (including without limitation any Accrued Construction Term Yield) on any Lessor Investment Payment and the continuance of such default for five (5) Business Days thereafter; or default in the payment of any fees or other amounts payable by it hereunder or under the Transaction Documents, to the Agent and the Lenders or the Lessor when due and the continuance of such default for five (5) Business Days thereafter; or default in the payment of any other amounts payable hereunder or under any other Transaction Documents to agents, attorneys and consultants of the Agent or any Lender or the Lessor when due and the continuance of such nonpayment for thirty
(30) days thereafter; or

                  (b) Any representation, warranty, certification or statement made by the Company or the Guarantors in Article VII of this Agreement or in any other Transaction Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or misleading in any material respect when made or reaffirmed (or deemed made or reaffirmed); or

                  (c) The Company shall fail to observe or perform any covenant or agreement contained in Sections 8.02, 8.03, 8.05, 8.06, or 8.13 through 8.24; or

                  (d) The Company shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraphs (a) and (c) above), or the Guarantors shall fail to observe or perform any covenant or agreement contained or incorporated by reference in the Guaranty (Lessee), and in either case such failure shall not have been cured within (1) 20 days, with respect to [insert relevant references to the Guaranty (Lessee), and (2) 30 days, with respect to all other covenants or agreements, after the earlier to occur of (i) written notice thereof has been given to the Lessor, the Company and the Guarantors by the Agent at the request of the Majority Lenders or (ii) an executive, senior financial or accounting officer of the Company or the Guarantors otherwise becomes aware of any such failure; or

                  (e) An "Event of Default" under or as defined in (i) the Lease or (ii) any other Transaction Document or (iii) the Revolving Credit Agreement shall occur; or

                  (f) The Company, the Guarantors or any Material Subsidiary shall fail to make any payment in respect of Indebtedness outstanding in an aggregate principal amount equal to or greater than $500,000 (excluding Indebtedness incurred pursuant hereto) after the expiry of any applicable grace period; or

                  (g) Any other event or condition shall occur which (i) results in the acceleration of the maturity of Indebtedness (other than Indebtedness which would not constitute a "liability" in accordance with GAAP) outstanding of the Company or any Guarantor in an aggregate principal amount equal to or greater than $500,000, including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Guarantor, the Company or any Material Subsidiary) or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Guarantor, the Company or any Material Subsidiary); or

                  (h) The Company or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (i) An involuntary case or other proceeding shall be commenced against the Company or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

                  (j) The Company, any Guarantor, or any member of the Controlled Group shall fail to pay when due any amount aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                  (k) One or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 (net of amounts fully covered by insurance) shall be rendered against the Company or any Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; or

                  (l) A federal tax lien shall be filed against the Company or any Guarantor under Section 6323 of the Code or a lien of the PBGC shall be filed against the Company or any Guarantor under Section 4068 of ERISA and if in either case the amount involved is in an aggregate amount in excess of $500,000 and such lien shall remain undischarged for a period of 25 days after the date of filing;

                  (m) Any of the Transaction Documents shall cease, for any reason, to be in full force and effect or the Guarantors or the Company shall so assert; or

                  (n) The Company shall abandon the Facility or the renovation or construction and development thereof, or Completion shall not have occurred on or before the Completion Date;

UNLESS in any event, the Company (or any Affiliate thereof) pays the Termination Value or acquires the Facility by payment in full of the Purchase Price within five (5) Business Days after the occurrence of such event or existence of such condition.

                  Section 9.02 REMEDIES. Upon the occurrence and continuation of any Event of Default:

                  (a) in the case of an Event of Default (other than one referred to in Sections 9.01(h) or (i)), the Agent may and, upon request of the Majority Lenders, shall, by notice to the Lessor and the Company and the Guarantors, cancel the Commitments and/or declare the principal amount then outstanding of and the accrued interest on the Loans and the principal amount of and accrued Yield on the Lessor Investment and all other amounts payable by the Lessor or by the Company, as Acquisition/Construction Agent for the Lessor, hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company and the Lessor, and apply the Cash Collateral in accordance with the provisions of Section 2.02(c); and

                  (b) in the case of the occurrence of an Event of Default referred to in Sections 9.01(h) or (i), the Commitments shall be automatically cancelled and the principal amount then outstanding of and the accrued interest on the Loans and the principal amount of and accrued Yield (including without limitation all Accrued Construction Term Yield) on the Lessor Investment and all other amounts payable by the Lessor, the Lessee or the Company as Acquisition/Construction Agent for the Lessor hereunder, under the Notes and under the other Transaction Documents shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company and the Lessor.

                  (c) Notwithstanding Sections 9.02(a) and (b), the Company or the Guarantors may cure any Default or Event of Default under Section 9.01 by paying the Termination Value or purchasing the Facility as provided in Section 15(c) of the Lease for the Purchase Price.

                  (d) The Lessor may not initiate or pursue remedies unless and until the Agent and the Lenders have initiated remedies against the Facility, the Company or the Guarantors. In the event the Agent and the Lenders have initiated remedies, the Lessor may join in enforcement of remedies against the Facility, the Company or the Guarantors.

                  (e) If the Majority Lenders shall have instructed the Agent to cause the Lessor to sell or otherwise dispose of the Facility or to foreclose on the Facility and other collateral in accordance with the Security Instruments and the Lease, then (i) the net cash sales or foreclosure proceeds to be received must at least equal an amount equal to the Funded Amount, plus all other amounts then owing to the Lenders and the Lessor hereunder and under the other Transaction Documents; and (ii) the Majority

Lenders may not, without the consent of the Lessor, instruct the Lessor to sell the Facility or any portion thereof for an amount less than the Unguaranteed Amount, or instruct the Agent to foreclose on the Facility in accordance with the Security Instruments and the Lease unless the Lenders intend to make a cash bid to purchase the Facility for an amount not less than the Unguaranteed Amount. In the event that all of the Lenders have been repaid in full in accordance with this Agreement with respect to amounts owing to them as Lenders, or if the Company or any of its Affiliates shall have acquired all of the Notes, the Agent shall act or refrain from acting, and shall be fully protected in acting or refraining from acting, in accordance with instructions signed solely by the Lessor. Instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto, shall be binding on all of the Lenders and the Lessor.

                  (f) The Agent, the Lenders and the Lessor agree not to exercise their remedies against the Facility under the Security Instruments unless an Event of Default has occurred and is continuing hereunder and the Lease has terminated and the Company (or any Affiliate thereof) shall not have purchased the Facility on or before the Cancellation Date.

                                    ARTICLE X

                                    The Agent

                  Section 10.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender and the Lessor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Notes and the Lessor Investment), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes and the Lessor; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender and the Lessor prompt notice of each notice given to it by the Lessor, the Company or the pursuant to the terms of this Agreement or any of the Transaction Documents.

                  Section 10.02 RELIANCE BY AGENT. None of the Agent or any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.06; (b) may consult with legal counsel (including counsel for the Company or the Guarantors), independent public accountants and other experts selected by it in good faith and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or the Lessor and shall not be responsible to any Lender or the Lessor for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any of the other Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Company or the Guarantors or to inspect the Facility or the property (including the books and records) of the Company or the Guarantors; (e) shall not be responsible to any Lender or the Lessor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; (f) shall incur no liability under or in respect of this Agreement or the Transaction Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties; and (g) shall act or refrain from acting, and shall be fully protected in acting or refraining from acting, in causing the Lessor to sell or otherwise dispose of the Facility, or in foreclosing on the Facility in accordance with the Security Instruments, upon receiving instructions signed by the Majority Lenders.

                  Section 10.03 DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans, the face amount of or Yield on the Lessor Investment or of fees) unless the Agent has received notice from a Lender, the Company or the Lessor specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders and the Lessor (and shall give each Lender and the Lessor prompt notice of each such non-payment). The Agent shall (subject to Section 10.07) take such action with respect to such Default as shall be directed by the Majority Lenders or the Lessor, as appropriate, as provided in Section 10.02, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders and the Lessor.

                  Section 10.04 RIGHTS AS A LENDER. With respect to its Commitment, the Loans made by it and the Notes issued to it, Fleet Real Estate Capital, Inc. shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Fleet Bank were not the Agent. Fleet Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Guarantors and any Person who may do business with or own securities of the Company or any of the Guarantors, all as if Fleet Bank were not the Agent and without any duty to account therefor to the Lenders.

                  Section 10.05 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Lessor or the Company), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective amounts of the Aggregate Loan Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, orders, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Transaction Documents or any action taken or omitted by the Agent under this Agreement or any of the Transaction Documents, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, orders, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Transaction Documents, to the extent that the Agent is not reimbursed for such expenses by the Company or the Guarantors.

                  Section 10.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in
Section 7.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent

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

shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, the Lessor or the affiliates of either of them, which may come into the possession of the Agent or any of its affiliates.

                  Section 10.07 FAILURE TO ACT. The Agent shall in all cases be fully justified in failing or refusing to act hereunder or under the Transaction Documents unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.

                  Section 10.08 RESIGNATION OR REMOVAL OF AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders, the Lessor and the Company and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then such retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender and a commercial bank organized, or authorized to conduct a banking business, under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, each successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Transaction Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE XI

                                  Miscellaneous

                  Section 11.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes, and no consent to any departure by the Company or the Lessor therefrom, shall be effective against the Company, the Lessor, the Agent or the Lenders unless it shall be in writing and signed by the Company and the Majority Lenders, and no amendment or waiver of any provision of any Transaction Documents, and no consent to any departure by the Company or the Lessor therefrom, shall be effective against the Company, the Lessor, the Agent or the Lenders unless signed by the Persons executing such Transaction Document, the Company and the Agent with the consent of the Majority Lenders; and in any event, any such waiver or consent

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

shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall, unless in writing and signed by the Company, the Lessor and all the Lenders, be effective to: (a) waive any of the conditions specified in Article VI, (b) increase the Aggregate Loan Commitments or Lessor Investment Commitment or subject the Lessor or the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes, or the face amount or yield on the Lessor Investment hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes, or the face amount or Yield on the Lessor Investment hereunder, (e) change the percentage of the Aggregate Loan Commitments or Lessor Investment Commitment or of the aggregate unpaid principal amount of the Notes or Lessor Investment, or the number of Lenders which shall be required for the Agent, the Lenders, the Lessor or any of them to take any action under this Agreement, (f) amend this Section 11.01, (g) except as otherwise permitted in this Agreement or the other Transaction Documents, permit the creation of any Lien (other than Permitted Liens) on the Collateral equal to or prior to the interests of the Lenders, sell or otherwise dispose of any portion of the Collateral or release any Lien created under the Transaction Documents, (h) waive the terms of any payment obligation, amend or modify the order of application of payments and proceeds, (i) amend, modify or waive any provision of any of the Operative Guaranties or (j) change the requirements set forth in SCHEDULE 1.02(B) necessary to achieve Completion; PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lessor, the Lenders and other Persons required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

                  Section 11.02 NOTICES. Except as otherwise provided in Article II or Article V, all notices and other communications provided for hereunder shall be in writing (including by telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to the Company, at 2850 Douglas Road, Coral Gables, Florida 33135, Attention: Stephen Waechter, Telecopier: 305-460-2396; if to any Lender, at its address set forth under its name on its signature page hereto; if to the Agent at 75 State Street, Boston, Massachusetts 02109, Attention: Ginger Stolzenthaler, Telecopier: 617-346-1634; if to the Lessor at One Federal Street, Boston, Massachusetts 02211, Attention: Jay Hart, Telecopier: 617-346-0513; or, as to each party at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answerback or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Agent or a Lender or the Lessor by telephone pursuant to Article II or
Article V shall be effective if the Agent, Lender or Lessor believes in good faith that it was given by an authorized

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

representative of the Company and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

                  Section 11.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC.

                  (a) The Company as Acquisition/Construction Agent for the Lessor agrees to pay on demand (i) all reasonable fees and out-of-pocket expenses of counsel for the Agent (but not the separate counsel for the Lenders) in connection with the preparation, execution and delivery of this Agreement, the Notes, the other Transaction Documents and the other documents to be delivered hereunder and the fulfillment or attempted fulfillment of conditions precedent hereunder, and any amendments to any of the Transaction Documents,
(ii) all reasonable costs and expenses incurred by the Agent and its Affiliates in initially syndicating all or any portion of the Commitments hereunder, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for the Agent or its Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate and (iii) all out-of-pocket costs and expenses, if any, incurred by the Agent, the Lenders and the Lessor in connection with the enforcement (whether through negotiations, legal proceedings in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the Notes, the other Transaction Documents and the other documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of separate counsel for each of them. In furtherance of and not in limitation of the foregoing, the Company shall pay all fees, costs and expenses incurred in obtaining the Facility Plan, the Approved Appraisal, the Environmental Assessment, the Title Policy, the Surveys, the Related Contracts and the Lessor's cost of obtaining residual value insurance. The Company shall indemnify the Lessor, the Agent and each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of any of the Transaction Documents, and all other Impositions.

                  (b) The Company agrees, in addition to any other indemnity obligations set forth in any Transaction Document, to indemnify and save harmless, the Lessor, the Agent, each Lender and any of their successors and assigns, and their respective of ficers, directors, incorporators, shareholders, employees, agents, partners, attorneys, affiliates and servants (individually an "INDEMNIFIED PARTY" and collectively the "INDEMNIFIED PARTIES") from and against all liabilities, Liens, Taxes, Impositions, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses and all other expenses incurred in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to (i) any actual or proposed use by the Lessor or the Company of the proceeds of any of the Loans or Lessor Investment,
(ii) any other aspect of this Agreement, the Notes and the other Transaction Documents, (iii) the operations of the business of the Company or the Guarantors, (iv) the failure of the Company or the Guarantors to comply with any Governmental Requirement (including, without limitation, design, construction, manufacture, engineering, assembly, installation, use, operation or ownership of the Facility or any portion thereof), (v) the breach of any representation or warranty set forth herein regarding Environmental Requirements, (vi) the failure of the Company as Acquisition/Construction Agent for the Lessor to pay any amount required to be paid hereunder, including, without limitation, principal and interest on the Notes and the face amount and Yield on the Lessor Investment (whether or not the Lease has terminated), (vii) the failure of the Company to perform any obligation herein required to be performed pursuant to Environmental Requirements, or any act or omission which occurred or will occur at any prior or subsequent time, or any condition or state of facts in existence at any prior or subsequent time relating in any way to the Facility which gives rise to any liability or obligation under any Environmental Requirement or gives rise to any Environmental Damages, (viii) the Lessor's ownership and leasing of the Facility pursuant to the Lease, (ix) the sale of any portion of the Facility either to the Company or any other Person pursuant to the provisions of the Lease, (x) all acts or omissions of the Company or any Sublessee, (xi) any Imposition, Lien, judgment, order, tax, or other payment owing in respect of the Facility or which the Company is obligated to discharge or pay to any Person, (xii) any action or omission of the Company pursuant to, or breach of or failure to perform under, the Agency Agreement, (xiii) any injury to, or death of, any Person, or damage to or loss of Property to the extent not reimbursed by insurance prior to the Indemnified Party having to make any payment in respect thereof, or any other thing occurring on or resulting from activities on the Facility or any portion thereof, (xiv) the renovation, construction, leasing, subleasing, operation, occupancy, possession, use or non-use by the Company (whether in its individual capacity or as Acquisition/Construction Agent for the Lessor) of the Facility or any portion thereof, or the condition of the Facility or any portion thereof,
(xv) any Default or Event of Default under the Lease or this Agreement, (xvi) any act or omission of the Company or its agents, contractors, licensees, Sublessees, invitees, representatives or any other Person on or relating to, or in connection with, the ownership, renovation, construction, leasing, subleasing, operation, management, maintenance, occupancy, possession, use, non-use or condition of the Facility or any portion thereof, (xvii) performance of any labor or services or furnishing of any materials or other Property in respect of the Facility or any portion thereof, (xviii) any permitted contest referred to in Section 13 of the Lease, (xix) any claims for patent, trademark, trade name or copyright infringement or (xx) any violation by the Company or the Guarantors of any Transaction Document or any Related Contracts or any other contract or agreement to which the Company or the Guarantors is a party, or of any Insurance Requirement, in each case affecting any Indemnified Party, the Facility or any portion thereof or the ownership, operation, occupancy, possession, use, non-use or condition thereof, in each case regardless of the acts, omissions or negligence of any Indemnified Party, it being the intent of the Company, to the fullest extent permitted by applicable law, to indemnify the Indemnified Parties for their own negligent acts or omissions (other than gross negligence or wilful misconduct) in connection with any of the foregoing (collectively, the "INDEMNIFIED RISKS"); PROVIDED, HOWEVER, that no Indemnified Party shall be entitled to indemnity (or any other payment or reimbursement) for any Indemnified Risks to the extent such Indemnified Risks result from or arise out of one or more of the following: (1) any representation or warranty by such Indemnified Party in the Transaction Documents being incorrect; (2) the willful misconduct or gross negligence of, or the violation of any law, rule or regulation binding upon such Indemnified Party; (3) the failure on the part of the Lessor or the Agent to distribute in accordance with this Agreement any amounts received and distributable by it hereunder; (4) a claim arising from the offer, sale or delivery of the Lessor Investment or a Note or an interest in the Lessor Investment or a Note or this Agreement by such Indemnified Party (other than insert name of Lessor] or the Lessor, subject nevertheless to clause (2) above) for a violation of any Governmental Requirement unless such violation was caused by some performance or nonperformance of the Company or the Guarantors;
(5) claims of such Indemnified Party which is a Lender or the Agent arising because of a claim against such Indemnified Party brought by another Lender or the Agent; (6) any claim for economic losses based upon the rate of return of the Loans; and (7) payment of the principal of the Tranche B Loans or the Lessor Investment Payments in the circumstances described in Section 3.05(b), if the Company shall have paid the Final Rent Payment or the Completion Costs Payment, as applicable, and complied with its other obligations under the Transaction Documents.

                  (c) If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Party, whether such action, proceeding, suit or claim shall be actual or threatened, or in preparation therefor, the Company will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; PROVIDED that such Indemnified Party shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company, the Indemnified Party may assume the defense of such action and the Company agrees to reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party. The Company may settle any action which it defends hereunder on such terms as it may deem advisable in its sole discretion, subject to its ability promptly to perform in full the terms of such settlement. No Indemnified Party may seek indemnification or other reimbursement or payment, including attorneys' fees or expenses, from the Company for any cause of action, suit, proceeding or claim settled, compromised or in any way disposed of by the Indemnified Party without the Company's prior written consent, which will not be unreasonably withheld.

                  (d) The obligations of the Company under this Section 11.03 shall survive the expiration or any termination of this Agreement (whether by operation of law or otherwise) and the payment of amounts owed by the Lessor and the Company under this Agreement, the Notes, the Lessor Investment and the other Transaction Documents, and shall also expressly survive any sale, transfer or conveyance of the Facility made by the Lessor pursuant to the Lease.

                  (e) Upon demand for payment by any Indemnified Party of any Indemnified Risks incurred by it for which indemnification is sought, the Company shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party, unless and only so long as: (i) the Company shall have assumed the defense of such action and is diligently prosecuting the same; (ii) the Company is financially able to pay all its obligations outstanding and asserted against the Company at that time, including the full amount of the Indemnified Risks; and (iii) the Company has taken all action as may be reasonably necessary to prevent (1) the collection of such Indemnified Risks from the Indemnified Party; (2) the sale, forfeiture or loss of the Facility or any portion thereof during such defense of such action; and (3) the imposition of any civil or criminal liability for failure to pay such Indemnified Risks when due and payable.

                  (f) The Company acknowledges and agrees that (i) its obligations under this Section 11.03 are intended to include and extend to any and all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, costs and expenses (including, without limitation, response and remediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (A) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any Hazardous Materials at or from the Facility or any part thereof; (B) the violation or alleged violation of any Environmental Laws relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (C) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any governmental authority relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (D) the Company's failure to comply with its obligations under Section 7 of the Lease; and (E) any abandonment of the Facility by the Company; PROVIDED, HOWEVER that no Indemnified Party shall be entitled to indemnity or any other payment or reimbursement for any of the types of claims enumerated in this Section 11.03(f) to the extent such claims result from or arise out of the willful misconduct or gross negligence of such Indemnified Party; and (ii) the indemnification provided for under this Section 11.03(f) shall be governed by the procedures set forth in Sections 11.03(c)-(e) above.

                  (g) Without limiting the generality of the foregoing provisions of this Section 11.03, the Company agrees to pay or reimburse, promptly upon demand, and protect, indemnify and save harmless, the Lessor, as Lessor under the Lease, following the occurrence of a Termination Event, from any action by any Sublessee or other owner of an interest in the Facility (other than a Co-Lessee) which causes the Lessor, as Lessor under the Lease, any delay in exercising its remedies, or results in the reduction of the Lessor's remedies, under the Lease. Upon demand of the Lessor, as Lessor under the Lease, for indemnification pursuant to this Section 11.03(g), the Company agrees that it will, within twenty (20) days of such demand from the Lessor, (a) purchase the Notes from the Lenders for a purchase price equal to the principal balance, accrued, unpaid interest, fees and expenses, and all other amounts then owing by the Lessor to the Lenders as advised to the Company in writing by the Agent, and
(b) purchase the Lessor Investment from the Lessor for a purchase price equal to the outstanding face amount, accrued, unpaid Yield, fees and expenses, and all other amounts then owing to the Lessor as advised to the Company in writing by the Agent.

                  (h) In case any action shall be brought against any Indemnified Party in respect of which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing, but the failure to give such prompt notice shall not relieve the Company from liability hereunder, except to the extent that such failure to notify causes an increase in the amount otherwise assertable under this indemnity.

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

                  Section 11.04 NO WAIVER; REMEDIES. No failure on the part of any Lender, the Agent or the Lessor to exercise, and no delay in exercising, any right hereunder or under any Note or any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Note or Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 11.05 RIGHT OF SET-OFF. Upon the declaration of the Notes as due and payable pursuant to the provisions of Section 9.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or the Notes of the Company held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                  Section 11.06  ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Neither the Lessor nor the Company may assign its rights or obligations hereunder or under the Notes or the Lessor Investment or any other Transaction Document without the prior consent of all of the Lenders and the Agent.

                  (b) Each Lender may at any time assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loan Commitment, the Loans owing to it and the Note held by it) and the assignee thereof shall assume all such rights and obligations pursuant to an Assignment and Acceptance executed by such assignee, such assigning Lender and the Agent); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) no interest may be sold by a Lender pursuant to this Section 11.06(b) unless the assignee shall agree to assume ratably equivalent portions of the assigning Lender's rights and obligations under this Agreement, (iii) the amount of the Loan Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or, if less, the entire Commitment of the assigning Lender), (iv) each such assignment shall be to an Eligible Assignee, (v) a Lender may not have more than two (2) assignees that are not then Lenders at any one time and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500, and shall send to the Company an executed counterpart of such Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Guarantor or the performance or observance by the Company of any of its obligations under this Agreement or by the Company or any Guarantor any other Transaction Document; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations

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which by the terms of this Agreement are required to be performed by it as a
Lender.

                  (d) The Agent shall maintain at its address referred to in
Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Guarantors, the Lessor, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, the Guarantors, the Lessor or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the acceptance of any Assignment and Acceptance for recordation in the Register, EXHIBIT E shall be deemed to be amended to reflect the revised Loan Commitments of the Lenders parties to such Assignment and Acceptance as well as administrative information with respect to any new Lender as such information is recorded in the Register.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lessor, the Company and the Guarantors; within five (5) Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Acceptance, the Lessor, at the expense of the Company, shall execute and deliver to the Agent in exchange for the surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the Loan Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Loan Commitment hereunder, a new Note, to the order of the assigning Lender in an amount equal to the Loan Commitment retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBITS B or C, as applicable.

                  (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loan Commitment and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Loan Commitment to the Lessor hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Company, the Guarantors, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with its rights and obligations under this Agreement and the other Transaction Documents, (v) such Lender shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which (A) postpone any date fixed for any payment of, or reduce any payment of, principal of or interest on such Lender's Notes or (B) increase the amount of such Lender's Loan Commitment in a manner which would have the effect of increasing the amount of a participant's participation, or (C) reduce the interest rate payable under this Agreement and such Lender's Note, or (D) consent to the assignment or the transfer by the Company or the Lessor of any of its rights and obligations under this Agreement and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a "Lender" hereunder.

                  (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company or the Guarantors furnished to such Lender by or on behalf of the Company or the Guarantors; PROVIDED that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Company and the Guarantors to preserve the confidentiality of any confidential information relating to the Company or the Guarantors received by it from such Lender in a manner consistent with Section 11.13.

                  (h) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it) and the Note issued to it hereunder in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

                  (i) Notwithstanding any other provision of this Agreement or any other Transaction Document, neither the Company nor the Guarantors nor any of their respective Affiliates may acquire any of the Notes unless the Company, such Guarantor or such Affiliate acquires all of the Notes in a single transaction and thereby becomes bound by the provisions hereof; and unless the Company, such Guarantor or such Affiliate shall have acquired all of the Notes, it shall not be entitled to exercise any rights or remedies of a Lender under any of the Transaction Documents.

                  (j) Notwithstanding any other provision of this Agreement to the contrary, no assignee or participant shall be entitled to receive any greater payment under Section 4.06 or 5.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 5.02 or 5.03 hereof requiring such Lender to designate a different Applicable Funding Office under certain circumstances or at a time when the circumstances giving rise to such a greater payment did not exist.

                  Section 11.07 INVALIDITY. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Transaction Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Transaction Document.

                  Section 11.08 ENTIRE AGREEMENT. The Notes, this Agreement and the other Transaction Documents embody the entire agreement and understanding among the Lenders, the Lessor, the Agent, the Company and the Guarantors and supersede all other agreements and understandings among such parties relating to the subject matter hereof and thereof. This written Credit Agreement, the Notes and the other Transaction Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

                  Section 11.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to an Article or Section shall be deemed to refer to the applicable Article or Section of this Agreement unless otherwise stated herein. Any reference herein to Schedule 8.31 or any other schedule shall be deemed to refer to the applicable Schedule 8.31 or any other schedule attached hereto unless otherwise stated herein.

                  Section 11.10 SUCCESSORS; SURVIVALS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of the Lessor and the Company under Section 4.06, Article V, and Section 11.03 shall survive the repayment of the Loans and Lessor Investment Payments and the termination of the Commitments.

                  Section 11.11 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 11.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery to the Agent of a counterpart executed by a Lender shall constitute delivery of such counterpart to all of the Lenders. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

                  Section 11.13 CONFIDENTIALITY. Each Lender, the Agent and the Lessor (each, a "PARTY") agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Company or any of its Affiliates to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential), confidential from anyone other than Persons employed or retained by such Party who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans, the Lessor Investment Payments or the Transaction Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); PROVIDED, HOWEVER, that nothing herein shall prevent any Party from disclosing such information (a) to any other Party, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Party, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which any Party or its respective affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Party's legal counsel and independent auditors, and (h) to any actual or proposed participant, Eligible Assignee or other transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 11.13; PROVIDED that should disclosure of any such confidential information be required by virtue of clause (b), (c) or (e) of the immediately preceding sentence, any relevant Party shall promptly notify the Company of same so as to allow the Company to seek a protective order or to take any other appropriate action; PROVIDED, FURTHER, THAT no Party shall be required to delay compliance with any directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Company to effect any such action.

                  Section 11.14  GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) This Agreement and the Notes (including, but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than the conflict of laws rules thereof, except to the extent that the laws of the State of Florida mandatorily apply.

                  (b) The Company hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by the Agent, the Lessor or any Lender in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement, the Notes or the other Transaction Documents (such claims and causes of action, collectively, being "PERMITTED CLAIMS"), and the Company hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. The Company hereby irrevocably appoints CT Corporation System (the "PROCESS AGENT"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be served by the Agent or the Lenders or the Lessor in any such action or proceeding in any aforementioned court in respect of Permitted Claims. Such service may be made by delivering a copy of such process to the Company by courier and by certified mail (return receipt requested), fees and postage prepaid, both (i) in care of the Process Agent at the Process Agent's above address and (ii) at the Company's address specified pursuant to
Section 11.02, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing in this Section 11.14: (i) shall affect the right of any Lender, the Lessor or the Agent to serve legal process in any other manner permitted by law or affect any right otherwise existing of any Lender, the Lessor or the Agent to bring any action or proceeding against the Company or its property in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

                  Section 11.15 INTEREST. It is the intention of the parties hereto that each Lender and the Lessor shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender or the Lessor under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender or the Lessor notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Transaction Document or any other agreement entered into in connection with or as security for the Notes or the Lessor Investment, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender or the Lessor that is contracted for, taken, reserved, charged or received by such Lender or the Lessor under or with respect to the Notes, the Lessor Investment, this Agreement or under any of the other aforesaid Transaction Documents or other agreements or otherwise in connection with the Notes or the Lessor Investment shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Lender or the Lessor on the principal or face amount of the Notes or the Lessor Investment, as the case may be (or, to the extent that the principal or face amount of the Notes or the Lessor Investment shall have been or would thereby be paid in full, refunded by such Lender or the Lessor); and (ii) in the event that the maturity of the Notes or the Lessor Investment is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender or the Lessor may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by such Lender or the Lessor as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender or the Lessor on the principal or face amount of the Notes or the Lessor Investment, as the case may be (or, to the extent that the principal or face amount of the Notes or the Lessor Investment shall have been or would thereby be paid in full, refunded by such Lender or the Lessor). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Loans evidenced by the Notes, and all sums paid or agreed to be paid to the Lessor for the use, forbearance or detention of sums due hereunder with respect to the Lessor Investment shall, to the extent permitted by law applicable to the Lessor, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Lessor Investment, in each case until payment in full so that the rate or amount of interest on account of any Loans and Lessor Investment hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest or Yield payable to any Lender or the Lessor on any date shall be computed at the Highest Lawful Rate applicable to such Lender or the Lessor pursuant to this Section 11.15 and (ii) in respect of any subsequent interest or Yield computation period the amount of interest or Yield otherwise payable to such Lender or the Lessor would be less than the amount of interest or Yield payable to such Lender or the Lessor computed at the Highest Lawful Rate applicable to such Lender or the Lessor, then the amount of interest or Yield payable to such Lender or the Lessor in respect of such subsequent interest or Yield computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender or the Lessor until the total amount of interest or Yield payable to such Lender or the Lessor shall equal the total amount of interest or Yield which would have been payable to such Lender or the Lessor if the total amount of interest or Yield had been computed without giving effect to this Section.

                  Section 11.16  CHARACTERIZATION.

                  (a) In order to protect the rights and remedies of the Lessor, the Agent and the Lenders following a Default, an Event of Default, a Termination Event or a Cancellation Event, and for the purposes of Federal, state and local income and AD VALOREM taxes and Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that
(i) the Lease be treated as the repayment and security provisions of a loan by the Lessor to the Company in the amount of the Facility Cost, (ii) all payments of Basic Rent, Supplemental Rent, the Final Rent Payment or the Completion Costs Payment, as applicable, the Termination Value and the Purchase Price be treated as payments of principal, interest and other amounts owing with respect to such loan and (iii) the Company be treated as entitled to all benefits of ownership of the Facility and other Property included under the Lease or any part thereof. In addition, the parties acknowledge that after payment in full of the Notes and the Lessor Investment, the interest and Yield accrued thereon and any other obligations of the Company under the Transaction Documents, any remaining proceeds of the Facility and other Property included under the Lease shall be distributed to the Company.

                  (b) The Company agrees that neither it nor any of its Affiliates (whether or not consolidated or combined returns are filed for any such Affiliate and the Company for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income tax treatment set forth in the preceding sentence, and the Company agrees that the Company and any such Affiliates will file such returns, maintain such records, take such action and execute such documents (as reasonably requested by the Lessor, the Agent or the Lenders from time to time) as may be appropriate to facilitate the realization of such intended income tax treatment. Each of the Lessor, the Agent and the Lenders agrees that neither it nor any affiliate (whether or not consolidated or combined returns are filed for such affiliate and the Lessor, the Agent or any Lender, as the case may be, for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to, the income tax benefits, deductions and/or credits which, pursuant to the intended income tax treatment set forth herein, would otherwise be claimed or claimable by the Company, and that it and any such affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Company or the Guarantor from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income tax treatment, and if any such filing, maintenance, action or execution requested by the Company would result in any additional income tax liability payable by it or any affiliate, or could reasonably be expected to result in liability payable by it or any affiliate, unrelated to the intended income tax treatment set forth herein, then the Company will provide an indemnity against such unrelated income tax liability satisfactory to the Lessor, the Agent or any Lender, as the case may be, in its sole opinion.

                  (c) The Company acknowledges that neither any Lender, the Agent, the Lessor or any Affiliate of any thereof is making any representation, nor is it required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the Facility or the financing thereof, nor is any Lender, the Agent, the Lessor or any Affiliate or any thereof responsible, nor will it be responsible in the future, for tax and accounting advice with respect to the Facility or the financing thereof, and the Company has had or will have the benefit of the advice of its own independent tax and accounting advisors with respect to such matters.

                  Section 11.17 COMPLIANCE. Neither the Lessor, the Agent nor any Lender has any responsibility for compliance by the Facility or the Company with any Governmental Requirement or other matters. The Company expressly assumes such responsibilities and shall indemnify and hold harmless the Lessor, the Agent and the Lenders with respect thereto in the manner provided in the Lease.

                  Section 11.18 FACILITY. Upon payment by the Company of the Purchase Price in connection with its purchase of all of the Facility in accordance with the Lease or the Agency Agreement, or the repayment in full of all amounts then due and owing by the Company under the Transaction Documents, and promptly upon the request of the Company, (i) the Agent shall give to the Lessor notice thereof and (ii) the Lessor will convey the Facility to the Company or its designee, as provided in the Lease, free and clear of any Lien or other adverse interest of any kind created by the Lessor or any Person claiming by, through or under the Lessor, including, without limitation, the Agent and the Lenders (except as consented to by the Company).

                  Section 11.19 THE LESSOR. Except for liability for its own representations and warranties in Section 7.02 hereof, and for its own gross negligence and willful misconduct and as otherwise expressly provided in any of the Transaction Documents, the Company, the Agent and the Lenders hereby agree that under no circumstances shall the Lessor be personally liable for the payment of the Notes or any other obligations of the Lessor (all of which are non-recourse to it) or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Lessor under this Agreement or the other Transaction Documents except as provided above, and all claims to the contrary hereby are waived. The Lessor agrees that all payments to be made to the Agent or the Lessor under any of the Transaction Documents which originate from the Company or the Guarantors shall be made directly by the Company or the Guarantors to the Agent and all fundings to be made to the Lessor hereunder shall be made directly to the Company.

                  Section 11.20 LENDERS. No recourse under any obligation, covenant or agreement of any Lender contained in this Agreement, any Transaction Document or any agreement or document executed in connection herewith or therewith or the transactions contemplated hereby or thereby shall be had against any shareholder, employee, officer, director, affiliate or incorporator of the Lenders. The obligations, covenants and agreements of the Lenders under any of the foregoing agreements and documents are solely the corporate obligations of the Lenders, and the other parties hereto agree to look solely to the Lenders for payment of all obligations, including, without limitation, any fees or other amounts due hereunder or thereunder, and claims arising out of or relating to any of the foregoing agreements and documents. The provisions of this Section shall survive the termination of this Agreement.

                  Section 11.21 WAIVER OF JURY TRIAL. Each of the parties hereto waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any action or proceeding to enforce or to defend any rights under this Agreement or any other Transaction Document or under amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with this Agreement or any other Transaction Document, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

                       [SIGNATURES CONTAINED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Company:                        THE VINCAM GROUP, INC.

                                    By:/s/ ELIZABETH J. KEELER
                                       ------------------------------
                                       Name: Elizabeth J. Keeler
                                       Title: Vice President

                                    Principal Place of Business and
                                    Chief Executive Offices:

                                    2850 Douglas Road
                                    Coral Gables, Florida 33134

Lessor:                             FLEET REAL ESTATE, INC.

                                    By:/s/ J.C. HART
                                       -----------------------------
                                       Name: J.C. Hart
                                       Title: S.V.P

                                    Applicable Funding Office for
                                    Lessor Investment Payments:

                                    Fleet Real Estate, Inc.
                                    One Federal Street
                                    Boston, Massachusetts 02109

                                    Address for Notices:

                                    Fleet Real Estate, Inc.
                                    One Federal Street
                                    Boston, Massachusetts 02109
                                    Telecopier No.: 617-346-0513
                                    Telephone No.: 617-346-4976
                                    Attention: Jay Hart

Agent:                              FLEET NATIONAL BANK, as Agent

                                    By:/s/ GINGER STOLZENTHALER
                                       -----------------------------
                                       Name: G. Stolzenthaler
                                       Title: Senior Vice President

Lenders:                            FLEET REAL ESTATE CAPITAL, INC.

                                    By:/s/ MARK E. CONNORS, SVP
                                       ------------------------------
                                       Name: Mark E. Connors
                                       Title: Senior Vice President

                                    Applicable Funding Office for Loans:

                                    Fleet Real Estate Capital, Inc.
                                    One Federal Street
                                    Boston, Massachusetts 02109
                                    Telecopier No.: 617-346-0047
                                    Telephone No.: 617-346-4920
                                    Attention: Mark Connors

                                    Address for Notices:

                                    Fleet Real Estate Capital, Inc.
                                    One Federal Street
                                    Boston, Massachusetts 02109
                                    Telecopier No.: 617-346-0047
                                    Telephone No.: 617-346-4920
                                    Attention: Mark Connors

                                    NATIONSBANK, N.A.

                                    By:/s/ STUART A. HALL
                                       --------------------------------
                                       Name: Stuart A. Hall
                                       Title: Vice President

                                    Applicable Funding Office for Loans:
                                    NationsBank, N.A.
                                    100 Southeast 2nd Street
                                    Miami, Florida 33131

                                    Address for Notices:

                                    NationsBank, N.A.
                                    100 Southeast 2nd Street
                                    Mail Code FL7-950-15-03
                                    Miami, Florida 33131
                                    Telecopier No.: 305-533-2681
                                    Telephone No.:    305-533-2669
                                    Attention: Steven Mayer

                                    SUNTRUST BANK, MIAMI, N.A.

                                    By:/s/ JANET SAMMONS
                                       -------------------------------
                                       Name: Janet Sammons
                                       Title: Vice President

                                    Applicable Funding Office for Loans:

                                    SunTrust Bank, Miami, N.A.
                                    777 Brickell Avenue
                                    Miami, Florida 33131-2803

                                    Address for Notices:

                                    SunTrust Bank, Miami, N.A.
                                    Mail Code 1042
                                    777 Brickell Avenue
                                    Miami, Florida 33131-2803
                                    Telecopier No.: 305-579-7133
                                    Telephone No.: 305-579-7132
                                    Attention: Jack Walker

                                  SCHEDULE 1.02

                                  Defined Terms

The following terms shall have the following meanings (all terms defined in the singular to have the same meanings when used in the plural and VICE VERSA):

                  "ACCOUNTANTS" shall mean Price Waterhouse LP or another accounting firm of national reputation or, with the approval of the Agent, any other certified public accountants selected by the Company, which approval shall not be unreasonably withheld or delayed, if such other certified public accountants are nationally recognized.

                  "ACCRUED CONSTRUCTION TERM YIELD": as defined in Section 3.03(c) of the Credit Agreement.

                  "ACQUISITION/CONSTRUCTION AGENT": the Company, as acquisition and construction agent for the Lessor with respect to the Facility pursuant to the Agency Agreement.

                  "ADJUSTED EBITDA" shall mean, in respect of the Company or any Person, as the case may be, EBITDA of the Company and the Guarantors on a consolidated basis or such Person for the twelve-month period then ended less
(i) EBITDA for each Acquired Company for such fiscal period plus (ii) EBITDA for each Acquired Company on a pro forma basis for the twelve months preceding the end of such fiscal period, provided, however, that the EBITDA for Acquired Companies may be adjusted, for certain one-time savings or other acquisition related costs identified to and approved in each instance by the Agent such as NORMALIZATION of owners' salaries and adjustments for certain non cash charges.

                  "ADJUSTED LIBO RATE": with respect to any Interest Period or Yield Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16th of 1%) by dividing (i) the applicable LIBO Rate for such Interest Period or Yield Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

                  "ADVANCE NOTICE": in connection with any Borrowing or any Lessor Investment Payment, notice given by telecopy or telephone (and if by telephone, confirmed promptly by telecopier) to be received by the Agent not later than 12:00 noon, prevailing Eastern time, on the third (3rd) Business Day before the requested date of such Borrowing, or Lessor Investment Payment or continuation.

                  "AFFILIATE": with respect to the Lessor, the Company or the Guarantors, as the case may be, (i) any Person that, directly or indirectly, through one or more intermediaries, controls the Lessor, the Company or the Guarantors, as the case may be (a "CONTROLLING PERSON"), (ii) any Person (other than the Lessor, the Company, the Guarantors) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Company owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENT": Fleet National Bank, a national banking association, in its capacity as agent for the Lenders and the Lessor (with respect to payments pertaining to the Lessor Investment), together with its successors in such capacity.

                  "AGENCY AGREEMENT": the Agency, Indemnity and Support Agreement, of even date with the Credit Agreement, between the Lessor and the Company, as Acquisition/Construction Agent, as amended, supplemented or otherwise modified from time to time.

                  "AGGREGATE CONSTRUCTION COSTS": the aggregate amount of all Facility Costs, including all acquisition costs for the Improvements and Capitalized Expenses, EXCLUDING, HOWEVER, the cost of the acquisition of the Site.

                  "AGGREGATE LOAN COMMITMENTS": the sum of the Aggregate Tranche A Loan Commitments and the Aggregate Tranche B Loan Commitments, as the same may be reduced at the request of the Company in accordance with Section 2.03 of the Credit Agreement.

                  "AGGREGATE TRANCHE A LOAN COMMITMENTS": the lesser of (i) an amount equal to 85% of the Facility Cost, or (ii) $10,200,000, as the same may be reduced at the request of the Company in accordance with Section 2.03 of the Credit Agreement.

                  "AGGREGATE TRANCHE B LOAN COMMITMENTS": the lesser of (i) an amount equal to 12% of the Facility Cost, or (ii) $1,440,000, as the same may be reduced at the request of the Company in accordance with Section 2.03 of the Credit Agreement.

                  "AGGREGATE USE CHARGE": for any Rental Period, the sum of the Daily Use Charges for that Rental Period.

                  "APPLICABLE FUNDING OFFICE": for each Lender or the Lessor, the funding office of such Lender or the Lessor (or an affiliate thereof) designated for any Loan or Lessor Investment Payment on the signature pages of the Credit Agreement (or in an Assignment and Acceptance executed by such Lender pursuant to Section 11.06 of the Credit Agreement) or such other offices of such Lender or the Lessor (or of an affiliate of such Lender or the Lessor) as such Lender or the Lessor may from time to time specify to the Agent, the Lessor and the Company as the office by which its Loans or Lessor Investment Payments, as applicable, are to be made and maintained.

                  "APPLICABLE MARGIN": with respect to (i) the Tranche A Loans, the "Applicable Tranche A Loan Margin", (ii) the Tranche B Loans, the "Applicable Tranche B Loan Margin", and (iii) the Lessor Investment, the "Applicable Lessor's Investment Margin", respectively, as each of those terms is defined in the Pricing Schedule.

                  "APPLICABLE PERMIT": any Permit that is or may be necessary to own, renovate, construct, install, start-up, test, maintain, modify, expand, remove, operate, lease or use all or any part of the Facility (including, without limitation, the Site or any business conducted on or related to the Facility or the Site) or any portion thereof, and the failure to obtain or maintain which would have a Material Adverse Effect.

                  "APPROVED APPRAISAL": an appraisal, ordered by the Agent, but at the Company's cost, from an independent MAI appraiser or appraisers satisfactory to the Agent, the Lessor and the Lenders, in their sole discretion:
(a) on or prior to the Closing Date, to the effect that as of the Closing Date
(i) the fair Market Value of the Facility does not exceed the Facility Cost attributable thereto and applied to the acquisition thereof and (ii) the fair Market Value of the Facility on an "as-completed" basis in accordance with the Facility Plan is not estimated to be less than the projected Facility Cost and specifying such estimated fair Market Value, and setting forth the estimated fair Market Value of the Facility on an "as completed" basis in accordance with the Facility Plan as of the expiration of the Basic Term; and (b) on the Completion Date, "bringing down" the Approved Appraisal by the original appraiser as of the Completion Date with respect to the Facility upon Completion showing fair Market Value of the Facility; in each case which (1) complies with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, 12 U.S.C. 3331, ET SEQ., and The Regulations and Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R. Part 32, as amended, and (2) is performed by a state-certified real estate appraiser certified under the laws of any State.

                  "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance Agreement, in the form of EXHIBIT D to the Credit Agreement entered into by a Lender and an Eligible Assignee.

                  "AUTHORIZED OFFICERS": with respect to the Company or the Guarantors, the officers whose signatures and incumbency shall have been certified to the Agent and the Lessor in a certificate certified by the Secretary or an Assistant Secretary of the Company or the Guarantors, as applicable, in form and substance reasonably satisfactory to the Agent.

                  "BANKING AUTHORITY": as defined in Section 5.02 of the Credit Agreement.

                  "BASE RATE": for any day, the rate per annum equal to the higher as of such day of (I) the Prime Rate, and (II) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

                  "BASIC RENT": with respect to any Rental Period, the Aggregate Use Charge for such Rental Period.

                  "BASIC TERM": with respect to the Lease, and subject to the terms and conditions set forth therein and in the other Transaction Documents, the period commencing on the Completion Date, and ending on the earlier to occur of (i) the Option Date, (ii) the Cancellation Date, (iii) a Non-Completion Event, or (iv) the Scheduled Lease Termination Date.

                  "BORROWING": a borrowing consisting of Loans to the Lessor made on the same day by the Lenders.

                  "BUSINESS DAY": (i) for all purposes other than as set forth in clause (ii) below, any day except Saturday, Sunday or other day on which commercial banks in New York, New York and Boston, Massachusetts are authorized or required by law or other government action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal of and interest on, the Loans and payments of, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in the London interbank eurodollar market.

                  "CANCELLATION DATE": as defined in Section 15(b) of the Lease.

                  "CANCELLATION EVENT": as defined in Section 15(b) of the Lease, and shall include a Loss Event.

                  "CAPITAL EXPENDITURES": means all expenditures made in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, having a useful life of more than one (1) year, including, without limitation, Capitalized Expenses and those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with capital leases, but excluding expenditures in respect of Permitted Acquisitions.

                  "CAPITAL LEASE OBLIGATIONS" : as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "CAPITALIZATION" shall mean, at any date, the sum, calculated in accordance with GAAP, of total stockholders equity of the Company plus Total Funded Debt.

                  "CAPITALIZED EXPENSES": all acquisition, design and construction costs and all legal, architectural, engineering and other professional fees and expenses, brokerage fees, appraisal fees, environmental assessment fees, title insurance, survey expenses, mortgage recording fees and taxes, intangibles taxes, and other "soft costs" of a nature ordinarily and reasonably incurred in connection with the acquisition, design, engineering, construction, assembly, installation, testing, improvement and completion of property substantially similar to the Facility (including soft and hard costs previously incurred not to exceed 10% of all Facility Cost) and all Basic Rent, commitment and other fees accrued prior to the Completion Date. "Capitalized Expenses" shall not include fixtures, furniture or equipment included in, attached to or otherwise relating to the Site or the Facility.

                  "CAPITAL STOCK": any nonredeemable capital stock of the Company or any Consolidated Subsidiaries (to the extent issued to a Person other than the Guarantors or the Company) whether common or preferred.

                  "CASH COLLATERAL": as defined in Section 2.02(c) of the Credit Agreement.

                  "CASUALTY OCCURRENCE": any of the following events in respect of the Facility, (i) any material loss of the Facility or material loss of use thereof which does not constitute a Loss Event, or (ii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any material part of the Facility which action does not constitute a Loss Event.

                  "CERCLA": the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS": the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "CHANGE OF CONTROL": (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of the voting stock of the Company; or (ii) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (a) directors of the Company as of the corresponding date of the previous year, (b) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause
(a), or (c) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause
(a) and individuals described in clause (b).

                  "CHANGE OF LAW": as defined in Section 5.02 of the Credit Agreement.

                  "CLOSING DATE": December 9, 1997.

                  "CODE": the Internal Revenue Code of 1986, as amended, and any successor Federal tax code.

                  "COLLATERAL":  as defined in Section 26 of the Lease.

                  "CO-LESSEE":  as defined in Section 21(b) of the Lease.

                  "COMMITMENT": as to each Lender, an amount equal to such Lender's Loan Commitments and as to the Lessor, the amount of its Lessor Investment Commitment, as applicable, then in effect.

                  "COMPANY": The Vincam Group, Inc., a Florida corporation, and its successors.

                  "COMPLETION": the occurrence and satisfaction of all of the events and conditions described on SCHEDULE 1.02(B) to the Credit Agreement on a single date to the reasonable satisfaction of the Majority Lenders.

                  "COMPLETION CERTIFICATE": a certificate of the Company in substantially the form of EXHIBIT A to the Agency Agreement, certifying that Completion of the Facility has occurred.

                  "COMPLETION COSTS": at any time the sum of (x) the aggregate amount of Construction Costs (including acquisition costs, except with respect to the Site, and soft costs) expended or incurred as of the time of a Non-Completion Event and which it will be necessary thereafter to expend in order to achieve Completion, plus (y) all Impositions thereon.

                  "COMPLETION COSTS PAYMENT": an amount, which is payable upon the occurrence of a Non-Completion Event, equal to the sum of (i) the acquisition cost of the Site, (ii) the aggregate amount of all Completion Costs, up to but not in excess of the Completion Costs Payment Limitation, and (iii) all Supplemental Rent and other amounts owing by the Company under the Transaction Documents (other than any Completion Costs in excess of the Completion Costs Payment Limitation).

                  "COMPLETION COSTS PAYMENT LIMITATION" means an amount equal to 89% of the Aggregate Construction Costs.

                  "COMPLETION DATE": the earlier to occur of (i) the date on which the Company, as Project Agent for the Lessor, delivers the Completion Certificate and (ii) the date that is twelve (12) months after the Lease Commencement Date.

                  "COMPLETION DATE APPRAISED AMOUNT": the Fair Market Value of the Facility as set forth in the bring-down of the Approved Appraisal delivered on the Completion Date as required by clause (b) of the definition of Approved Appraisal.

                  "CONSOLIDATED SUBSIDIARY": a Subsidiary, the accounts of which are customarily consolidated with those of the Company for the purpose of reporting to stockholders of the Company, or to the Agent and each of the Lenders, or, in the case of a recently acquired Subsidiary, the accounts of which would, in accordance with the Company's regular practice, be so consolidated for that purpose.

                  "CONSOLIDATED TOTAL ASSETS": at any time, the total assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                  "CONSTRUCTION TERM": the period commencing on the Lease Commencement Date and ending on the Completion Date.

                  "CONSTRUCTION TERM YIELD": all Yield that shall accrue during the Construction Term with respect to the Lessor Investment.

                  "CONTRACTUAL OBLIGATION": any provision of any security issued by the Company or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property is bound.

                  "CONTRIBUTION AGREEMENT" means the Contribution Agreement of even date herewith in substantially the form of EXHIBIT G to the Credit Agreement to be executed by the Borrower and the Guarantors.

                  "CONTROLLED GROUP": all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

                  "CREDIT AGREEMENT": the Credit and Investment Agreement, dated as of the Closing Date, among the Company, the Lessor, the Agent and the Lenders, as amended, supplemented, renewed, extended or otherwise modified from time to time.

                  "CURRENT ASSETS": means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of the Company as at such date.

                  "CURRENT LIABILITIES": means, as of any applicable date, all amounts that should be, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of the Company and the Guarantors, as at such date.

                  "DAILY USE CHARGE": for any day (whether or not a Business
Day) during the Lease Term the sum of (i) all liabilities of the Lessor for interest on the Loans and Yield (excluding Accrued Construction Term Yield), but including, without limitation, all Yield accruing during the Basic Term on the Lessor Investment and payments of Accrued Construction Term Yield during the Basic Term) accruing for such day pursuant to and in accordance with the Credit Agreement, and (ii) all liabilities of the Lessor for commitment and other fees accruing for such day pursuant to the Credit Agreement.

                  "DEFAULT": any condition or event that constitutes an Event of Default or that with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DEFAULT RATE": on any day, with respect to (i) the Tranche A Loans, the "Default Tranche A Loan Margin", (ii) the Tranche B Loans, the "Default Tranche B Loan Margin", and (iii) the Lessor Investment, the "Default Investment Margin", respectively, as each of those terms is defined in the Pricing Schedule.

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "EBITDA": for any fiscal period,-an amount equal to Net Income for such period, plus each of the following (without duplication), to the extent deducted in computing such Net Income: (i) Interest Expense, (ii) taxes accrued,
(iii) depreciation, and (iv) amortization of goodwill and other intangibles.

                  "ELIGIBLE ASSIGNEE": with respect to any particular assignment under Section 11.06 of the Credit Agreement, any bank or other financial institution consented to by the Company and the Agent if such bank or other financial institution is not already a Lender or an affiliate of a Lender; PROVIDED that neither the Agent's nor the Company's consent shall be unreasonably withheld and, provided, further, that such consent of the Company shall not be required if an Event of Default is in existence.

                  "ENVIRONMENTAL ASSESSMENT": collectively, a Phase 1 report conducted by an independent engineering firm reasonably acceptable to the Lessor and the Agent in scope and substance satisfactory to the Lessor and the Agent, and in any event satisfying the minimum standards set forth in ASTME 1527-94 (and, if recommended in or indicated by the Phase 1 report, a Phase 2, environmental soil test or other environmental report or reports), reflecting compliance of the Facility in all material respects with all applicable Environmental Requirements.

                  "ENVIRONMENTAL AUTHORITY": any foreign, federal, state, local or regional Governmental Authority that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "ENVIRONMENTAL AUTHORIZATIONS": all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Company or any Guarantor, or for the uses and activities of, on or relating to the Facility, required by any Environmental Requirement.

                  "ENVIRONMENTAL DAMAGES": any and all claims, losses, costs, damages, penalties and expenses which are incurred at any prior or subsequent time as a result of the existence or release of Hazardous Materials upon, about or beneath the Facility or migrating or threatening to migrate to or from the Facility, or the existence of a violation of Environmental Requirements pertaining to the Facility, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Facility.

                  "ENVIRONMENTAL JUDGMENTS AND ORDERS": all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "ENVIRONMENTAL LIABILITIES": any liabilities or Liens, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "ENVIRONMENTAL NOTICES": notice from any Environmental Authority or by any other Person, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "ENVIRONMENTAL PROCEEDINGS": any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "ENVIRONMENTAL RELEASE": any actual or threatened release defined in CERCLA or under any state or local environmental law or regulation.

                  "ENVIRONMENTAL REQUIREMENTS": any statue, rule, regulation, ordinance, permit, license administration or judicial decision or order (whether by consent or otherwise) or the requirement of law with respect to: (i) the protection of human health and/or the environment; (ii) the existence, handling, use, generation, treatment, storage, packaging, labelling, removal or Environmental Release of Hazardous Materials on, under, about and/or from any real property, including the Facility; and (iii) the effects on the environment of any activity now, previously, or hereinafter conducted on any real property, including the Facility. The Environmental Requirements shall include, but not be limited to, the following: CERCLA; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251, ET SEQ.; the Clean Air Act, 42 U.S.C. ss.ss. 7401, ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651, ET SEQ.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. ss.ss. 11001, ET SEQ.; the state and local analogies thereto, all as amended or superseded from time to time; and any common-law doctrine, including but not limited to, negligence, nuisance, strict liability, trespass, personal injury, or property damage related to or arising out of the presence, Environmental Release or exposure to a Hazardous Material; and all federal, state and local ordinances, regulations, orders, writs and decrees.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and the regulations promulgated and rulings issued from time to time thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "EUROCURRENCY LIABILITIES":  as defined in Regulation

D.

                  "EURODOLLAR RESERVE PERCENTAGE": for any day the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on loans made at the LIBO Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "EVENT OF DEFAULT": as defined in Section 9.01 of the Credit Agreement or in Section 17 of the Lease.

                  "EXCESS AMOUNT FUNDED": as defined in Section 2.02(c) of the Credit Agreement.

                  "EXCLUDED EQUIPMENT": any equipment, trade fixtures (which are readily removable from the Site) and other items of personal property which (i) are not purchased with the proceeds of Loans or Lessor Investment Payments and
(ii) are not replacements of or substitutions for property which was purchased with the proceeds of Loans or Lessor Investment Payments.

                  "EXCLUDED PROPERTY": all real and tangible personal property (but not any accounts, general intangibles or instruments or any proceeds of accounts, general intangibles or instruments) subject to a lien or security interest created by that certain Florida Real Estate Mortgage and Security Agreement, dated November 2, 1993, as amended by that certain Addendum dated November 2, 1993, and that certain Second Addendum dated November 2, 1993, made by the Company in favor of Consolidated Bank, N.A., as in effect and delivered to the Lenders on the date hereof, but not any subsequent amendments thereto.

                  "FACILITY": the collective reference to (i) the Lessor's fee simple estate in the Site, (ii) the building and related enhancements and improvements to be constructed on the Site in accordance with the Facility Plan, together with all accessions thereto and replacements thereof, and together with all accessories, equipment, parts and devices necessary to achieve Completion, and all fixtures now or hereafter included in or attached to the Site, the building and such enhancements and improvements and modifications, and (iii) all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of any of the above; PROVIDED, HOWEVER, that the term "Facility" shall not include any of the Excluded Equipment.

                  "FACILITY COST": an aggregate amount equal to the lesser of:
(i) the sum of (a) all costs associated with the Lessor's acquisition of a fee simple estate in the Site, up to but not exceeding $2,600,000 and any refinancing thereof, and (b) all of the capitalized costs and expenses of any kind or character incurred to design, construct, install and implement the Facility, including, without limitation, all Capitalized Expenses to be provided by the Lenders, up to but not exceeding $9,400,000, plus all interest and Yield capitalized pursuant to the Section 3.03(a) and (c) of the Credit Agreement; and
(ii) $12,000,000.

                  "FACILITY PLAN": a substantially complete set architectural and engineering plans and design specifications for the construction, installation and completion of the Facility and list of Facility Plan documents designated as SCHEDULE 1.02(A) to the Credit Agreement in the form furnished to the Lessor and the Agent, and satisfactory to the Lessor, the Agent and the Lenders, in their sole discretion, as the same may be amended, supplemented or otherwise modified from time to time with the consent of the Agent.

                  "FEDERAL FUNDS RATE": for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

                  "FINAL RENT PAYMENT": an amount determined as of the date payment thereof is required equal to the sum of (i) the aggregate outstanding principal amount of the Tranche A Loans, PLUS (ii) all accrued and unpaid fees and interest on the Tranche A Loans and Tranche B Loans accrued through the end of the Lease Term, PLUS (iii) all unpaid Yield (including, without limitation, all Accrued Construction Term Yield) accrued through the end of the Lease Term, PLUS (iv) all other amounts owing by the Lessee or the Company under the Transaction Documents (including in any event all unpaid Impositions accrued, arising or payable in connection with the Facility or otherwise pursuant to the Lease through or as at the end of the Lease Term, but excluding in any event the unpaid principal amount of the Tranche B Loans and the Lessor Investment).

                  "FINANCIAL STATEMENTS DATE":  December 31, 1996.

                  "FISCAL QUARTER":  any fiscal quarter of the Company.

                  "FIXED CHARGES" shall mean, for any fiscal period, the sum of
(i) the amount of the scheduled installments of principal payable in respect of Indebtedness of the Company and its Subsidiaries during such period, plus (ii) Interest Expense for such period, plus (iii) the tax provision of the Company and its Subsidiaries paid or required to be paid in cash for such period, plus
(iv) rental payments, plus (v) Capital Expenditures made by the Company and its Subsidiaries during such period, plus (vi) any distribution of cash by the Company to the holders of shares of capital stock of the Company other than the distribution of cash in the aggregate amount of $700,000 to Carlos A. Saladrigas and Jose M. Sanchez during May of 1996.

                  "FISCAL YEAR":  any fiscal year of the Company.

                  "FLEET": Fleet National Bank, a national banking association, in its individual capacity, and its successors.

                  "FUNDED AMOUNT": the aggregate amount of principal, interest, expenses and indemnities owing or to be owing by the Lessor to the Lenders, plus the aggregate amount of the Lessor Investment, Yield (including all Yield and Accrued Construction Term Yield), and all other amounts owing by the Lessor to the Agent or the Lenders or the Lessor pursuant to the Credit Agreement or any other Transaction Document.

                  "GAAP": generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with Section 1.03 of the Credit Agreement, are to be used in making the calculations for purposes of determining compliance by the Company with the provisions of the Transaction Documents applicable thereto.

                  "GOVERNMENTAL APPROVAL": means any authorization, consent, order, approval, license, lease, ruling, permit, tariff, rate, certification, validation, exemption, filing or registration by or with, or notice to, any Governmental Authority.

                  "GOVERNMENTAL AUTHORITY": to include the country, state, county, city and political subdivisions in which any Person or any such Person's property is located or that exercises valid jurisdiction over any such Person or any such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities that exercise valid jurisdiction over any such Person or any such Person's property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Company, the Guarantors, the Site, the Facility, the Lessor, the Agent, any Lender, any Applicable Funding Office or any Transaction Document.

                  "GOVERNMENTAL REQUIREMENT": any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, writ, order, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Requirements, and occupational, safety and health standards or controls, of any Governmental Authority.

                  "GUARANTEE": with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such

Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "GUARANTORS": any one or more or all of the following, as the context shall require: (i) Vincam Human Resources, Inc.; Vincam Human Resources, Inc. I; Vincam Human Resources, Inc. II; Vincam Human Resources, Inc. III; Vincam Human Resources, Inc. IV; Vincam Human Resources, Inc. V; Vincam Human Resources, Inc. VI; Vincam Human Resources, Inc. XII; Vincam Human Resources of Michigan, Inc.; Vincam Occupational Health Systems, Inc.; Personnel Resources, Inc.; Vincam Insurance Services, Inc.; Vincam Practice Management, Inc.; American Pediatric Systems, Inc.; and Psych/Care, Inc., each of which is a Florida corporation (collectively, the "Florida Subsidiary Guarantors"); Vincam/Staff Administrators, Inc. (d/b/a Staff Administrators, Inc.), Vincam/Staff Administrators of Western Colorado, Inc. (d/b/a Staff Administrators of Western Colorado, Inc.); Staff Administrators of CO, Inc., and Staff Administrators of California, Inc., each of which is a Colorado corporation; Vincam/Amstaff, Inc., RDM, Inc., Amstaff PEO, Inc., American Staffing, Inc., Addison, Inc., Amstaff Professional Services, Inc., Amstaff H.r. Services, Inc., Amstaff Management Services, Inc., Amstaff H.R.M., Inc., A.E. Service Group, Inc., Staff Resource Services, Inc., Amstaff Employer Resources, Inc., Amstaff PCS, Inc., Staffing Group Enterprises, Inc., A.M. Risk Management Company, and ATCO PEO, Inc., each of which is a Michigan corporation; and Vincam/Staffing Network, Inc., a New Hampshire corporation; and (ii) any Subsidiary which becomes a Guarantor pursuant to Section 8.33 of the Credit Agreement.

                  "GUARANTY (LESSEE)": the Guaranty (Lessee), of even date with the Credit Agreement, in substantially the form of EXHIBIT I to the Credit Agreement, from the Guarantors to the Lessor and the Agent for the benefit of the Lessor, the Agent and the Lenders, pursuant to which the Guarantors, as primary obligors, jointly and severally guarantee and are liable for all of the Lessee's obligations under all Transaction Documents, as amended, supplemented or otherwise modified from time to time.

                  "GUARANTY (LESSOR)": the Guaranty (Lessor), of even date with the Credit Agreement, from the Company to the Agent for the benefit of the Agent and the Lenders, pursuant to which the Company guarantees, as primary obligor, all obligations of (but in no event obligations greater than those of) the Lessor to the

Agent and the Lenders under the Credit Agreement and the Notes (except for payment of the principal amount of the Tranche B Loans), as amended, supplemented or otherwise modified from time to time.

                  "HAZARDOUS MATERIALS": to include, without limitation, (i) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (ii) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable federal, state or local law or regulation, (iii) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (iv) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time, or (v) any toxic or hazardous materials, wastes, polychlorinated biphenyls ("PCBs"), lead-containing materials, asbestos or asbestos-containing materials, urea formaldehyde, radioactive materials, pesticides, the discharge of sewage or effluent, or any other materials or substances defined as or included in the definition of "hazardous materials," "hazardous waste," "contaminants" or similar terms under any Environmental Requirement.

                  "HIGHEST LAWFUL RATE": with respect to each Lender and the Lessor, the maximum non-usurious interest rate or Yield, as applicable, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes, on the Lessor Investment or on other amounts owing hereunder under laws applicable to such Lender and the Lessor which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "IMPOSITIONS": without duplication, as to any Person, (i) all Taxes, assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) that, at any time prior or subsequent to the Closing Date, are imposed or levied upon or assessed against or may be or constitute a Lien upon such Person or such Person's Property, or that arise in respect of the ownership, operation, occupancy, possession, use, non-use, condition, leasing or subleasing of such Person's Property; (ii) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about such Person's Property; (iii) payments required in lieu of any of the foregoing; but excluding any penalties or fines imposed on the Lessor, the Agent or any Lender, respectively, for violation by it of any banking laws or securities law; and (iv) any and all taxes, recording fees and other charges (including penalties and interest) relating to or arising out of the execution, delivery or recording of any of the Transaction Documents for the amounts evidenced, secured or referred to be paid thereby, including without limitation, documentary stamp taxes, intangible taxes, recording fees and sales, use transfer, franchise and rent taxes.

                  "INDEBTEDNESS": of any Person at any date shall mean, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (excluding current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, but including any class of capital stock of such Person with fixed payment obligations or with redemption at the option of the holder), or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under leases that should be treated as capitalized leases in accordance with GAAP, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and all reimbursement obligations (contingent or otherwise) of such Person in respect of any letters of credit issued for the account of such Person to the extent not secured by cash and without duplication of any underlying Indebtedness, (d) all liabilities secured by any Lien on any property owned by such Person even though Such Person has not assumed or otherwise become liable for the payment thereof, and (e) without duplication, all Guarantees.

                  "INDEMNIFIED PARTY": as defined in Section 11.03(b) of the Credit Agreement.

                  "INDEMNIFIED RISKS": as defined in Section 11.03(b) of the Credit Agreement.

                  "INITIAL FUNDING DATE": the Closing Date, or such later date on which the conditions precedent set forth in Sections 6.01 and 6.02 of the Credit Agreement have been satisfied.

                  "INITIAL LOANS": the initial Loans made pursuant to Section
2.01 of the Credit Agreement on or after the Initial Funding Date.

                  "INSURANCE REQUIREMENTS": means the requirements set forth in Section 14 of and SCHEDULE 14 to the Lease.

                  "INTELLECTUAL PROPERTY": as defined in Section 7.01(t) of the Credit Agreement.

                  "INTEREST EXPENSE": for any fiscal period, the sum (determined without duplication) of the aggregate amount of interest required to be paid in cash during such period on Indebtedness of the Company and its Subsidiaries (on a consolidated basis), including the interest portion of payments under Capital Lease Obligations and any capitalized interest.

                  "INTEREST PERIOD": with respect to each Loan, the period beginning on the date of such Loan and ending on the numerically corresponding date (or, if applicable, last calendar date) three months thereafter and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding date (or, if applicable, last calendar date) three months thereafter; PROVIDED, HOWEVER, that:

                  (i) the duration of any Interest Period that commences before the Scheduled Lease Termination Date and would otherwise end after the Scheduled Lease Termination Date shall end on the Scheduled Lease Termination Date;

                  (ii) the duration of the initial Interest Period with respect to each Loan shall end on the first Quarterly Date occurring after the date of such Loan; and

                  (iii) if the last day of such Interest Period would otherwise occur on a day that is not a Business Day, such last day shall be extended to the next succeeding Business Day, EXCEPT if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

                  "INVESTMENTS": means, with respect to any Person (the "Investor" ), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise.

                  "JUDGMENT": any judgment, decree, writ, order, determination, injunction, rule or other direction or requirement of any arbitrator or any court, tribunal or other Governmental Authority.

                  "LEASE": the Lease Agreement, of even date with the Credit Agreement, as amended, supplemented or otherwise modified from time to time, pursuant to which the Company, as Lessee, has agreed to lease the Facility on and after the Lease Commencement Date for the Permitted Use in accordance with the terms and conditions set forth in the Lease.

                  "LEASE COMMENCEMENT DATE": the Closing Date.

                  "LEASE TERM": the period of time commencing on the Lease Commencement Date and ending on the earlier to occur of the (i) the Option Date,
(ii) the Cancellation Date and (iii) the Lease Termination Date.

                  "LEASE TERMINATION DATE": the earlier to occur of (i) the fifth (5th) Business day following the date the Construction Term expires if a Non-Completion Event has occurred or the Basic Term does not commence upon the expiration of the Construction Term for any reason, (ii) the Scheduled Lease Termination Date or

(iii) the fifth (5th) Business Day following the declaration by the Agent and/or the Lessor of an Event of Default pursuant to Section 15(a)(i)(b) of the Lease.

                  "LENDER": any Person who from time to time is or becomes a Tranche A Lender or a Tranche B Lender; collectively, the "LENDERS".

                  "LESSEE": the Company in its capacity as Lessee under the Lease and any successor or permitted assign in such capacity.

                  "LESSOR": Fleet Real Estate, Inc. and any successor permitted by the terms of the Credit Agreement and the Lease.

                  "LESSOR INVESTMENT": the aggregate outstanding amount from time to time of the Lessor Investment Payments made by the Lessor.

                  "LESSOR INVESTMENT COMMITMENT": as to the Lessor, its commitment to make Lessor Investments in an amount equal to the Lessor Investment Commitment then in effect as set forth on EXHIBIT E to the Credit Agreement.

                  "LESSOR INVESTMENT PAYMENT": an advance in respect of the Lessor Investment to be made by the Lessor pursuant to Section 2.01(b) of the Credit Agreement.

                  "LESSOR MORTGAGE": the Mortgage, Assignment of Leases and Security Agreement executed by the Lessor and delivered to the Agent, for the benefit of the Agent and the Lenders, as amended, supplemented, or otherwise modified from time to time.

                  "LIBO RATE": with respect to any Loan for the applicable Interest Period therefor or any Lessor Investment Payment or the Lessor Investment, as the case may be, for the applicable Yield Period therefor, or any other amount, (a) the rate per annum determined on the basis of the offered rate for deposits of three months in Dollars of amounts equal or comparable to the principal amount of such Loan or the amount of such Lessor Investment Payment or the Lessor Investment, as the case may be, or any such other amount, as applicable, which rates appear on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, PROVIDED that it will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of such offered rates; (b) if no such offered rates appear on such page, the "LIBO Rate" for such Interest Period or Yield Period, as applicable, will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, two Business Days prior to the first day of such Interest Period or Yield Period, as applicable, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period or Yield Period, as applicable, in an amount comparable to the principal amount of such Loan or the amount of the Lessor Investment, as the case may be, or any such other amount.

                  "LIEN": with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Indebtedness or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this definition, each of the Company and any Subsidiary thereof shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "LOAN": any Tranche A Loan or Tranche B Loan made by the Lenders pursuant to Section 2.01(a) of the Credit Agreement; the Tranche A Loans and/or Tranche B Loans; collectively, as the context shall require, "LOANS."

                  "LOAN COMMITMENT": as to each Lender, an amount equal to the sum of such Lender's Tranche A Loan Commitment and Tranche B Loan Commitment then in effect.

                  "LOAN PERCENTAGE SHARE": as to each Lender, the percentage of the Tranche A Loans and/or Tranche B Loans and the Tranche A Loan Commitment and/or Tranche B Loan Commitment, as applicable, to be provided by such Lender under the Credit Agreement as indicated on EXHIBIT G to the Credit Agreement, as modified from time to time to reflect any assignments permitted by Section 11.06(b) of the Credit Agreement.

                  "LOSS EVENT": any of the following events in respect of the
Facility: (i) the total loss of the Facility or the total loss of use thereof due to destruction, damage beyond repair or rendition of the Facility permanently unfit for normal use for any reason whatsoever; (ii) any damage to the Facility which results in an insurance settlement with respect to the Facility on the basis of a total loss; (iii) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, all or substantially all of the Facility including, but not limited to, a permanent taking by eminent domain of such scope that the untaken portion of the Facility is insufficient to permit the restoration of the Facility for continued use in the Company's business or that causes the remaining portion of the Facility to be incapable of being restored to a condition that would permit the remaining portion of the Facility (without the portion of the Facility taken by eminent domain) to continue to have the capacity and functional ability to perform on a continuing basis (subject to normal interruptions in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the function for which the Facility (as a whole) was designed as specified in the Facility Plan or a temporary taking of such nature for a period exceeding 180 consecutive days; or
(iv) the occurrence of any event or the discovery of any condition in, on, beneath or involving the Facility or any portion thereof (including, but not limited to the presence of hazardous substances or the violation of any applicable Environmental Requirement) that would have a material adverse effect on the use, occupancy, possession, condition, value or operation of the Facility or any portion thereof, which event or condition requires remediation (A) the cost of which is anticipated, in the opinion of the Agent, in consultation with an independent environmental engineering firm, to exceed 25% of the Termination Value, and (B) that could not reasonably be expected to be completed substantially in its entirety prior to the date that is 30 days prior to the then-applicable Scheduled Lease Termination Date or is not actually completed substantially in its entirety on or before the date that is 30 days prior to the then-applicable Scheduled Lease Termination Date.

                  "MAJORITY LENDERS": at any time while no Loans are outstanding, Lenders having at least fifty-one percent (51%) of the amount of the Aggregate Loan Commitments and, at any time while Loans are outstanding, Lenders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 11.06(f) of the Credit Agreement).

                  "MARGIN STOCK": "margin stock" as defined in Regulations U or G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "MARKET VALUE": as defined in Section 323.2(f) of the Regulations and Statements of General Policy on Appraisals promulgated by the Federal Deposit Insurance Corporation, 12 C.F.R. ss. 323.2(f), as amended from time to time.

                  "MATERIAL ADVERSE EFFECT": with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business, or properties of the Company and its Consolidated Subsidiaries taken as a whole, (ii) the rights and remedies of the Agent or the Lenders under the Transaction Documents, or the ability of the Lessor, the Company or any of the Guarantors to perform its respective obligations under the Transaction Documents to which it is a party, as applicable, (iii) the legality, validity or enforceability of any Transaction Document, or (iv) the use, occupancy, possession, condition, value or operation of the Facility.

                  "MATURITY DATE": the earlier of (a) the Completion Date, in the event the Basic Term does not commence for any reason, or (b) following the commencement of the Basic Term, the earlier to occur of (i) the Option Date,
(ii) the Cancellation Date, or (iii) the Lease Termination Date.

                  "MULTIEMPLOYER PLAN": has the meaning set forth in Section 4001(a)(3) of ERISA.

                  "NET INCOME" or "NET LOSS" for any period in respect of which the amount thereof shall be determined, shall mean the aggregate of the consolidated net income (or net loss) after taxes for such period of the Company and its Subsidiaries, determined in accordance with GAAP.

                  "NET WORTH" shall mean, at any date as of which the amount thereof is to be determined, all assets that should, in accordance with GAAP, be classified as assets on the consolidated balance sheet of the Company and its Subsidiaries, MINUS total liabilities of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) at such date.

                  "NON-COMPLETION EVENT": the failure of both (i) Completion and
(ii) the commencement of the Basic Term to occur on or before the date that is twelve (12) months after the Lease Commencement Date.

                  "NON-U.S. DOMESTIC LENDER": as defined in Section 4.06(b) of the Credit Agreement.

                  "NOTES": collectively, the Tranche A Notes and the Tranche B Notes.

                  "OPERATING PROFITS": as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

                  "OPERATIVE GUARANTIES": collectively (i) the Guaranty (Lessee) and (ii) the Guaranty (Lessor).

                  "OPTION DATE": as defined in Section 15(c) of the Lease.

                  "OTHER TAXES": all taxes (other than Taxes), assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) and all recording fees and other charges (including penalties and interest) relating to or arising out of (i) the execution, delivery, recording or enforcement of any of the Transaction Documents, whether for the amounts evidenced, secured or referred to be paid thereby, or otherwise, or (ii) to the ownership, use, operation or transfer of the Facility or any other Property or (iii) any other event or circumstance, including without limitation, transfer taxes, documentary stamp taxes, intangible taxes, recording fees and sales, use and rent taxes.

                  "OTHER TRANSACTION EXPENSES": as defined in Section 3.05(a)(1) of the Credit Agreement.

                  "PBGC": the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMIT": any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority or other Person.

                  "PERMITTED ACQUISITION": an acquisition which satisfies the following requirements: (A) if it involves a merger or consolidation, upon the consummation of such merger or consolidation, the surviving party shall be the Company or a Subsidiary of the Company; (B) at the time of such acquisition and after giving effect thereto no Event of Default shall have occurred and be continuing; and (C) the additional following conditions set forth below shall have been satisfied with respect to the proposed acquisition:

                  (a) The following additional conditions must be satisfied with respect to each Permitted Acquisition:

                  (i) Any company, business or Person to be acquired shall be engaged primarily in the same or a related line of business to the then current business conducted by the Company and shall have Adjusted EBITDA, with adjustments reasonably acceptable to the Agent for the twelve months immediately preceding the proposed acquisition dates, greater than $1.00; provided that in the case of an asset acquisition such determination of the Adjusted EBITDA in respect of such assets shall be made on a proforma basis as if such assets and related liabilities were assets and related liabilities belonging to a Person to be acquired by the Company;

                  (ii) The Company shall have demonstrated, to the reasonable satisfaction of the Agent, that on a pro forma basis and after giving effect to the proposed acquisition, the Company will be in compliance with the financial covenants set forth in Sections 8.20 through 8.24, inclusive.

                  (iii) All necessary consents, approvals, licenses, permissions, registrations or validations of any Governmental Authority or any Person required for the consummation of the proposed acquisition shall have been obtained and shall be in full force and effect;

                  (iv) Prior written consent of all of the Agent, the Lessor and the Lenders (any request for such consent to be acted upon by such parties within five Business Days after their receipt of such request, together with the other materials and information referenced herein) shall have been obtained with respect to: (A) any individual acquisition involving cash consideration (including assumption of any Indebtedness, or the issuance of any Seller
                           Debt) in excess of $10,000,000 or total
                           consideration in excess of $25,000,000, and
                           (B) any proposed acquisition during any
                           fiscal year of the Company to the extent that the aggregate cash consideration paid by the Company (including assumption of any Indebtedness, or the issuance of any Seller
                           Debt) for acquisitions completed during such fiscal year exceeds $20,000,000 (taking into account the proposed acquisition), unless such proposed acquisition involves less than $1,000,000 in cash consideration (including assumption of any Indebtedness, or the issuance of any Seller Debt);

                  (v) The provisions of Section 8.33 of the Credit Agreement have been complied with, where applicable; and

                  (vi) The Agent and its counsel shall have received copies of the acquisition agreement and such other documents and information relating to the proposed acquisition as the Agent or its counsel may reasonably request.

                  "PERMITTED LIENS": (i) with respect to the Lease or the Facility (including without limitation, the Site) or any Property included in or comprising the Facility or any portion thereof, any of the following:

                  (a) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting the Facility to (1) terminate, or take any other action which has the effect of modifying, such right, power, franchise, grant, license, permit or provision of law, PROVIDED that such termination or other action, when taken, shall not have resulted in a Loss Event and shall not have had a Material Adverse Effect, or
         (2) purchase, condemn, appropriate or recapture, or designate a purchaser of, the Facility;

                  (b) any Liens thereon for Impositions or Taxes and any Liens of mechanics, materialmen and laborers for work or services performed or materials furnished which (1) are not overdue, or (ii) are being contested in good faith in the manner described in Section 13 of the Lease;

                  (c) Liens of mechanics, materialmen and laborers for work or services performed or materials furnished (1) existing during the Construction Term and (2) in an aggregate amount not to exceed $50,000 at any time;

                  (d) rights reserved to or vested in any Governmental Authority to control or regulate the use of such Property or to use the Facility in any manner;

                  (e) in the case of the Site, encumbrances, easements, and other similar rights existing on the Closing Date the existence or exercise of which do not have a Material Adverse Effect; and

                  (f) any Liens created under the Transaction Documents and any financing statements filed in connection therewith; and

         (ii), with respect to any other Property, any of the following:

                  (a) Liens for taxes, fees, assessments and other governmental charges not delinquent or being contested in good faith and by proper proceedings, as to which adequate reserves are maintained on the books of the Company and the Guarantors in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics, materialmen's or similar liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue, or being contested in good faith and by proper proceedings and as to which adequate reserves with respect thereto are maintained on the books of the Company and the Guarantors in accordance with GAAP;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                  (d) security deposits made to secure the performance of leases, licenses and statutory obligations incurred in the ordinary course of business;

                  (e) Liens in favor of the Agent for the benefit of the Lenders;

                  (f) existing Liens, if any, listed on SCHEDULE A hereto; PROVIDED that no such Lien is spread to cover any additional property after the date hereof, and that the principal amount of the Indebtedness secured thereby is not increased, except to the extent permitted by Section 8.18(e) of the Credit Agreement; and

                  (g) Liens securing Indebtedness for the purchase price of property to the extent permitted by Section 8.18(g) of the Credit Agreement and Liens securing Indebtedness assumed in connection with Permitted Acquisitions to the extent permitted in Section 8.18(h) of the Credit Agreement, PROVIDED that (i) each such Lien is given solely to secure the purchase price of such property or such assumed Indebtedness, as the case may be, does not extend to any other property and (ii) in the case of any such purchase money Indebtedness (x) each such Lien is given at the time of acquisition of such property, and (y) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition.

                  "PERMITTED USE": with respect to the Facility, the occupation and use of the Site and the Improvements as a corporate office building in compliance with all applicable Governmental Requirements and Insurance Requirements.

                  "PERSON": an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or other Governmental Authority.

                  "PLAN": at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "PLEDGE AGREEMENT": collectively, the several Pledge Agreements executed by the Lessee and Vincam Human Resources, Inc., Vincam Human Resources of Michigan, Inc., Vincam/Staff Administrators, Inc. (d/b/a Staff Administrators, Inc.), Vincam/Amstaff, Inc., RDM, Inc., Amstaff PEO, Inc. and American Staffing, Inc. pursuant to the Revolving Credit Agreement, as each such Pledge Agreement is amended by the Amendment to Stock Pledge Agreements dated of even date with the Credit Agreement and delivered to the Agent, as assignee of the Lessor, granting to the Lessor a first priority security interest in the shares of capital stock of all of Subsidiaries, on a PARI PASSU basis with the security interest therein of the "Agent" under the Revolving Credit Agreement, for the benefit of the "Lenders" thereunder, and subject to the Pledged Stock Intercreditor Agreement, as amended, supplemented, or otherwise modified from time to time.

                  "PLEDGED STOCK INTERCREDITOR AGREEMENT": the Intercreditor Agreement between Fleet National Bank, as Agent under the Revolving Credit Agreement, the Lessor, and the Company and Vincam Human Resources, Inc., Vincam Human Resources of Michigan, Inc., Vincam/Staff Administrators, Inc. (d/b/a Staff Administrators, Inc.), Vincam/Amstaff, Inc., RDM, Inc., Amstaff PEO, Inc. and American Staffing, Inc. pertaining to the security interests in capital stock of the Subsidiaries pledged pursuant to the Pledge Agreement, as amended, supplemented, or otherwise modified from time to time.

                  "PRICING SCHEDULE" means Schedule 1.02(c) to the Credit Agreement.

                  "PRIME RATE": that rate of interest so denominated and set by Fleet Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Fleet Bank, and is set by Fleet Bank as a general reference rate of interest, taking into account such factors as Fleet Bank may deem appropriate, it being understood that many of Fleet Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Fleet Bank may make various commercial or other loans at rates of interest having no relationship to such rate.

                  "PRINCIPAL OFFICE": the principal office of the Agent and Fleet Bank presently located at 75 State Street, Boston, Massachusetts or any other office designated by Fleet Bank.

                  "PROFORMA FINANCIAL STATEMENTS": as defined in Section 7.1(d).

                  "PROCESS AGENT": as defined in Section 11.14(b) of the Credit Agreement.

                  "PROGRESS REPORT": a Progress Report reflecting a comparison of the actual renovation, construction and development of the Facility through the date of such Progress Report with the schedule for such renovation, construction and development set forth in the Facility Plan.

                  "PROPERTY": any kind of property or asset, whether real, personal or mixed, or tangible or intangible, and any interest therein.

                  "PURCHASE CLOSING DATE": as defined in Section 15(e) of the Lease.

                  "PURCHASE PRICE": at any time of determination, the sum of (i) the aggregate outstanding principal amount of the Loans, PLUS (ii) the aggregate outstanding principal amount of the Lessor Investment; PLUS (iii) all accrued and unpaid interest and fees on or in respect of the Loans through the Purchase Closing Date, PLUS (iv) all accrued and unpaid Yield (including, without limitation, all Accrued Construction Term Yield) and all accrued and unpaid fees in respect of the Lessor Investment Commitment, in each case through the Purchase Closing Date, PLUS (v) all other amounts owing by the Company or the Guarantors under the Transaction Documents (including in any event all unpaid Impositions accrued, arising or payable in connection with the Facility or otherwise pursuant to the Lease whether in connection with the purchase of the Facility pursuant to Section 14(d) of the Lease or pursuant to any provision of Section 15 of the Lease, or otherwise).

                  "QUARTERLY DATES": the last day of each March, June, September, and December in each year, the first of which shall be December 31, 1997, PROVIDED that if any such day is not a Business Day, then such Quarterly Date shall be the next Business Day.

                  "REDEEMABLE PREFERRED STOCK": of any Person means any preferred stock issued by such Person (i) required (by the terms of the governing instruments or at the option of the holder thereof) to be mandatorily redeemed for cash at any time prior to the Maturity Date (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof at any time prior to the Maturity Date.

                  "REGISTER": as defined in Section 11.06(d) of the Credit Agreement.

                  "REGULATION D": Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "REGULATION G": Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "RELATED CONTRACT": any agreement, contract, bill of sale, receipt or Vendor's warranty relating to or for the purchase, acquisition, design, engineering, testing, manufacture, renovation, assembly, construction or installation of the Facility or any portion thereof or the provision of enhancements and improvements to the Facility, or otherwise in connection with the acquisition, ownership, use, operation or sale or other disposition of the Facility, made, entered into or received by the Acquisition/Construction Agent on behalf of the Lessor pursuant to the Agency Agreement or by the Company and assigned to the Lessor pursuant to the Agency Agreement, with or from one or more Vendors or other Persons.

                  "RENT": Basic Rent, Supplemental Rent and the Final Rent Payment, collectively.

                  "RENT PAYMENT DATE": the last day of any Rental Period.

                  "RENTAL PERIOD": (i) with respect to each Loan and Loan Commitment, each Interest Period therefor that ends after the Completion Date, and (ii) with respect to the Lessor Investment and the Lessor Investment Commitment, each Yield Period therefor that ends after the Completion Date.

                  "REQUIRED PERCENTAGE COMPOSITION": (i) with respect to the Commitments, a requirement that not less than 3% of the aggregate amount of the Lessor Investment Commitment and the Loan Commitments be comprised of Lessor Investment Commitment; (ii) with respect to the Construction Term and the Lease Term, a requirement that not less than 3% of Facility Cost, and not less than 3% of the amount that is the sum of (a) the aggregate outstanding principal amount of the Loans and (b) the Lessor Investment, be provided by or comprised of the Lessor Investment; (iii) with respect to each Borrowing, a requirement that no more than 85% (rounded) of such Borrowing, and 85% of Facility Cost, shall be comprised of Tranche A Loans, and no more than 12% (rounded) of such Borrowing, and 12% of Facility Cost, shall be provided by or comprised of Tranche B Loans;
(iv) with respect to each Borrowing, a requirement that after giving effect thereto, 3% of the amount that is the sum of (a) the aggregate outstanding principal amount of the Loans and (b) the Lessor Investment be comprised of the Lessor Investment; (v) with respect to each Borrowing, a requirement that after giving effect thereto the aggregate outstanding amount of Loans shall not exceed the Aggregate Loan Commitments, and after giving effect to the Lessor Investment Payments, the Lessor Investment shall not exceed the Lessor Investment Commitment; and (vi) with respect to the Completion Date, a requirement that on such date, after giving effect to all Lessor Investment Payments and Loans to be made and outstanding at the close of business on such date, 3% of the amount that is the sum of (a) the aggregate outstanding principal amount of the Loans and (b) the Lessor Investment be comprised of the Lessor Investment and 97% of such sum be comprised of Loans.

                  "RESPONSIBLE OFFICER" shall mean the Chairman, the President, or the Chief Financial Officer, Senior Vice President- Finance and Administration of the Company.

                  "RESTRICTED INVESTMENT": means any investment in cash or by delivery of property to any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, or in any property except that investments consisting of the following shall not constitute "Restricted Investments": (i) property used or to be used in the ordinary course of business; (ii) current assets arising from the sale of goods or the provision of services in the ordinary course of business; (iii) loans or advances to employees for salary, commissions, travel or the like, made in the ordinary course of business; (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within one year from the date of acquisition thereof; (v) investments in time deposits, demand deposits and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $500,000,000; and (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof.

                  "RESTRICTED PAYMENT" shall mean, with respect to the Company or any Subsidiary thereof, (a) any dividend or other distribution on any shares of capital stock of the Company or such Subsidiary (except dividends payable solely to the Company or any Subsidiary and dividends payable solely in stock by the Company or such Subsidiary), and (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the capital stock of the Company or a Subsidiary thereof or (ii) any option, warrant, convertible security or other right to acquire shares of the capital stock of the Company or a Subsidiary thereof, other than, in either case, payments made solely to the Company or such Subsidiary.

                  "RESTORATION ACCOUNT": the interest bearing account maintained with the Agent by the Lessor pursuant to Section 14(d) of the Lease and styled the "Restoration Account."

                  "REVOLVING CREDIT AGREEMENT": the Credit Agreement dated as of April 24, 1997 among the Company and its Subsidiaries, as Borrowers, Fleet National Bank, as Agent, and various financial institutions parties thereto from time to time, as Lenders, as amended or supplemented from time to time.

                  "SCHEDULED LEASE TERMINATION DATE": the date that is 4 years after the Completion Date, or such later date to which it may be extended subject and pursuant to the provisions of Section 2(b) of the Lease.

                  "SECURITY INSTRUMENTS": collectively, the Lessor Mortgage and any and all agreements or instruments, including, without limitation, financing statements, now or hereafter executed and delivered by the Company as security for the payment or performance of the Notes and the Lessor Investment or the Credit Agreement, as such agreements or instruments may be amended, supplemented or otherwise modified from time to time.

                  "SELLER DEBT": as defined in Section 8.18 of the Credit Agreement.

                  "SITE": certain real property located in Dade County, Florida, described in greater detail on EXHIBIT A to the Credit Agreement and the Lease.

                  "STOCKHOLDERS' EQUITY": at any time, the stockholders' equity of the Company and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP; BUT EXCLUDING any Redeemable Preferred Stock of the Company or any of its Consolidated Subsidiaries. Stockholders' Equity generally would include, but not be limited to: (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (a) purchases of treasury stock, (b) valuation allowances, (c) receivables due from an employee stock ownership plan, (d) employee stock ownership plan debt guarantees and (e) translation adjustments for foreign currency transactions.

                  "SUBLEASE RENT": as defined in Section 3(a) of the Lease.

                  "SUBLESSEE":  as defined in Section 21(c) of the Lease.

                  "SUBORDINATED DEBT": Indebtedness of the Company and the Guarantors that is subordinated to the obligations of the Company and the Guarantors owing to the Lenders and the Lessor under the Lease, the Guaranty and the other Transaction Documents either (a) pursuant to a subordination agreement in form and substance reasonably satisfactory to the Majority Lenders between the Lenders (or the Agent) and the holder(s) of such Indebtedness, or (b) pursuant to the terms thereof, where the Majority Lenders have confirmed in writing that such terms are reasonably satisfactory to them.

                  "SUBSIDIARY": any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "SUPPLEMENTAL RENT": as defined in Section 3(d) of the Lease.

                  "SUPPORT EXPENSES": as defined in Section 3.2(l) of the Agency Agreement.

                  "SURVEY": (i) a current ALTA-ACSM boundary survey of the Site and existing improvements, if any, from a registered surveyor, prior to the Closing Date, in form and substance satisfactory to the Agent, the Lessor and the Lenders, in their sole discretion, and containing such certifications as the Agent may request and (ii) an as-built survey by the original surveyor on, and as of the Completion Date.

                  "TANGIBLE NET WORTH" shall mean, at any date as of which the amount thereof is to be determined, an amount equal to Net Worth, MINUS (i) the sum of any amounts attributable to the book value, net of applicable reserves, of all intangible assets of the Company and its Subsidiaries, including, without limitation, goodwill, trademarks, copyrights, patents and any similar rights, and unamortized debt discount and expense, and (ii) intercompany accounts with Subsidiaries and Affiliates (including receivables due from Subsidiaries and Affiliates).

                  "TAXES": as defined in Section 4.06(a) of the Credit
Agreement.

                  "TERMINATION EVENT": as defined in Section 15(a) of the Lease.

                  "TERMINATION VALUE": at any time of determination, an amount equal to the sum of (i) the Final Rent Payment, PLUS (ii) the aggregate outstanding principal amount of the Tranche B Loans, PLUS (iii) the aggregate outstanding principal amount of the Lessor Investment, PLUS, (iv) without duplication of amounts included in the Final Rent Payment, all unpaid Impositions payable in connection with the purchase of the Facility pursuant to
Section 14(d) of the Lease or pursuant to any provision of Section 15 of the Lease.

                  "THIRD PARTY": any Person other than (i) the Lessor, (ii) the Company, (iii) the Guarantors, or (iv) any Affiliate of any of the foregoing.

                  "TITLE POLICY: a title insurance policy insuring the Lessor's title to the Facility (i) as fee owner, subject to an exception for recharacterization of the Lease as a mortgage, and (ii) as mortgagee, if the Lease were so characterized and, insuring the Agent's interest as mortgagee of the Facility under the Lessor Mortgage for the benefit of the Lenders.

                  "TOTAL FUNDED DEBT" shall mean the following (without duplication) with respect to the Company and its Subsidiaries: (i) all indebtedness for borrowed money (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);
(ii) all obligations evidenced by bonds, indentures, notes and similar instruments; (iii) all obligations with respect to letters of credit and other similar instruments not fully secured by cash other than those letters of credit issued as security for indebtedness described in subsection (i) but only to the extent of the maximum amount available to be drawn under such letters of credit;
(iv) all Capital Lease Obligations; (v) all liabilities secured by any Lien on any property owned by the Company, regardless of whether such liabilities are nonrecourse; and (vi) all Guaranties (without duplication).

                  "TRANCHE A LOAN COMMITMENT": as to any Lender, the commitment of such Lender to make loans pursuant to Section

2.01(a) of the Credit Agreement in an amount equal to such Lender's Loan Percentage Share of the Tranche A Loans, as set forth on EXHIBIT E to the Credit Agreement.

                  "TRANCHE A LOANS": collectively, all Loans made by the Lenders to the Lessor pursuant to the Tranche A Loan Commitments in an aggregate principal amount not to exceed the Aggregate Trance A Loan Commitments.

                  "TRANCHE A NOTE" and "TRANCHE A NOTES": as defined in Section 2.05(a) of the Credit Agreement.

                  "TRANCHE A LENDER": any Person who from time to time becomes or has agreed to become a holder of a Tranche A Note and is a signatory of the Credit Agreement as a Tranche A Lender or becomes a party thereto as provided in
Section 11.06 thereof, and their respective successors and assigns; collectively, the "TRANCHE A LENDERS."

                  "TRANCHE B LOAN COMMITMENT": as to any Lender, the commitment of such Lender to make loans pursuant to Section 2.01(a) of the Credit Agreement in an amount equal to such Lender's Loan Percentage Share of the Tranche B Loans, as set forth on EXHIBIT E to the Credit Agreement.

                  "TRANCHE B LOANS": collectively, all Loans made by the Lenders to the Lessor pursuant to the Tranche B Loan Commitments in an aggregate principal amount not to exceed the Aggregate Tranche B Loan Commitments.

                  "TRANCHE B NOTE" and "TRANCHE B NOTES": as defined in Section 2.05(b) of the Credit Agreement, as the same may be amended, supplemented, renewed, extended for any period, increased, rearranged or otherwise modified from time to time.

                  "TRANCHE B LENDER": any Person who from time to time becomes or has agreed to become a holder of a Tranche B Note and is a signatory of the Credit Agreement as a Tranche B Lender or becomes a party thereto as provided in
Section 11.06 thereof, and their respective successors and assigns; collectively, the "TRANCHE B LENDERS". successors.

                  "TRANSACTION DOCUMENTS": collectively, the Credit Agreement, the Lease, the Agency Agreement, the Operative Guaranties, the Contribution Agreement, the Notes, the Lessor Mortgage, the Pledge Agreement, the Pledged Stock Intercreditor Agreement and the other Security Instruments and any and all other agreements or instruments now or hereafter executed and delivered, or required to be executed and delivered, by the Lessor, the Company or the Guarantors in connection with the Notes, the Lease or the Credit Agreement, as such agreements or instruments may be amended, supplemented, renewed, extended, increased or otherwise modified from time to time.

                  "UCC": the Uniform Commercial Code as in effect in the State of Florida and any other jurisdiction whose laws may be mandatorily applicable.

                  "UNGUARANTEED AMOUNT": as of any date of determination, the aggregate amount of principal then owing by the Lessor to the Lenders on account of the Tranche B Loans and to the Lessor on account of the Lessor Investment.

                  "VENDOR": any designer, supplier, manufacturer or installer of, or provider of Property or services with respect to, the Facility or any Property included therein or any part thereof.

                  "WHOLLY OWNED SUBSIDIARY": any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

                  "YIELD": all yield accruing from time to time with respect to the Lessor Investment of the Lessor, Yield to include without limitation all Accrued Construction Term Yield.

                  "YIELD PERIOD": with respect to each Lessor Investment Payment or the Lessor Investment, as applicable, the period beginning on the date of such Lessor Investment Payment and ending on the numerically corresponding date (or, if applicable, last calendar date) three months thereafter and, thereafter, each subsequent period commencing on the last day of the immediately preceding Yield Period and ending on the numerically corresponding date (or, if applicable, last calendar date) three months thereafter, PROVIDED, HOWEVER, that:

                           (i) The duration of any Yield Period that commences before the Scheduled Lease Termination Date and would otherwise end after the Scheduled Lease Termination Date shall end on the Scheduled Lease Termination Date;

                           (ii) the duration of the initial Yield Period with respect to each Lessor Investment Payment shall end on the first Quarterly Date occurring after the date of such Lessor Investment Payment; and

                           (iii) if the last day of such Yield Period would otherwise occur on a day that is not a Business Day, such last day shall be extended to the next succeeding Business Day, EXCEPT if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

                                SCHEDULE 1.02(A)

                Facility Plan and List of Facility Plan Documents

                        [TO BE FURNISHED BY THE COMPANY]

                                SCHEDULE 1.02(B)

                          REQUIREMENTS FOR "COMPLETION"

         The term "Completion," as used in the Transaction Documents shall mean satisfaction of all of the following conditions and requirements:

         1. The Company, as Acquisition/Construction Agent, has satisfied all of its design and construction obligations under Section 1.3 of the Agency Agreement which are required to be completed by the Completion Date.

         2. The Company, as Acquisition/Construction Agent, and the architect responsible for the Facility Plan shall have executed and delivered to the Lessor and the Agent the Completion Certificate.

         3. A letter of shell completion for the Facility and final, unconditional certificates of occupancy covering each floor of the Facility shall have been issued by Dade County, Florida.

         4. The Lessor and the Agent shall have received endorsements to the Title Policy which (a) advance the effective date thereof through the Completion Date without exception for mechanics' or materialmen's liens or any other encumbrances other than the Permitted Liens, and (b) evidence payment of all real property Impositions which are due and payable as of the advanced effective date.

         5. The general contractor shall have executed and delivered for the benefit of the Lessor a final contractor's affidavit in accordance with the requirements of applicable Florida law.

         6. The Agent and the Lessor shall have received the Survey, delineating all of the improvements thereon on the Site and dated within thirty (30) days of the proposed Completion Date.

         7. The Company shall have delivered all Applicable Permits and reasonable evidence satisfactory to the Lessor and the Agent that the Facility is in compliance with all zoning ordinances, agreements, architectural restrictions and environmental regulations applicable to the Facility and reasonable evidence that streets, utilities and municipal services required for the use and occupancy of the Facility for the Permitted Use are in place, available and sufficient.

         8. The Company shall have provided the Lessor and the Agent reasonable evidence that all personal property taxes affecting the Facility or any portion thereof which have become due and payable have been paid in full.

         9. No part of the Facility shall have been subject to any Casualty Occurrence and then remain unrepaired or unrestored as of the proposed Completion Date and no actual or threatened proceeding for the taking of all or less than all of the Facility pursuant to the exercise of the power of eminent domain shall be pending as of the proposed Completion Date.

         10. There shall not have occurred and then be continuing any Event of Default under any of the Transaction Documents or any event which, with the giving of notice or the passage of time or both, would constitute an Event of Default under any of the Transaction Documents.

         11. The Company and the Guarantors, as applicable, shall have renewed in writing any representations and warranties provided in the Transaction Documents that may reasonably be required by Agent which are applicable to periods following the Completion Date.

         12.  No Material Adverse Effect has occurred.

         13. To the extent not already provided, the Company shall have provided the Lessor and the Agent satisfactory deeds, bills of sale, assignments of purchase orders, Vendor's warranties, and other documentation incident to the acquisition of the Facility by the Lessor.

         14. All filings or recordings considered necessary or desirable by the Lessor, the Agent and the Lenders completed and all taxes and fees in connection therewith paid by the Company.

         15. The Lessor and the Agent shall have received favorable opinion of counsel to the Lessee covering such matters incident to the transactions as the Lessor may require as to documents or legal issues not covered on the Lease Commencement Date, if any).

         16. The Lessor and the Agent shall have received evidence of compliance with Insurance Requirements.

         17. The Lessor and the Agent shall have received such certified resolutions and incumbency certificates, and such other certificates and documents as the Lessor, the Agent or the Lenders may reasonably request.

         18. All Transaction Documents to be entered into at the Completion Date are in form and substance satisfactory to the Lessor, the Agent and the Lenders.

                                SCHEDULE 1.02(C)

                                Pricing Schedule

A. The "APPLICABLE TRANCHE A LOAN MARGIN", "APPLICABLE TRANCHE B LOAN MARGIN" and "APPLICABLE LESSOR'S INVESTMENT MARGIN" with respect to amounts owing in respect of the Loans and the Lessor's Investment, respectively, not then due and payable are as determined for amounts accruing at the Base Rate or the Adjusted LIBO Rate, respectively, by reference to the table below and the ratio of Total Funded Debt to Adjusted EBITDA set forth in the most recent Compliance Certificate furnished to the Agent pursuant to Section 8.01(c) of the Credit Agreement, for the four consecutive fiscal quarters ending on the Applicable Financial Statements Date referred to therein, and adjusted as of the date of receipt by the Agent of such Compliance Certificate:

---------------------------------------------------------------------------------------------------------------
Ratio of Total           less than 2.5:1.0       less than 2.0:1.0      less than 1.5:1.0
Funded Debt to                  but                     but                    but            less than 1.0:1.0
Adjusted               greater than 2.0:1.0     greater than 1.5:1.0   greater than 1.0:1.0
EBITDA
---------------------------------------------------------------------------------------------------------------
Base Rate
Applicable
Tranche A Loan               0.25%                   0.0%                   0.0%                     0.0%
Margin and
Applicable
Tranche B Loan
Margin
---------------------------------------------------------------------------------------------------------------
Base Rate
Applicable
Lessor's                     0.25%                   0.0%                   0.0%                     0.0%
Investment
Margin
---------------------------------------------------------------------------------------------------------------
Adjusted LIBO
Rate
Applicable
Tranche A Loan              1.75%                   1.50%                   1.25%                    1.0%
Margin
 and
Applicable
Tranche B Loan
Margin
---------------------------------------------------------------------------------------------------------------
Adjusted LIBO
Rate
Applicable                   2.0%                    2.0%                    2.0%                    2.0%
Lessor's
Investment
Margin
---------------------------------------------------------------------------------------------------------------


B. The Applicable Tranche A Loan Margin with respect to any principal amount of, or accrued unpaid interest on, the Tranche A Loans not paid when due (whether as part of Final Rent Payment, Termination Value, Purchase Price, Completion Costs Payment or otherwise) is the sum of
         (i) the Applicable Tranche A Loan Margin determined pursuant to A. above, plus (ii) 2% (the "Default Tranche A Loan Margin").

C. The Applicable Tranche B Loan Margin with respect to any principal amount of, or accrued unpaid interest on, the Tranche B Loans not paid when due (whether as part of any Final Rent Payment, Termination Value, Purchase Price, Completion Costs Payment or otherwise) is the sum of
         (i) the Applicable Tranche B Loan Margin determined pursuant to A. above, plus (ii) 3% (the "Default Tranche B Loan Margin").

D. The Applicable Lessor's Investment Margin with respect to any unrecovered amount of, or accrued unpaid Yield on or in respect of, the Lessor's Investment not paid when due (whether as part of any Termination Value, Purchase Price, Completion Costs Payment or otherwise) is the sum of (i) the Applicable Lessor's Investment Margin determined pursuant to A. above, plus (ii) 5% (the "Default Investment Margin").